As filed with the Securities and Exchange Commission on August 21, 2012

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ICEWEB, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of
incorporation or organization)

3572

(Primary Standard Industrial Classification Code Number)

13-2640971
(I.R.S. Employer Identification No.)

22900 Shaw Road, Suite 111

Sterling, VA  20166

(571) 287-2388

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark B. Lucky, CFO

IceWEB, Inc.

22900 Shaw Road, Suite 111

Sterling, VA  20166

(571) 287-2388

(Name, address, including zip code, and telephone number,

including area code, of agent for service,)

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
	Amount to be	Offering Price Per	Aggregate Offering	Registration
Title of Each Class of Securities to be Registered	Registered	Shares	Price	Fee (3)
Common stock, $0.001 par value per share, (1)	13,455,958	$0.0575	$773,718	$89

Common stock, par value $0.001 per share, issuable upon exercise of warrants issued to investors (2)	25,802,312	$0.15	$3,870,347	$444

Total	39,258,270		$4,644,065	$553

1       Represents shares of common stock which are presently outstanding.

2       Represents shares of common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $0.15 per share.

3       Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 based on the average of the high and low sale price of the common stock as reported on the OTC Bulletin Board on August 17, 2012.

To the extent permitted by Rule 416, this registration statement also covers such additional number of shares of common stock as may be issuable as a result of the anti-dilution provisions of the warrants in the event of stock splits, stock dividends or similar transactions.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED AUGUST 21, 2012

39,258,270 Shares

IceWEB, Inc.

Common Stock

This prospectus relates to the sale by the selling security holders identified in this prospectus of up to 39,258,270 shares of our common stock, which includes 13,455,958 shares which are presently outstanding and 25,802,312 shares issuable upon the exercise of warrants with an exercise price of $0.15 per share.  All of these shares of our common stock are being offered for resale by the selling security holders.

The prices at which the selling security holders may sell shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any proceeds from the sale of these shares by the selling security holders. However, we will receive proceeds from the exercise of the warrants if they are exercised for cash by the selling security holders.

We will bear all costs relating to the registration of these shares of our common stock, other than any selling security holders’ legal or accounting costs or commissions.

Our common stock is quoted on the regulated quotation service of the OTC Bulletin Board under the symbol “IWEB”. The last reported sale price of our common stock as reported by the OTC Bulletin Board on August 17, 2012, was $0.07 per share.

For a description of the plan of distribution of these shares, please see page 15 of this prospectus.

Investing in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 3 of this prospectus before making a decision to purchase our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [    ], 2012

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus, any supplement and the documents we have incorporated by reference.  We have not authorized anyone to provide information that is different from that contained in this prospectus.  The information contained in this prospectus, any supplement and any document incorporated by reference is accurate only as of the date of such document, regardless of the time of delivery of this prospectus or of any sale of our common stock.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider in making your investment decision. You should read the following summary together with the entire prospectus, including the more detailed information regarding us, the common stock being sold in this offering and our financial statements and the related notes appearing elsewhere in this prospectus. You should carefully consider, among other things, the matters discussed in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus before deciding to invest in our common stock. Some of the statements in this prospectus constitute forward-looking statements. See “Special Note Regarding Forward-Looking Statements.”

Except where the context otherwise requires or where otherwise indicated, the terms “IceWEB,” “we,” “us,” “our,” “our company” and “our business” refer IceWEB, Inc. and its consolidated subsidiaries as a combined entity. Certain differences in the numbers in the tables and text throughout this prospectus may exist due to rounding.

The fiscal year ends on September 30. References to fiscal 2011, for example, refer to the fiscal year ending September 30, 2011.

The information which appears on our web site at www.iceweb.com is not part of this prospectus.

About Us

Headquartered just outside of Washington, D.C., we manufacture and market unified data storage, purpose built appliances, network and cloud attached storage solutions and deliver on-line cloud computing application services. Our customer base includes U.S. government agencies, enterprise companies, and small to medium sized businesses (SMB).

Our principal executive offices are located at 22900 Shaw Road, Suite 111, Sterling, VA 20166 and our telephone number at that office is (571) 287-2400. Our fiscal year end is September 30.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), financing, revenues, operations, and compliance with applicable laws. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially from such forward-looking statements include the risks described in greater detail in the following paragraphs. All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward- looking statement. Market data used throughout this prospectus is based on published third party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information. Although we believe that such sources are reliable, we do not guarantee the accuracy or completeness of this information, and we have not independently verified such information.

2

SELECTED CONSOLIDATED FINANCIAL DATA

The following summary of our financial information for the three and nine months ended June 30, 2012 (unaudited) and 2011 (unaudited) and the fiscal years ended September 30, 2011 and 2010, which have been derived from, and should be read in conjunction with, our consolidated financial statements included elsewhere in this prospectus.

SELECTED INCOME STATEMENT DATA:

	Three months ended June 30,		Nine months ended June 30,
	2012	2011	2012	2011
Net Revenues	$654,996	$719,727	$2,546,852	$2,514,164
Total operating expenses	1,070,532	932,559	2,830,954	3,482,289
Loss from operation	(859,551)	(593,616)	(1,953,806)	(2,285,424)
Total other expense	(3,140,324)	(104,653)	(4,569,124)	(302,908)
Net loss	$(3,999,875)	$(698,269)	$(6,522,930)	$(2,588,332)

SELECTED BALANCE SHEET DATA:

	June 30,	September 30,
	2012	2011
Working Capital	(5,462,640)	(1,713,333)
Cash	774,012	4,120
Total current assets	2,437,404	2,450,806
Total assets	3,078,092	2,832,158

Total current liabilities	7,900,044	4,164,139
Total liabilities	7,900,044	4,164,139

THE OFFERING

This prospectus covers the resale of a total of 39,258,270 shares of our common stock by the selling security holders which includes 13,455,958 shares that are presently outstanding and 25,802,312 shares that are issuable upon the exercise of warrants with an exercise price of $0.15 per share.  Selling security holders may resell their shares from time-to-time, including through broker-dealers, at prevailing market prices. We will not receive any proceeds from the resale of our shares by the selling security holders. To the extent the warrants are exercised on a cash basis, we will receive the exercise price of the warrants.  We will pay all of the fees and expenses associated with registration of the shares covered by this prospectus.

3

Securities Being Offered:	39,258,270	shares of common stock, par value $0.001

Number of Shares Outstanding

Before the Offering:	187,071,442	shares as of June 30, 2012, excluding the conversion of 108,923,626 outstanding warrants, 626,667 shares of Series B convertible preferred stock held by the estate of former IceWEB CEO and Chairman John R. Signorello, which are convertible into 626,667 shares of Common Stock, $818,332 of convertible notes outstanding as of June 30, 2012 which at the current market price is convertible into 11,058,534 common shares, and options exercisable into 2,269,417 shares of common stock.

Number of Shares Outstanding After
the Offering, Assuming the Exercise of All of the Warrants:	295,995,068	shares as of June 30, 2012, 626,667 shares of Series B convertible preferred stock held by the estate of former IceWEB CEO and Chairman John R. Signorello, which are convertible into 626,667 shares of common stock, $818,332 of convertible notes outstanding as of June 30, 2012 which at the current market price is convertible into 11,058,534 common shares, and options exercisable into 2,269,417 shares of common stock.

OTC Bulletin Board symbol	IWEB

TERMS OF THE OFFERING WITH THE SELLING SECURITY HOLDERS

This prospectus covers the resale of shares of our common stock underlying warrants issued by us in a private placement in September 2011 as well as shares of our common stock underlying units issued by us in a private placement in June 2012 and July 2012. Information on these offerings is set forth below. Selling security holders may resell their shares from time-to-time, including through broker-dealers, at prevailing market prices. We will not receive any proceeds from the resale of our shares by the selling security holders. To the extent the warrants are exercised on a cash basis, we will receive the exercise price of the warrants. We will pay all of the fees and expenses associated with registration of the shares covered by this prospectus.

2011 private offering

In September 2011 we sold 9,762,667 units of our securities to accredited investors in a private placement exempt from registration under the Securities Act of 1933 in reliance on exemptions provided by Section 4(2) of that act and Regulation D. Each unit consisted of one share of our common stock and a warrant to purchase one share of common stock at an exercise price of $0.15 per share. The terms of the warrants are described later in this prospectus under Description of Securities. We received gross proceeds of $1,171,520.

Anderson and Strudwick, Inc., a broker-dealer and member of FINRA, acted as the non-exclusive placement agent for us in the offering.  Under the terms of a placement agent agreement with the firm, we paid Anderson and Strudwick, Inc. a cash commission of $128,867 and issued the firm five-year common stock purchase warrants to purchase an aggregate of 976,267 shares of our common stock at an exercise price of $0.15 per share.  In addition, we paid Anderson and Strudwick, Inc. legal expenses totaling $5,000 incurred in the preparation of the various transactional documents.  We are using the net proceeds of this offering for general working capital.

Under the terms of the securities purchase agreement we also indemnified the purchasers and each of their officers, directors, shareholders, partners, employees, agents and control persons from any losses or damages as a result of a breach of the agreement by us or any action instituted against a purchaser by any of our security holders who are not an affiliate of the purchasers with respect to this offering, other than in the instance of gross negligence or fraud by the purchaser.

This prospectus covers the resale of 9,762,667 shares underlying the warrants and 976,267 shares underlying the issued in this offering.

4

2012 private offering

In June 2012 and July 2012 we sold 13,455,958 units of our securities to accredited investors in a private placement exempt from registration under the Securities Act of 1933 in reliance on exemptions provided by Section 4(2) of that act and Regulation D. Each unit consisted of one share of our common stock and a warrant to purchase one share of our common stock with an exercise price of $0.15/share. The terms of the warrants are described later in this prospectus under Description of Securities. We received gross proceeds of $1,614,715.

Meyers Associates, L.P., a broker-dealer and member of FINRA, acted as the non-exclusive placement agent for us in the offering.  Under the terms of a placement agent agreement with the firm, we paid Meyers Associates, L.P. a cash commission of $161,472 and issued the firm five-year common stock purchase warrants to purchase an aggregate of 1,345,596 shares of our common stock at an exercise price of $0.15 per share.  In addition, we paid Meyers Associates, L.P. legal expenses totaling $13,325 incurred in the preparation of the various transactional documents.  We are using the net proceeds of this offering for general working capital.

Under the terms of the Securities Purchase Agreement we also indemnified the purchasers and each of their officers, directors, shareholders, partners, employees, agents and control persons from any losses or damages as a result of a breach of the agreement by us or any action instituted against a purchaser by any of our shareholders who are not an affiliate of the purchasers with respect to this offering, other than in the instance of gross negligence or fraud by the purchaser.

We entered to a Registration Rights Agreement with the investors in this offering that requires we file a registration statement with the SEC within 45 calendar days from the closing date of the offering to register for resale of 133% of the maximum number of shares of our common stock sold in the offering, including underlying the warrants and the placement agent warrants. This prospectus is part of that registration statement. The initial registration statement must be declared effective by the SEC within 90 calendar days from the closing date, or 120 calendar days if the registration statement is reviewed by the SEC. We will be required to pay liquidated damages to the investors if:

•	the initial registration statement is not timely filed with the SEC, or
•	it is not declared effective by the SEC the effectiveness deadline, or
•	other than during an allowable grace period, on any day after the effective date of a registration statement sales of all of the registrable securities required to be included on such registration statement cannot be made pursuant to such registration statement, or
•	if a registration statement is not effective for any reason or the prospectus contained therein is not available for use for any reason, or we are not in compliance with the current public information requirement of Rule 144(c) of the Securities Act of 1933, as a result of which any of the investors are unable to sell registrable securities without restriction under Rule 144.

Upon the occurrence of any of these events we are obligated to pay each investor an amount in cash equal to 1% of such investor’s purchase price in the offering on each of these dates and on every 30 day anniversary of each the date until these filing failures are cured. In the event we fail to make the payments in a timely manner in accordance with the foregoing, the payments shall bear interest at the rate of 1.5% per month, prorated for partial months, until paid in full.

We agreed to keep the registration statement effective until all registrable securities have been disposed of. We also agreed to pay all costs associated with the preparation and filing of this registration statement. The Registration Rights Agreement contains customary indemnification provisions for all parties.

This prospectus covers the resale of 13,455,958 shares underlying the warrants and 1,345,596 shares underlying the issued in this offering.

RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A SIGNIFICANT DEGREE OF RISK. YOU SHOULD NOT INVEST IN OUR COMMON STOCK UNLESS YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS AND OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING TO INVEST IN OUR COMMON STOCK.

5

RISKS RELATED TO OUR COMPANY

WE HAVE AN ACCUMULATED DEFICIT AND MAY HAVE CONTINUING LOSSES THAT WOULD RESULT IN SIGNIFICANT LIQUIDITY AND CASH FLOW PROBLEMS ABSENT MATERIAL INCREASES IN REVENUES.

We had an accumulated deficit of approximately $40.9 million at June 30, 2012. For the years ended September 30, 2011 and 2010, we had a net loss of approximately $4.71 million and approximately $6.96 million, respectively. For the fiscal nine months ended June 30, 2012, we had a net loss attributable to common security holders of approximately $6.5 million. In fiscal year 2011, cash used in operations was approximately $2.29 million. The report of our independent registered public accounting firm on our consolidated financial statements for the fiscal year ended September 30, 2011 contains a qualification expressing substantial doubt as to our ability to continue as a going concern as a result of net losses and cash used in operations. We cannot assure prospective investors that sales will increase in future periods, nor can we assure prospective investors that they will not further decrease. We expect to potentially make significant expenditures related to the development of the business, potentially including hiring additional personnel relating to sales and marketing, customer service and support and technology development. As a result of these increased expenditures, we will be required to generate and sustain increased revenue to achieve profitability. As long as cash flow from operations remains insufficient to fund operations, we will continue depleting cash and other financial resources. Our failure to achieve profitable operations in future periods will adversely affect its ability to continue as a going concern. In this event, prospective investors could lose all of their investment in our company.

WE MAY NEED ADDITIONAL FINANCING WHICH IT MAY NOT BE ABLE TO OBTAIN ON ACCEPTABLE TERMS, IF AT ALL. IF WE CANNOT RAISE ADDITIONAL CAPITAL AS NEEDED, OUR ABILITY TO EXECUTE OUR GROWTH STRATEGY AND TO FUND OUR ONGOING OPERATIONS MAY BE IN JEOPARDY.

Historically, our operations have been financed primarily through the issuance of equity and short-term loans. Capital is typically needed not only to fund ongoing operations and to pay existing obligations, but capital is also necessary if we wish to acquire additional assets or companies and for the effective integration, operation and expansion of these businesses. Future capital requirements, however, depend on a number of factors, including the ability to internally grow revenues, manage the business and control expenses. At September 30, 2011, we had a working capital deficit of $1,713,336 as compared to a working capital deficit of $1,250,033 at September 30, 2010. As of June 30, 2012, we had a working capital deficit of $5,462,640. We may need to raise additional capital to fund ongoing operations, pay existing obligations and fund future growth. There are no assurances that additional working capital will be available in the future upon terms acceptable to us. If we do not raise funds as needed, our ability to provide for current working capital needs, make additional acquisitions, grow the company, and continue our existing business and operations may be in jeopardy. In this event, prospective investors could lose all of their investment in our company.

6

THE LOSS OF KEY SENIOR MANAGEMENT PERSONNEL, INCLUDING THE RECENT DEATH OF OUR CHAIRMAN AND CHIEF EXECUTIVE OFFICER, COULD NEGATIVELY AFFECT OUR BUSINESS.

In May 2012, our Chairman and Chief Executive Officer, John R. Signorello, passed away. Hal Compton, Sr., a member of the board of directors, is now serving as interim Chief Executive Officer, and Mark Lucky, our Chief Financial Officer, is now serving as interim Chief Operating Officer. Without Mr. Signorello’s participation in our company’s business and operations, we could experience negative impacts to our business, future operating profits and results of operations. In addition, we depend upon our senior management and other key personnel, including Messrs. Compton and Lucky. The loss of these individuals or any of our other current or future executive officers or key employees could harm our business, future operating prospects and results of operations. Additionally, we do not currently maintain “key person” life insurance policies on the lives of any of our executive officers. This lack of insurance means that we may not receive adequate compensation for the loss of the services of these individuals.

WE RELY ON VALUE-ADDED RESELLERS AND OTHER DISTRIBUTION PARTNERS TO SELL SUBSTANTIALLY ALL OF OUR PRODUCTS. FAILURE TO DEVELOP AND MANAGE, OR DISRUPTIONS TO, OUR DISTRIBUTION CHANNELS WOULD ADVERSELY AFFECT ITS BUSINESS.

Our ability to maintain or increase revenue will depend in part on our ability to maintain arrangements with existing resellers and other distribution partners, which we refer to as “channel partners,” and to establish and expand arrangements with new channel partners. If we fail to do so, future revenue could be harmed. Additionally, by relying on channel partners, we have less contact with the ultimate users of our products, which may make it difficult for us to establish and increase brand awareness, ensure proper delivery and installation of our products, service ongoing customer requirements and respond to evolving customer needs.

Recruiting and retaining qualified channel partners and training them in our technology and product offerings requires significant time and resources. In order to develop and expand distribution channels, we must continue to scale and improve the processes and procedures that support these channels, including investment in systems and training. Those processes and procedures may become increasingly complex and difficult to manage as we expand our organization.

We have no minimum purchase commitments from any channel partners, and contracts with these channel partners do not prohibit them from offering products or services that compete with ours. Competitors may provide incentives to existing and potential channel partners to favor their products. Channel partners may choose not to offer our products exclusively or at all. Establishing relationships with channel partners who have a history of selling competitors’ products may also prove to be difficult. Failure to establish and maintain successful relationships with channel partners would seriously harm our business and operating results.

WE RECEIVE A SUBSTANTIAL PORTION OF REVENUE FROM A LIMITED NUMBER OF CHANNEL PARTNERS, AND THE LOSS OF, OR A SIGNIFICANT REDUCTION IN, ORDERS FROM ONE OR MORE OF ITS MAJOR CHANNEL PARTNERS WOULD HARM ITS BUSINESS.

Our future success is highly dependent upon establishing and successfully maintaining relationships with a large number of channel partners. We market and sell our IceWEB Unified Data Storage products through an all-channel assisted sales model and we derive substantially all of our revenue from these channel partners. We receive a substantial portion of revenue from a limited number of channel partners. We anticipate that we will continue to receive a significant portion of revenue from a limited number of channel partners for the foreseeable future and, in some cases, a portion of revenue attributable to individual channel partners may increase in the future. The loss of one or more key channel partners or a reduction in sales through any major channel partner could harm our business.

7

IF WE ARE UNABLE TO CONTINUE TO DEVELOP AND INTRODUCE NEW PRODUCTS AND RESPOND TO TECHNOLOGICAL CHANGES, REVENUE COULD BE REDUCED.

Future growth depends on the successful development and introduction of new systems and software products. Due to the complexity of network storage systems, these products are subject to significant technical risks that may impact our ability to introduce these products successfully. Our new products also may not achieve market acceptance. In addition, new products must respond to technological changes and evolving industry standards. If we are unable for technological or other reasons to develop and introduce new products in a timely manner in response to changing market conditions or customer requirements, or if these products do not achieve market acceptance, revenue could be reduced.

IMPROVEMENTS IN ALTERNATIVE MEANS TO ACCELERATE STORAGE PERFORMANCE OR REDUCE STORAGE COSTS COULD HARM OUR BUSINESS AS THE DEMAND FOR ITS SYSTEMS MAY BE REDUCED.

Our products are designed to improve the performance of many applications, including applications that are based on Microsoft Corporation’s protocols. Accordingly, changes to Microsoft application protocols such as to accelerate storage performance or reduce storage costs may reduce the need for our products, adversely affecting our business, operating results and financial condition. Changes in other application protocols or in the Transmission Control Protocol, the set of rules used to send data in the form of message units between computers over the Internet, could have a similar effect.

IF WE ARE UNABLE TO CONTINUE TO CREATE ATTRACTIVE INNOVATIONS IN SOFTWARE AND HARDWARE, WE MAY NOT BE ABLE TO GENERATE HIGH-MARGIN REVENUE THAT WILL ENABLE US TO MAINTAIN OR INCREASE GROSS PROFITS, WHICH COULD ADVERSELY AFFECT OUR BUSINESS.

Our industry has a history of declining network storage hardware prices as measured on a “dollar per gigabyte of storage capacity” basis. To maintain or increase gross profits, we will need to continue to create attractive software that is included with network storage systems and/or sold separately as licensed software applications. Any new feature or application that we develop or acquire may not be introduced in a timely or cost- effective manner and may not achieve the broad market acceptance necessary to help increase overall gross margin. If we are unable to successfully develop or acquire and then market and sell additional software and hardware functionality, our business could be adversely affected.

OUR ABILITY TO SELL OUR PRODUCTS IS HIGHLY DEPENDENT ON THE QUALITY OF OUR SUPPORT SERVICES, AND ANY FAILURE TO OFFER HIGH-QUALITY SUPPORT SERVICES COULD REDUCE PRODUCT SALES AND REVENUE.

After our products are deployed within our customers’ networks, customers depend on our support services organization to resolve issues relating to our products and how they perform within the customer’s environment. High-quality support services are critical for the successful marketing and sale of our products. If we do not succeed in helping our customers to quickly resolve post-deployment issues and provide ongoing support if our partners do not effectively assist customers in deploying products, it would adversely affect our ability to sell products to existing customers and could harm prospects with potential customers. As a result, failure to maintain high-quality support services could reduce product sales and revenue.

8

OUR PRODUCTS ARE HIGHLY TECHNICAL AND MAY CONTAIN UNDETECTED SOFTWARE OR HARDWARE DEFECTS, WHICH COULD CAUSE DATA UNAVAILABILITY, LOSS OR CORRUPTION THAT MIGHT, IN TURN, RESULT IN LIABILITY TO CUSTOMERS, HARM TO ICEWEB’S REPUTATION AND/OR A REDUCTION OF PRODUCT SALES AND REVENUE.

Our network storage products are highly technical and complex and are often used to store information critical to customers’ business operations. Our products have contained and may contain undetected errors, defects or security vulnerabilities that could result in data unavailability, loss or corruption or other harm to customers. Some errors in our products may only be discovered after they have been installed and used by customers. Any errors, defects or security vulnerabilities discovered in our products after commercial release, as well as any computer virus or human error on the part of our customer support or other personnel resulting in the unavailability, loss or corruption of a customer’s data, could result in a loss of customers or increased support and warranty costs, any of which may adversely affect our business, operating results and financial condition. In addition, we could face claims for product liability, tort or breach of warranty, including claims relating to changes to our products made by partners. Our contracts with customers contain provisions relating to warranty disclaimers and liability limitations, which may be difficult to enforce. Defending a lawsuit, regardless of its merit, could be costly and might divert management’s attention and adversely affect the market’s perception of our company and our products. In addition, if our business liability insurance coverage proves inadequate for a claim, or future coverage is unavailable on acceptable terms or at all, product sales and revenue could be reduced.

THE FACTORING AGREEMENT WITH SAND HILL FINANCE, LLC CONTAINS CERTAIN TERMS WHICH MAY ADVERSELY AFFECT THE COMPANY’S ABILITY TO RAISE CAPITAL IN FUTURE PERIODS.

We are a party to a Finance Agreement with Sand Hill Finance, LLC for an accounts receivable factoring line. As of June 30, 2012, the principal balance on the factoring line was $2,016,245. Under the terms of the Finance Agreement, we agreed not to take certain actions including undertaking a transaction which would result in a change of control of IceWEB or the transfer of more than 50% of its securities and incurring any indebtedness other than trade credit in the ordinary course of business. These restrictions may limit our ability to raise working capital as needed in the future.

OUR PRIMARY ASSETS SERVE AS COLLATERAL UNDER THE FACTORING LINE. IF WE WERE TO DEFAULT ON THE FINANCE AGREEMENT, THE LENDER COULD FORECLOSE ON OUR ASSETS AND WE WOULD BE UNABLE TO CONDUCT OUR BUSINESS AS ITS IS PRESENTLY CONDUCTED.

The factoring line is collateralized by a blanket security interest encumbering our assets. If we should default under the terms of the Finance Agreement, Sand Hill Finance, LLC could seek to foreclose on our primary assets. If Sand Hill Finance, LLC were successful, we would be unable to conduct business as it is presently conducted and our ability to generate revenues and fund ongoing operations would be materially adversely affected.

MANAGEMENT MAY BE UNABLE TO EFFECTIVELY INTEGRATE ACQUISITIONS AND TO MANAGE GROWTH AND ICEWEB MAY BE UNABLE TO FULLY REALIZE ANY ANTICIPATED BENEFITS OF THESE ACQUISITIONS.

Our business strategy includes growth through acquisition and internal development. We are subject to various risks associated with our growth strategy, including the risk that we will be unable to identify and recruit suitable acquisition candidates in the future or to integrate and manage the acquired companies. Acquired companies’ histories, geographical locations, business models and business cultures can be different from ours in many respects. Our directors and senior management face a significant challenge in their efforts to integrate the businesses and the business of the acquired companies or assets, and to effectively manage continued growth. There can be no assurance that efforts to integrate the operations of any acquired assets or companies acquired in the future will be successful, that we can manage growth or that the anticipated benefits of these proposed acquisitions will be fully realized. The dedication of management resources to these efforts may detract attention from day-to-day business. There can be no assurance that there will not be substantial costs associated with these activities or of the success of integration efforts, either of which could have a material adverse effect on operating results.

9

ECONOMIC CONDITIONS AND WORLD EVENTS COULD AFFECT OUR COMPANY’S OPERATING RESULTS.

We and our customers could be adversely affected by an economic downturn such as changes in consumer and investor confidence, instability in the credit and financial markets, volatile corporate profits, and reduced business and consumer spending. The economy as a whole also may be affected by future world events such as acts of terrorism, developments in the war on terrorism, conflicts in international situations, and by natural disasters. These factors may affect our results of operations by reducing sales, gross profits and/or net income as a result of a slowdown in customer orders or order cancellations. In addition, political and social turmoil related to international conflicts and terrorist acts may put further pressure on economic conditions abroad. Unstable political, social and economic conditions may make it difficult for our company, our customers, and our suppliers to accurately forecast and plan future business activities. If such conditions persist, our business, financial condition, results of operations and cash flow could be negatively affected.

THE CONDITION OF THE U.S. AND GLOBAL FINANCIAL MARKETS HAS BEEN VOLATILE AND MAY CONTINUE TO BE VOLATILE.

Prospective investors should be aware that the U.S. and global financial markets are currently quite volatile and that the condition of the financial markets has become significantly weakened and destabilized in the past few years. Continued volatility and instability could adversely affect our ability to finance our business. Further, financial market instability could result in significant regulatory changes that would have an unpredictable effect on the financial markets in general.

OUR BUSINESS HAS INHERENT OPERATIONAL RISKS THAT CANNOT BE ADEQUATELY COVERED BY INSURANCE OR INDEMNITY.

We may face unanticipated risks of legal liability for damages caused by the actual or alleged failure of technologies and products that it supplies. We sell products to a variety of large entities, and because of our size, we have limited ability to negotiate favorable commercial terms in our product purchase/sale documentation. While we have attempted to secure appropriate insurance coverage at reasonable cost it is not possible to insure against all risks inherent in the markets we serve, nor can we assure investors that our insurers will pay a particular claim, or that we will be able to maintain coverage at reasonable rates in the future. Substantial claims resulting from a failure of a product to perform in excess of or not otherwise covered by indemnity or insurance could harm our financial condition and operating results. Insurance policies also contain deductibles, limitations and exclusions which increase our costs in the event of a claim.

10

WE MAY HAVE DIFFICULTY SCALING PRODUCTION TO LARGE VOLUMES. IF WE ARE UNABLE TO MEET DEMAND OR TO EFFICIENTLY INCREASE PRODUCTION, CUSTOMERS MAY TURN TO PRODUCTS OFFERED BY COMPETITORS AND OUR OPERATING RESULTS COULD BE ADVERSELY AFFECTED.

We may have difficulty dealing with rapid growth. If demand for products increases rapidly, we may need to expand internal production capacity or implement outsourcing. Success in developing, manufacturing and supporting products manufactured in small volumes does not assure comparable success in operations conducted on a larger scale. It may be necessary to expand capacity beyond existing space, personnel and equipment and we may be unable to do so. Modifying our facilities and operations to increase production capacity may delay delivery of products. Manufacturing efficiencies, yields and product quality may decline as production volumes increase. In addition, component costs, overhead and other production costs may rise. If we are unable to meet the demand of customers and deliver quality products quickly and cost effectively, customers may turn to our competitors. The costs associated with implementing new manufacturing technologies, methods and processes, including the purchase of new equipment, and any resulting delays, inefficiencies and loss of sales could harm results of operations.

OUR SUCCESS AND COMPETITIVE POSITION DEPENDS ON OUR ABILITY TO OBTAIN AND PROTECT INTELLECTUAL PROPERTY. FAILURE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS WOULD IMPAIR OUR ABILITY TO COMPETE EFFECTIVELY AND DEFEND AGAINST THIRD PARTY CLAIMS THAT WE ARE INFRINGING ON THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS.

We maintain our proprietary technology and know-how as trade secrets as well as through the use of patents. Some of our proprietary technology may be covered by provisional patents. Our policy is to use confidentiality agreements, licensing agreements and similar arrangements to establish and protect intellectual property. For example, our policy is to maintain confidentiality agreements with our employees, consultants, vendors and business partners and this has controlled access to, and distribution of its product design documentation and other proprietary information. We intend to continue to protect existing and new processes and technologies that are developed as trade secrets but may not be able to do so. We hold or have filed patents related to several of our products and technology, however there is no guarantee that we will be able to enforce these patents or that the applications will be issued as patents. Failure to protect our intellectual property could affect our ability to secure additional contracts or preserve market advantages as we develops and commercializes our products.

Our efforts to protect our intellectual property rights may not:

•	prevent challenges to, or the invalidation or circumvention of, existing intellectual property rights;
•	prevent competitors from independently developing similar products or duplicating our products;
•	provide adequate protection for intellectual property rights;
•	prevent disputes with third parties regarding ownership of our intellectual property rights;
•	prevent disclosure of trade secrets and know-how to third parties or their release into the public domain; or
•	prevent our company from being subject to claims of infringement of the intellectual property rights of third-parties.

Others may attempt to copy or otherwise obtain and use our proprietary technologies without consent. Monitoring the unauthorized use of technologies is difficult. There is a significant risk that customers or their end-user customers may attempt to copy or otherwise obtain and use our proprietary technologies without our consent.

We may find it necessary to litigate against others, including customers, to protect our intellectual property and to challenge the validity and scope of the proprietary rights asserted by others, and the company could face counterclaims. Legal disputes with customers could adversely affect relationships and sales. Litigation is inherently uncertain, and an adverse outcome could subject us to significant liability for damages or invalidate our proprietary rights. The complexity of the technology involved and inherent uncertainty and cost of intellectual property litigation increases our risks.

11

Third parties may claim that we are infringing on their intellectual property rights, and we may already be unknowingly infringing. We may face additional liability if we agree to indemnify customers against third party infringement claims. If a third party establishes that we are infringing upon our intellectual property rights, we may be forced to modify products or manufacturing processes and such changes may be expensive or impractical. We may be forced to seek royalty or license agreements. If we are unable to agree on acceptable terms, we may be required to discontinue products or to halt other aspects of our operations. We may also be liable for significant damages. Even if intellectual property claims brought against us are without merit, the litigation may be costly and time consuming, and may divert management and key personnel from normal business operations.

OUR EFFORTS TO PROTECT OUR INTELLECTUAL PROPERTY MAY BE LESS EFFECTIVE IN SOME FOREIGN COUNTRIES WHERE INTELLECTUAL PROPERTY RIGHTS MAY NOT BE AS STRONG AS IN THE UNITED STATES.

We have not obtained and may not obtain patent or similar protection for our proprietary technologies or registration for our trademarks in foreign countries, which may impair our ability to use or protect our technology and brand in foreign jurisdictions. The laws of some foreign countries, including countries in which we have sold and/or plan to sell products, protect proprietary rights less broadly than do the laws of the United States. Many U.S. companies have encountered substantial problems in protecting their proprietary rights in such countries, and there is a risk that we may encounter similar problems. If our competitors in these countries copy our technology without our permission, our sales and operations may be harmed.

WE HAVE BEEN ENGAGED IN VARIOUS LEGAL DISPUTES WHICH COULD IMPACT OUR COMPANY AND OUR SUPPLIER RELATIONSHIPS.

We are currently engaged in three legal proceedings. These legal proceedings relate to non-payment of vendors. A number of these suppliers, if not all of them, may be paid and satisfied prior to that closing. Claims relating to these proceedings currently total approximately between $50,000 and $100,000. These and/or the remaining and/or future potential legal proceedings could impact our financial position and/or our relationships with customers, vendors, suppliers, distributors and/or other parties.

RISKS RELATING TO ICEWEB’S COMMON STOCK

THE EXERCISE OF WARRANTS AND OPTIONS AND THE CONVERSION OF SHARES OF OUR SERIES B CONVERTIBLE PREFERRED STOCK AND CONVERTIBLE NOTES PAYABLE WILL BE DILUTIVE TO EXISTING SECURITY HOLDERS.

At June 30, 2012 we had outstanding:

•	187,071,442 shares of common stock,
•	626,667 shares of Series B convertible preferred stock which is convertible into 626,667 shares of common stock,
•	common stock purchase warrants and options to purchase 94,797,072 shares of common stock with a variety of exercise prices, rights and provisions, and
•	outstanding notes with a principal balance of $1,127,888 of convertible notes which at the current market price is convertible into 15,241,730 common shares.

12

The exercise of the outstanding options and warrants or the conversion of the outstanding convertible securities will be dilutive to our security holders.

PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS MAY DELAY OR PREVENT A TAKE-OVER WHICH MAY NOT BE IN THE BEST INTERESTS OF OUR SECURITY HOLDERS.

Provisions of our certificate of incorporation and bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of security holders may be called, and may delay, defer or prevent a takeover attempt. In addition, certain provisions of the Delaware General Corporations Law also may be deemed to have certain anti-takeover effects, including a provisions stipulating that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation’s disinterested security holders.

In addition, our certificate of incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors. We presently have outstanding 626,667 shares of Series B convertible preferred stock owned by the estate of former CEO and Chairman John R. Signorello. Our board of directors may, without stockholder approval, issue additional series of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act of 2002, the Dodd-Frank Act and rules subsequently implemented by the Commission have required changes in corporate governance practices of public companies. As a public company, we expect these rules and regulations to continue to increase compliance costs in 2012 and beyond and to make certain activities more time consuming and costly than if we were not a public company. As a public company, we also expect that these rules and regulations may make it more difficult and expensive to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult to attract and retain qualified persons to serve on our board of directors or as executive officers.

OUR stock price may be volatile in response to market and other factors.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	competitive pricing pressures;
•	ability to obtain working capital financing;
•	additions or departures of key personnel;
•	limited public float in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;
•	sales of common stock
•	ability to execute our business plan;
•	operating results that fall below expectations;
•	loss of any strategic relationship;
•	regulatory or legal developments;

13

•	economic and other external factors; and
•	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

OUR Common Stock is a “penny stock,” which wILL make it more difficult for investors to sell their shares.

Our common stock is presently subject to the “penny stock” rules adopted under Section 15(g) of the Securities Exchange Act of 1934. The penny stock rules apply to companies whose common stock is not listed on a national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $2,500,000, or $2,000,000 if the company has been operating for three or more years. In certain instances, these rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. In addition, many brokers and broker-dealers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we continue to remain subject to the penny stock rules, it could have an adverse effect on the market, if any, for our common stock, and investors will find it more difficult to dispose of the securities.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If security holders sell substantial amounts of our common stock in the public market, or upon the expiration of any statutory holding period, under Rule 144, or expiration of lock-up periods applicable to outstanding shares, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

OUR Common Stock may be subject to further dilution if WE sell additional shares of OUR Common Stock in the future at prices below the prices in ITS RECENT PRIVATE OFFERINGS.

If it becomes necessary for us to issue additional shares of common stock in the future at prices below the prices that trigger the anti-dilution protections in connection with previous private offerings, we will be required to issue such additional shares and lower the warrant exercise price of the existing warrants, in order to account for the dilutive impact of such future issuances. The anti-dilutive protections are known as “full-ratchet” protections, meaning that the additional shares of common stock to be issued, and the new exercise price of the warrants, will match the lowest price at which we issue additional shares of common stock in the future. These additional shares of common stock, and warrants to purchase additional shares of common stock, if exercised, could result in substantial future dilution to the holders of our common stock. We currently have warrants outstanding to purchase 36,088,554 shares of common stock which contain “full-ratchet” protections.

IF THE SELLING SECURITY HOLDERS ALL ELECT TO SELL THEIR SHARES OF OUR COMMON STOCK AT THE SAME TIME, THE MARKET PRICE OF OUR SHARES MAY DECREASE.

It is possible that the selling security holders will offer all of the shares for sale. Further, because it is possible that a significant number of shares could be sold at the same time hereunder, the sales, or the possibility thereof, may have a depressive effect on the market price of our common stock.

14

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board under the symbol “IWEB”. The reported high and low sales prices for the common stock as reported on the OTC Bulletin Board are shown below for the periods indicated. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

	High	Low
Fiscal 2010
First quarter ended December 31, 2009	$0.235	$0.07
Second quarter ended March 31, 2010	$0.23	$0.075
Third quarter ended June 30, 2010	$0.47	$0.135
Fourth quarter ended September 30, 2010	$0.30	$0.105

Fiscal 2011
First quarter ended December 31, 2010	$0.315	$0.155
Second quarter ended March 31, 2011	$0.285	$0.16
Third quarter ended June 30, 2011	$0.295	$0.171
Fourth quarter ended September, 30, 2011	$0.26	$0.135

Fiscal 2012
First quarter ended December 31, 2011	$0.195	$0.102
Second quarter ended March 31, 2012	$0.1847	$0.106
Third quarter ended June 30, 2012	$0.181	$0.107

On August 17, 2012, the last sale price of our common stock as reported on the OTC Bulletin Board was $0.075.  As of August 17, 2012, there were approximately 4,300 record owners of our common stock.

DIVIDEND POLICY

         We have never paid cash dividends on our common stock. Under Delaware law, we may declare and pay dividends on our capital stock either out of our surplus, as defined in the relevant Delaware statutes, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If, however, the capital of our company, computed in accordance with the relevant Delaware statutes, has been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits and dividends upon any shares of our capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

Transfer Agent

Our transfer agent is Olde Monmouth Stock Transfer, 200 Memorial Pkwy, Atlantic Highlands, NJ 07716. Its telephone number is (732) 872-2727.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon conversion of the notes and exercise of the warrants to permit the resale of these shares of common stock by the holders of the notes and warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling security holders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

15

The selling security holders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling security holders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales made after the date the Registration Statement is declared effective by the SEC;
•	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling security holders may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling security holders may transfer the shares of common stock by other means not described in this prospectus. If the selling security holders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling security holders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling security holders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling security holders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling security holders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling security holders may pledge or grant a security interest in some or all of the notes, warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending, if necessary, the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus. The selling security holders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act of 1933 and the rules and regulations thereunder, the selling security holders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling security holders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

16

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling security holders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Securities Exchange Act of 1934, which may limit the timing of purchases and sales of any of the shares of common stock by the selling security holders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be approximately $34,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling security holders against liabilities, including some liabilities under the Securities Act of 1933 in accordance with the registration rights agreements or the selling security holders will be entitled to contribution. We may be indemnified by the selling security holders against civil liabilities, including liabilities under the Securities Act of 1933 that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

BUSINESS OF ICEWEB

Headquartered just outside of Washington, D.C., we manufacture and market unified data storage, purpose built appliances, network and cloud attached storage solutions and deliver on-line cloud computing application services.

Our customer base includes U.S. government agencies, enterprise companies, and small to medium sized businesses (SMB).

Data Storage

A unified storage system simultaneously enables storage of file data and handles the block-based I/O (input/output) of enterprise applications.  We believe one advantage of unified storage is reduced hardware requirements. Instead of separate storage platforms, like NAS (network attached storage) for file-based storage and a RAID (Redundant Array of Independent Disks) disk array for block-based storage, unified storage combines both modes in a single device. Alternatively, a single device could be deployed for either file or block storage as required.

17

In addition to lower capital expenditures for the enterprise, unified storage systems can also be simpler to manage than separate products.  The IceWEB Storage System offers one platform for file and block data of all kinds. The IceWEB Storage System is an all-inclusive storage management system which includes de-duplication; unlimited snapshots; thin provisioning; local or remote, real-time or scheduled replication; capacity and utilization reporting, and integration with virtual server environments.  Unified storage systems enjoy the same level of reliability as dedicated file or block storage systems.

Distribution

We believe that Promark is one of the premier value added distributors (VAD) in the United States. Promark’s core technology focus is distributing data storage and electronic document imaging products and solutions through a two-tier distribution channel selling to VARs and system integrators. Promark leverages its direct relationships with technology partners including LeftHand Networks, Kodak, QLogic, Data Domain, Panasonic, NEC, Overland Storage and many more to provide solutions that meet the most demanding needs of our customers.

We generate revenues from the manufacture and sale of high-performance unified data storage products, data storage appliances and servers, the sale of software services, and the distribution of data storage and electronic imaging products and solutions.  We believe that the key factors to our continued growth and profitability include the following:

•	Increasing the number of channel partners selling our products
•	Continued investment in product development and research efforts
•	Hiring additional qualified, technical employees, and
•	Increasing the number of new customers added.

GOING CONCERN

We have a history of losses and have incurred net losses of approximately $40.9 million since inception through June 30, 2012. Our current operations are not an adequate source of cash to fund future operations. The report of our independent registered public accounting firm on our consolidated financial statements for the years ended September 30, 2011 and 2010 contains an explanatory paragraph regarding our ability to continue as a going concern based upon our net losses. Our ability to continue as a going concern is dependent upon our ability to obtain the necessary financing to meet our obligations and repay our liabilities when they become due and to generate profitable operations in the future. We plan to continue to provide for our capital requirements through the sale of equity securities and debt, however, we have no firm commitments from any third party to provide this financing and we cannot assure you we will be successful in raising working capital as needed. There are no assurances that we will have sufficient funds to execute our business plan, pay our operating expenses and obligations as they become due or generate positive operating results.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Our discussion and analysis of financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of such statements requires us to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period and the reported amounts of assets and liabilities as of the date of the financial statements. Our estimates are based on historical experience and other assumptions that we consider to be appropriate in the circumstances. However, actual future results may vary from our estimates.

We believe that the following accounting policies are significantly affected by critical accounting estimates and that they are both highly important to the portrayal of our financial condition and results and require difficult management judgments and assumptions about matters that are inherently uncertain. Note 2 of the accompanying consolidated financial statements describes the significant accounting policies used in the preparation of the consolidated financial statements. Certain of these significant accounting policies are considered to be critical accounting policies.

We believe the accounting policies described below are those that most frequently require us to make estimates and judgments and therefore are critical to the understanding of our results of operations.

18

Revenue Recognition, Reserves and Allowances

Revenue Recognition — We recognize revenue when:

•	Persuasive evidence of an arrangement exists: It is our customary practice to have a purchase order and/or contract prior to recognizing revenue on an arrangement from our end users, customers, value-added resellers, or distributors.

•	Delivery has occurred: Our product is physically delivered to our customers, generally with standard transfer terms such as freight on board, or FOB, origin. We typically do not allow for restocking rights with any of our value-added resellers or distributors. Products shipped with acceptance criteria or return rights are not recognized as revenue until all criteria are achieved. If undelivered products or services exist that are essential to the functionality of the delivered product in an arrangement, delivery is not considered to have occurred.

•	The fee is fixed or determinable: Arrangements with payment terms extending beyond our standard terms, conditions and practices are not considered to be fixed or determinable. Revenue from such arrangements is recognized at the earlier of customer payment or when the fees become due and payable. We typically do not allow for price-protection rights with any of our value-added resellers or distributors.

•	Collection is reasonably assured: If there is considerable doubt surrounding the credit worthiness of a customer at the outset of an arrangement, the associated revenue is deferred and recognized upon cash receipt.

We maintain a separate allowance for doubtful accounts for estimated losses based on our assessment of the collectability of specific customer accounts and the aging of the accounts receivable. We analyze accounts receivable and historical bad debts, customer concentrations, customer solvency, current economic and geographic trends, and changes in customer payment terms and practices when evaluating the adequacy of our current and future allowance. In circumstances where we are aware of a specific customer’s inability to meet its financial obligations to us, a specific allowance for bad debt is estimated and recorded, which reduces the recognized receivable to the estimated amount we believe will ultimately be collected. We monitor and analyze the accuracy of our allowance for doubtful accounts estimate by reviewing past collectability and adjusting it for future expectations to determine the adequacy of our current and future allowance. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

Inventory Valuation

Inventories are stated at lower of cost or market, on an average cost basis. We perform an excess and obsolete analysis of our inventory based upon assumptions about future demand and market conditions. We adjust the inventory value based on estimated excess and obsolete inventories.

Valuation of Intangibles

We periodically review the estimated remaining useful lives of our intangible assets. A reduction in the estimate of remaining useful life could result in accelerated amortization expense or a write-down in future periods. As such, any future write-downs of these assets would adversely affect our operating results.

Stock-Based Compensation

We account for stock-based compensation using the Black-Scholes option pricing model to estimate the fair value of each option grant on the date of grant. Our option pricing model requires the input of highly subjective assumptions, including the expected stock price volatility, expected term, and forfeiture rate. Any changes in these highly subjective assumptions significantly impact stock-based compensation expense.

19

Fair Value Measurements and Impairments

All of our investments and nonmarketable securities are subject to periodic impairment review. Investments are considered to be impaired when a decline in fair value is judged to be other-than-temporary. This determination requires significant judgment. For publicly traded investments, impairment is determined based upon the specific facts and circumstances present at the time, including factors such as current economic and market conditions, the credit rating of the security’s issuer, the length of time an investment’s fair value has been below our carrying value, and our ability and intent to hold investments to maturity or for a period of time sufficient to allow for any anticipated recovery in fair value. If an investment’s decline in fair value, caused by factors other than changes in interest rates, is deemed to be other-than-temporary, we reduce its carrying value to its estimated fair value, as determined based on quoted market prices, liquidation values or other metrics. For investments in publicly held companies, we recognize an impairment charge when the decline in the fair value of our investment is below its cost basis and is judged to be other-than-temporary. The ultimate value realized on these investments is subject to market price volatility until they are sold.

Pursuant to the accounting guidance for fair value measurement and its subsequent updates, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date. The accounting guidance establishes a hierarchy for inputs used in measuring fair value that minimizes the use of unobservable inputs by requiring the use of observable market data when available. Observable inputs are inputs that market participants would use in pricing the asset or liability based on active market data. Unobservable inputs are inputs that reflect the assumptions market participants would use in pricing the asset or liability based on the best information available in the circumstances.

The fair value hierarchy is broken down into the three input levels summarized below:

•	Level 1 — Valuations are based on quoted prices in active markets for identical assets or liabilities and readily accessible by us at the reporting date. Examples of assets and liabilities utilizing Level 1 inputs are certain money market funds, U.S. Treasuries and trading securities with quoted prices on active markets.

•	Level 2 — Valuations based on inputs other than the quoted prices in active markets that are observable either directly or indirectly in active markets. Examples of assets and liabilities utilizing Level 2 inputs are U.S. government agency bonds, corporate bonds, commercial paper, certificates of deposit and over-the-counter derivatives.

•	Level 3 — Valuations based on unobservable inputs for which there are little or no market data, which require us to develop our own assumptions. Examples of assets and liabilities utilizing Level 3 inputs are cost method investments, auction rate securities (ARS) and the primary fund.

Results of Operations

THREE AND NINE MONTHS ENDED JUNE 30, 2012 COMPARED TO THE THREE AND NINE MONTHS ENDED JUNE 30, 2011

The following table provides an overview of certain key factors of our results of operations for the three and nine months ended June 30, 2012 as compared to the three and nine months ended June 30, 2011:

	Three months ended June 30,		Nine Months Ended June 30,
	2012	2011	2012	2011
Net Revenues	$654,996	$719,727	$2,546,852	$2,514,164
Cost of sales	444,015	380,784	1,669,704	1,317,299
Operating Expenses:
Sales and marketing expense	308,698	123,955	641,255	898,299
Depreciation and amortization	33,797	124,831	149,435	418,625
Research and development	289,242	187,810	708,325	547,579
General and administrative	438,795	495,963	1,331,939	1,617,786
Total operating expenses	1,070,532	932,559	2,830,954	3,482,289
Loss from operation	(859,551)	(593,616)	(1,953,806)	(2,285,424)
Total other income (expense)	(3,140,324)	(104,653)	(4,569,124)	(302,908)
Net income (loss)	$(3,999,875)	$(698,269)	$(6,522,930)	$(2,588,332)

20

Other Key Indicators:

	Three months ended June 30,		Nine Months Ended June 30,
	2012	2011	2012	2011
Cost of sales as a percentage of revenues	67.8%	52.9%	65.6%	52.4%
Gross profit margin	32.2%	47.1%	34.4%	47.6%
General and administrative expenses as a percentage of revenues	67.0%	68.9%	52.3%	64.3%
Total operating expenses as a percentage of revenues	163.4%	129.6%	111.2%	138.5%

Nine Months ended June 30, 2012

Revenues

For the Nine Months Ended June 30, 2012, we reported revenues of $2,546,852 as compared to revenues of $2,514,164 for the Nine Months Ended June 30, 2011, an increase of $32,688 or approximately 1%.

Cost of Sales

Our cost of sales consists primarily of component parts for the manufacture of our storage products. For the Nine Months Ended June 30, 2012, cost of sales was $1,669,704, or approximately 65.6% of revenues, compared to $1,317,299, or approximately 52.4% of revenues for the Nine Months Ended June 30, 2011. The increase in costs of sales as a percentage of revenue and the corresponding decrease in our gross profit margin for the Nine Months Ended June 30, 2012 as compared to the Nine Months Ended June 30, 2011 was the result of pricing pressure to win sales opportunities during the Nine Months Ended June 30, 2012 as a percentage of total revenue, as well as increased component costs which resulted from the disruption in the world wide supply of hard drives stemming from the flooding in Thailand in October, 2011. We anticipate that our gross profit margins will remain in the range of 30% to 45% through the balance of fiscal 2012.

Total Operating Expenses

Our total operating expenses decreased approximately 19% to $2,830,954 for the Nine Months Ended June 30, 2012 as compared to $3,482,289 for the Nine Months Ended June 30, 2011. These changes include:

•          Sales and marketing expense . Sales and marketing expense includes salaries, commission, occupancy, telephone, travel, and entertainment expenses for direct sales personnel.  For the Nine Months Ended June 30, 2012, sales and marketing costs were $641,255 as compared to $898,299 for the Nine Months Ended June 30, 2011, a decrease of $257,044 or approximately 29%.  The decrease is primarily due to lower sales and marketing headcount.

•          Depreciation and amortization expense . For the Nine Months Ended June 30, 2012, depreciation and amortization expense amounted to $149,435 as compared to $418,625 for the Nine Months Ended June 30, 2011, a decrease of $269,190 or 64%.

•          Research and development . For the Nine Months Ended June 30, 2012, research and development costs were $708,325 as compared to $547,579 for the Nine Months Ended June 30, 2011, an increase of $160,745 or approximately 29%.  Research and development expense is higher due to higher headcount and consulting costs to support our efforts in product development.

•          General and administrative expense . For the Nine Months Ended June 30, 2012, general and administrative expenses were $1,331,939 as compared to $1,617,786 for the Nine Months Ended June 30, 2011, a decrease of $285,847 or approximately 18%. For the Nine Months Ended June 30, 2012 and 2011 general and administrative expenses consisted of the following:

21

	Fiscal Q3	Fiscal Q3
	2012	2011
Occupancy	$28,747	$24,227
Consulting	7,480	77,874
Employee compensation	570,691	896,012
Professional fees	133,531	57,895
Internet/Phone	4,988	16,744
Travel/Entertainment	27,492	29,787
Investor Relations	430,271	251,568
Insurance	11,771	31,073
Other	116,968	232,606
	$1,331,939	$1,617,786

•	For the Nine Months Ended June 30, 2012, occupancy expense increased to $28,747 as compared to $24,227, primarily due to an increased allocation of rent expense to administration.

•	For the Nine Months Ended June 30, 2012, consulting expense decreased to $7,480 as compared to $77,874. Consulting expense decreased primarily as a result of nonrecurring recruiting costs incurred to hire engineering, sale and marketing personnel incurred in the prior year.

•	For the Nine Months Ended June 30, 2012, salaries and related expenses decreased to $570,691 as compared to $896,012, a decrease of $325,321. The decrease is due primarily to lower non-cash compensation expense of $39,302 as compared to $304,039.

•	For the Nine Months Ended June 30, 2012, professional fees expense increased to $133,531 as compared to $57,895. Professional fees expense increased due to increased costs related to intellectual property patent applications and other legal fees.

•	For the Nine Months Ended June 30, 2012, internet and telephone expense decreased to $4,988 as compared to $16,744. The decrease was primarily due to cost-cutting measures implemented by us.

•	For the Nine Months Ended June 30, 2012, travel and entertainment expense decreased to $27,492 as compared to $29,787. The decrease was primarily due to less travel related to investor relations and analyst meetings.

•	For the Nine Months Ended June 30, 2012 other expense amounted to $116,968 as compared to $232,606 for the Nine Months Ended June 30, 2011, a decrease of $115,638. The decrease is primarily related to increased bad debt expense of $100,000 during the three months ended June 30, 2011, which do not recur in the current year quarter.

•	For the Nine Months Ended June 30, 2012 investor relations expense increased to $430,271 as compared to $251,568 for the Nine Months Ended June 30, 2011. The increase is due to increased investor relations activity.

•	For the Nine Months Ended June 30, 2012, insurance expense decreased to $11,771 as compared to $31,073. The decrease was primarily due to cost cutting measures.

We anticipate that general and administrative expenses will remain stable for the balance of fiscal 2012.

LOSS FROM OPERATIONS

We reported a loss from operations of $1,953,806 for the Nine Months Ended June 30, 2012 as compared to a loss from operations of $2,285,424 for the Nine Months Ended June 30, 2011, a decreased loss of $331,618 or approximately 15%.

22

OTHER INCOME (EXPENSES)

Interest Expense .  For the Nine Months Ended June 30, 2012, interest expense amounted to $1,796,060 as compared to $302,908 for the Nine Months Ended June 30, 2011, an increase of $1,493,152 or 493%. The increase in interest expense is primarily attributable to the amortization of the discount on our outstanding convertible debentures.

Loss on change of fair value of derivative liability. For the Nine Months Ended June 30, 2012 we incurred an increase in the value of the derivative liability of $2,773,086. We had no derivative liabilities during the nine months ended June 30, 2011.

NET INCOME/ LOSS

Our net loss was $6,522,930 for the Nine Months Ended June 30, 2012 compared to a net loss of $2,588,332 for the Nine Months Ended June 30, 2011.

Three Month Period ended June 30, 2012

Revenues

For the three months ended June 30, 2012, we reported revenues of $654,996 as compared to revenues of $719,727 for the three months ended June 30, 2011, a decrease of $64,731 or approximately 9%.

Cost of Sales

Our cost of sales consists of component parts for the manufacture of our storage products. For the three months ended June 30, 2012, cost of sales was $444,045, or approximately 67.8% of revenues, compared to $380,784, or approximately 52.9% of revenues, for the three months ended June 30, 2011. The increase in costs of sales as a percentage of revenue and the corresponding decrease in our gross profit margin for the three months ended June 30, 2012 as compared to the three months ended June 30, 2011 was the result of lower margins on competitive opportunities in order to win deals.

Total Operating Expenses

Our total operating expenses increased approximately 15% to $1,070,532 for the three months ended June 30, 2012 as compared to $932,559 for the three months ended June 30, 2011. These changes include:

•            Sales and marketing expense . For the three months ended June 30, 2012, sales and marketing expenses were $308,698 as compared to $123,955 for the three months ended June 30, 2011, an increase of $184,743 or approximately 149%. The increase was due to increased headcount and the rollout of our inside sales efforts during the three months ended June 30, 2012.

•            Depreciation and amortization expense . For the three months ended June 30, 2012, depreciation and amortization expense amounted to $33,797 as compared to $124,831 for the three months ended June 30, 2011, a decrease of $91,034 or 73%.

•          Research and development . For the three months ended June 30, 2012, research and development costs were $289,242 as compared to $187,810 for the three months ended June 30, 2011, an increase of $101,432 or approximately 54%.  Research and development expense is higher due to higher headcount and consulting costs as we continue to invest in product development.

•            General and administrative expense . For the three months ended June 30, 2012, general and administrative expenses were $438,795 as compared to $495,963 for the three months ended June 30, 2011, a decrease of $57,169 approximately 12%. For the three months ended June 30, 2012 and 2011 general and administrative expenses consisted of the following:

23

	Three months ended June 30,
	2012	2011
Occupancy	$9,292	$7,769
Consulting	3,015	2,950
Employee compensation	168,857	338,649
Professional fees	28,017	25,436
Internet/Phone	1,578	4,108
Travel/Entertainment	10,333	13,667
Investor Relations	169,040	45,332
Insurance	6,053	8,610
Other	42,609	49,442
	$438,795	$495,963

•	For the three months ended June 30, 2012, occupancy expense increased to $9,292 as compared to $7,769.

•	For the three months ended June 30, 2012, consulting expense increased to $3,015 as compared to $2,950, an increase of $65.

•	For the three months ended June 30, 2012, salaries and related expenses decreased to $168,857 as compared to $338,649, a decrease of $169,792, or 50%. The decrease is due primarily to a decrease in non-cash stock and option based compensation expense.

•	For the three months ended June 30, 2012, professional fees expense increased to $28,017 as compared to $25,436. Professional fees expense increased primarily as a result of an increase in legal fees incurred related to business development activities.

•	For the three months ended June 30, 2012, internet/phone expense decreased to $1,578 as compared to $4,108. Phone expense decreased primarily due to cost-cutting measures implemented by us.

•	For the three months ended June 30, 2012, travel and entertainment expense decreased to $10,333 as compared to $13,667. Travel and entertainment expense decreased due to decreased travel for investor relations and general corporate travel activity.

•	For the three months ended June 30, 2012, insurance expense decreased to $6,053 as compared to $8,610, as a result of cost-cutting measures.

•	For the three months ended June 30, 2012 other expense amounted to $42,609 as compared to $49,442 for the three months ended June 30, 2011.

•	For the three months ended June 30, 2012 investor relations expense increased to $169,040 as compared to $45,332 for the three months ended June 30, 2011. The increase is due to increased investor relations activity.

LOSS FROM OPERATIONS

We reported a loss from operations of $859,551 for the three months ended June 30, 2012 as compared to a loss from operations of $593,616 for the three months ended June 30, 2011, an increase in loss of $265,935 or approximately 45%.

24

OTHER INCOME (EXPENSES)

Interest Expense . For the three months ended June 30, 2012, interest expense amounted to $984,317 as compared to $104,653 for the three months ended June 30, 2011, an increase of $672,566 or 643%. The increase in interest expense is primarily attributable to the amortization of the discount on our outstanding convertible debentures.

Loss on change of fair value of derivative liability. For the three months ended June 30, 2012 we incurred an increase in the value of the derivative liability of $2,156,007.

NET INCOME/ LOSS

Our net loss was $3,999,875 for the three months ended June 30, 2012 compared to a net loss of $698,269 for the three months ended June 30, 2011.

FISCAL YEAR 2011 AS COMPARED TO FISCAL YEAR 2010

The following table provides an overview of certain key factors of our results of operations for fiscal year 2011 as compared to fiscal year 2010:

	Fiscal Year ended September 30,		$	%
	2011	2010	Change	Change
Net Revenues	$2,678,346	$3,353,286	$(674,940)	(20.1)%
Cost of sales	1,751,640	1,742,110	9,530	0.5%
Operating Expenses:
Sales and marketing	975,282	1,690,684	715,402	42.3%
Depreciation and amortization	545,890	662,003	116,113	17.5%
Research and development	790,048	547,364	(242,684)	(44.3)%
General and administrative	2,605,999	5,312,247	2,706,249	50.9%
Loss on impairment of intangible assets	303,859	-	(303,859)	N/A
Total operating expenses	5,221,078	8,212,298	2,991,220	36.2%
Loss from operation	(4,294,372)	(6,601,122)	(2,306,750)	34.9%
Total other expense	(410,919)	(363,111)	47,808	(13.2)%
Net loss	$(4,705,291)	$(6,964,233)	$(2,258,942)	32.4%

Other Key Indicators:

	Fiscal	Fiscal
	2011	2010
Cost of sales as a percentage of revenues	65.40%	51.95%
Gross profit margin	34.60%	48.05%
General and administrative expenses as a percentage of revenues	97.30%	158.42%
Total operating expenses as a percentage of revenues	194.94%	244.90%

Sales

Our sales decreased approximately 20.1% in fiscal year 2011 from fiscal year 2010. Of our total net sales for fiscal 2011, approximately $2,520,535 is attributable to our sale of storage products, and approximately $157,811 is attributable to sales from our online products and services. Of our total net sales for fiscal 2010, approximately $3,152,346 is attributable to our sale of storage products, and approximately $200,940 is attributable to sales from our online products and services.

The decrease in fiscal 2011 net sales from fiscal 2010 is primarily due to the impact of economic uncertainty on our customers’ budgets and IT spending capacity. We anticipate revenues for fiscal 2012 will increase due to the introduction of new products and services, including sales of our Unified Network Storage Solutions and other data storage products.

25

Cost of Sales and Gross Profit

Our cost of sales consists primarily of products purchased to manufacture our storage products. For fiscal 2011, cost of sales was approximately 65% of sales, as compared to approximately 52% of sales, for fiscal 2010. The increase in costs of sales as a percentage of revenue and the corresponding decrease in our gross profit margin for fiscal 2011 as compared to fiscal 2010 was the result of an increased competition and the increase in the cost of certain components that go into our systems in fiscal 2011. We anticipate that our cost of sales as a percentage of revenue will return to the 50% to 55% range in fiscal 2012, as we introduce new higher margin products and solutions to augment our storage business.

Total Operating Expenses

Our total operating expenses decreased approximately 36.4% for fiscal 2011 as compared to fiscal 2010. The decrease is primarily due to decreased headcount in sales and marketing, and lower costs associated with launching our channel sales distribution model, offset by increased investment in research and development, and the loss on the impairment of intangible assets. The changes include:

•           Sales and Marketing. Sales and marketing expense includes salaries, commission, occupancy, telephone, travel, and entertainment expenses for direct sales personnel. For the fiscal year ended September 30, 2011, sales and marketing costs were $975,282 as compared to $1,690,684 for the fiscal year ended September 30, 2010, a decrease of $715,402 or approximately 42%. The decrease was due primarily to reduced sales and marketing headcount during the fiscal year ended September 30, 2011, as we established and relied upon a two-tier channel distribution model.

•           Depreciation and amortization expense. For fiscal 2011, depreciation and amortization expense decreased approximately 18% from fiscal 2010, as many of our assets became fully depreciated during the fiscal year.

 Amortization expense is related to the customer relationships and manufacturing GSA schedule which are intangible assets that we generated through our acquisition of Inline Corporation. The GSA schedule is being amortized on a straight-line basis over three years. Amortization expense was $243,093 for fiscal 2011 and $243,090 for fiscal 2010.

•           Research and development expense. For fiscal 2011, research and development expenses increased approximately 44% from fiscal 2010. This increase is related to increased research and development efforts related to our storage products. We anticipate the spending on research and development in fiscal 2011 will be approximately $200,000 per quarter related to developing and enhancing our storage solutions and pursuing intellectual property patents when we believe it is warranted.

•           Loss on impairment of intangible assets. In fiscal 2011, management determined that the value of certain of our intangible assets had been impaired due to changes in our sales and marketing approach, and as a result we expensed the remaining unamortized balance of these assets, totaling $303,859.

•           General and administrative expense. For fiscal 2011, general and administrative expenses decreased approximately 51% from fiscal 2010. This decrease is primarily attributable to lower stock-based compensation, lower legal and professional fees, and lower bad debt expense, offset by higher investor relations expense. For fiscal 2011 and 2010, general and administrative expenses consisted of the following:

	Fiscal	Fiscal
	2011	2010
Occupancy	$50,208	$49,085
Consulting	87,238	133,784
Employee compensation	1,117,737	3,458,814
Professional fees	325,105	671,548
Internet/Phone	20,479	14,834
Travel/Entertainment	34,002	49,016
Investor Relations	676,915	358,780
Insurance	35,203	46,304
Other	259,112	530,082
	$2,605,999	$5,312,247

26

The principal changes in fiscal 2011 as compared to fiscal 2010 include:

•	For fiscal 2011, salaries and related taxes and benefits decreased $2,341,077, or approximately 68% from fiscal 2010. The decrease was primarily attributable to a decrease in stock based compensation, and expense recorded in accordance with ASC Topic 718, “Compensation – Stock Compensation, formerly SFAS No. 123 (R), “Share-Based Payments”, for fiscal 2011 of $2,459,103, a decrease of 83%.

•	For fiscal 2011, occupancy expense increased approximately 2% from fiscal 2010.

•	For fiscal 2011, professional fees decreased $346,443, or approximately 52% from fiscal 2010. The decrease was primarily attributable to a decrease in legal fees incurred and the settlement of lawsuits against us in fiscal 2010 versus 2011.

•	For fiscal 2011, other expense decreased approximately 51% from fiscal 2010. The decrease is primarily due to a decrease in bad debt expense of $235,877, and a decrease in hosting fees of $23,022.

•	For fiscal 2011, consulting expense decreased by approximately 35% from fiscal 2010. The decrease was primarily due to non-recurring consulting fees related to our capital raising activities, and human resources recruiting fees incurred in 2010 but not in fiscal 2011.

•	For fiscal 2011, investor relations expense increased approximately 89% from fiscal 2010. The increase was attributable to an increase in general investor relations activity versus fiscal 2010. We expect that in fiscal 2012 our investor relations activity and related expense should decrease to fiscal 2010 levels.

•	For fiscal 2011, internet and telephone expense increased approximately 38%. The increase was attributable to non-recurring costs incurred during the fiscal year 2011.

•	For fiscal 2011, travel and entertainment expense decreased approximately 31%. The decrease was attributable to a decrease in general business, and travel-related investor relations activity.

•	For fiscal 2011, insurance expense decreased approximately 24% from fiscal 2010. The decrease was attributable to lower premiums paid for general business and directors and officer’s insurance.

LOSS FROM OPERATIONS

Our loss from operations decreased approximately 40% in fiscal year 2011 as compared to fiscal year 2010. This decrease is primarily the result of reduced headcount, offset by our increased research and development efforts, and our investment in our channel marketing sales programs.

TOTAL OTHER INCOME (EXPENSES)

For fiscal 2011, interest expense decreased approximately 25.7%. The decrease in interest expense is primarily attributable to lower average outstanding note balances during fiscal 2011.

NET LOSS

Our net loss was $4,705,291 for fiscal 2011 compared to $6,964,233 for fiscal 2010, a decrease of $2,258,942 or approximately 32%.

27

LIQUIDITY AND CAPITAL RESOURCES

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations and otherwise operate on an ongoing basis. The following table provides an overview of certain selected balance sheet comparisons between June 30, 2012 and September 30, 2011:

	June 30,	September 30,	$	%
	2012	2011	Change	Change
Working Capital	$(5,462,640)	$(1,713,333)	$(3,749,307)	218.8%

Cash	774,012	4,120	769,892	18,687.0%
Accounts receivable, net	1,336,591	1,182,060	154,531	13.1%
Inventory	282,602	55,981	226,621	404.8%
Total current assets	2,437,404	2,450,806	(13,402)	(0.5)%
Property and equipment, net	354,643	252,835	101,808	40.3%
Marketable Securities	164,000	115,200	48,800	42.3%
Deferred financing costs, net	107,180	-	107,180	N/A
Total assets	3,078,091	2,832,161	245,930	8.7%

Accounts payable and accrued liabilities	1,032,235	2,186,691	(1,154,456)	(52.8)%
Notes payable	2,016,245	1,972,544	(43,701)	(2.2)%
Convertible notes payable, net of discount	328,478	-	328,478	0.0%
Derivative liability	4,523,086	-	4,523,086	0.0%
Total current liabilities	7,900,044	4,164,139	3,735,905	89.7%
Accumulated deficit	(40,851,010)	(34,328,080)	(6,522,930)	19.0%
Stockholders’ deficit	(4,821,953)	(1,331,978)	(3,489,973)	262.0%

Net cash used in operating activities was $4,375,749 for the Nine Months Ended June 30, 2012 as compared to net cash used in operating activities of $1,827,791 for the Nine Months Ended June 30, 2011, an increase in loss of $2,547,958.  For the Nine Months Ended June 30, 2012, we had a loss of $6,522,930 offset by non-cash items such as depreciation and amortization expense of $115,639, share-based compensation expense of $56,615, amortization of deferred finance costs of $371,737, and decreases from changes in assets and liabilities of $1,376,994. During the Nine Months Ended June 30, 2012 we experienced an increase in accounts receivable of $154,531, and a decrease in accounts payable during the period of $989,192.  For the nine months ended June 30, 2011, we had a loss of $2,588,332 offset by non-cash items such as depreciation and amortization expense of $418,625, share-based compensation expense of $585,000, and decreases from changes in assets and liabilities of $356,452. During the nine months ended June 30, 2011 we experienced an increase in accounts receivable of $310,677, and a decrease in accounts payable during the period of $61,035

Net cash used in investing activities for the Nine Months Ended June 30, 2012 was $250,446 as compared to net cash used in investing activities of $60,061 for the Nine Months Ended June 30, 2011. During the Nine Months Ended June 30, 2012, we used cash of $217,446 for property and equipment purchases, and $33,000 for the purchase of 3,300,000 of VOIS Inc. common stock.   During the Nine Months Ended June 30, 2011, we used cash of $60,061 for property and equipment purchases.

Net cash provided by financing activities for the Nine Months Ended June 30, 2012 was $5,396,087 as compared to net cash provided of $1,351,880 for the Nine Months Ended June 30, 2011.  For the Nine Months Ended June 30, 2012, net cash provided by financing activities related to proceeds received from subscriptions receivable of $1,171,520, proceeds from notes payable of $301,896 which were advances under our factoring line with Sand Hill Finance LLC, proceeds from the issuance of convertible notes of $1,750,000, proceeds from the exercise of common stock options of $180,717, proceeds from the conversion of common stock warrants of $102,460, payments on the convertible debenture with common stock of $884,612, proceeds from the sale of restricted stock of $1,834,347, offset by repayments on notes payable of $258,195 which were to pay down the balance on the Sand Hill Finance LLC factoring line, and payment of deferred financing costs of $571,270.   For the nine months ended June 30, 2011, net cash provided by financing activities related to proceeds received from notes payable of $818,481 which were advances under our factoring line with Sand Hill Finance LLC, proceeds from the exercise of common stock options of $720,148, and proceeds from the sale or restricted stock of $409,464, offset by repayments on notes payable of $596,213 which were to pay down the balance on the Sand Hill Finance LLC factoring line.

28

At June 30, 2012 we had a working capital deficit of $5,462,640 and an accumulated deficit of $40,851,010.  The report from our independent registered public accounting firm on our audited financial statements for the fiscal year ended September 30, 2011 contained an explanatory paragraph regarding doubt as to our ability to continue as a going concern as a result of our net losses in operations. While our sales increased slightly during the Nine Months Ended June 30, 2012, our gross profit margin was approximately 34.4% and our sales were not sufficient to pay our operating expenses. We reported a net loss of $6,522,930 for the Nine Months Ended June 30, 2012.  There are no assurances that we will report income from operations in any future periods.

Historically, our revenues have not been sufficient to fund our operations and we have relied on capital provided through the sale of equity securities, and various financing arrangements and loans from related parties. At June 30, 2012 we had cash on hand of $774,012.  In fiscal 2006, we entered into a receivable factoring agreement with Sand Hill Finance, LLC under which we can sell certain accounts receivable to the lender on a full recourse basis at 80% of the face amount of the receivable up to an aggregate of $3.0 million. At June 30, 2012 we owed Sand Hill Finance, LLC $2,016,245 under this accounts receivable line.

We do not have any commitments for capital expenditures. We do not presently have any external sources of working capital other than what may be available under the factoring agreement with Sand Hill Finance, LLC and loans from related parties. Our working capital needs in future periods are dependent primarily on the rate at which we can increase our revenues while controlling our expenses and decreasing the use of cash to fund operations. Additional capital may be needed to fund acquisitions of additional companies or assets, although we are not a party to any pending agreements at this time and, accordingly, cannot estimate the amount of capital which may be necessary, if any, for acquisitions.

As long as our cash flow from operations remains insufficient to completely fund operations, we will continue depleting our financial resources and seeking additional capital through equity and/or debt financing. Under the terms of the financing agreement with Sand Hill Finance, LLC we agreed not to incur any additional indebtedness other than trade credit in the ordinary course of business. These covenants may limit our ability to raise capital in future periods.

There can be no assurance that acceptable financing can be obtained on suitable terms, if at all. Our ability to continue our existing operations and to continue growth strategy could suffer if we are unable to raise the additional funds on acceptable terms which will have the effect of adversely affecting our ongoing operations and limiting our ability to increase our revenues and maintain profitable operations in the future. If we are unable to secure the necessary additional working capital as needed, we may be forced to curtail some or all of our operations.

Recent Accounting Pronouncements

In May 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards” (“IFRS”). The amendments in this ASU generally represent clarification of Topic 820, but also include instances where a particular principle or requirement for measuring fair value or disclosing information about fair value measurements has changed. This update results in common principles and requirements for measuring fair value and for disclosing information about fair value measurements in accordance with GAAP and IFRS. The amendments are effective for interim and annual periods beginning after December 15, 2011 and are to be applied prospectively. Early application is not permitted. We do not expect the adoption of ASU 2011-04 will have a material impact on the Company’s Condensed Consolidated Financial Statements.

In June 2011, the FASB issued ASU No. 2011-05, “Comprehensive Income (Topic 220): Presentation of Comprehensive Income” (amended further under ASU No. 2011-12 in December 2011). This guidance eliminates the current option to report other comprehensive income and its components in the statement of changes in equity. The guidance allows two presentation alternatives; present items in net income and other comprehensive income in one continuous statement, referred to as the statement of comprehensive income, or in two separate, but consecutive, statements of net income and other comprehensive income. This guidance is effective as of the beginning of a fiscal year that begins after December 15, 2011. Early adoption is permitted, but full retrospective application is required under both sets of accounting standards. The Company is currently evaluating which presentation alternative it will utilize.

29

In September 2011, the FASB issued ASU No. 2011-08, “Intangibles—Goodwill and Other (Topic 350): Testing Goodwill for Impairment”, which simplifies how entities test goodwill for impairment. Previous guidance under Topic 350 required an entity to test goodwill for impairment using a two-step process on at least an annual basis. First, the fair value of a reporting unit was calculated and compared to its carrying amount, including goodwill. Second, if the fair value of a reporting unit was less than its carrying amount, the amount of impairment loss, if any, was required to be measured. Under the amendments in this update, an entity has the option to first assess qualitative factors to determine whether the existence of events or circumstances leads the entity to determine that it is more likely than not that its fair value is less than its carrying amount. If after assessing the totality of events or circumstances, an entity determines that it is not more likely than not that the fair value of the reporting unit is less than its carrying amount, then the two-step impairment test is unnecessary. If the entity concludes otherwise, then it is required to test goodwill for impairment under the two-step process as described in Topic 350 under paragraphs 350-20-35-4 and 350-20-35-9 under Topic 350. The amendments are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011 and early adoption is permitted. The Company is currently evaluating whether early adoption is necessary.

In December 2011, the FASB issued Accounting Standards Update (ASU) No, 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities. The amendments in this ASU require an entity to disclose information about offsetting and related arrangements on its financial position. This includes the effect or potential effect of rights of offset associated with an entity’s recognized assets and recognized liabilities and require improved information about financial instruments and derivative instruments that are either (1) offset in accordance with Section 210-20-45 or Section 815-10-45 or (2) subject to an enforceable master netting arrangement or similar agreement, irrespective of whether they are offset in accordance with Section 210-20-45 or Section 915-10-45. The amendments are effective for annual reporting periods beginning on or after January 1, 2013 and retrospective disclosure is required for all comparative periods presented. No early adoption is permitted. Currently, the Company does not enter into any right of offset arrangements and expects implementation to have little or no impact.

OUR BUSINESS

OVERVIEW

Headquartered just outside of Washington, D.C., we manufacture and market purpose-built appliances, network and cloud-attached storage solutions and deliver on-line cloud computing application services. Our customer base includes U.S. government agencies, enterprise companies, and small to medium sized businesses (SMB). We have three key product offerings:

•	Iceweb unified data network storage line of products
•	Purpose built network/data appliances
•	Cloud computing products/services

IceWEB unified data storage line of products

Our high performance unified data storage solutions make it possible to operate and manage files and applications from a single device. File-based and block-based access data are consolidated in a single storage platform which supports Fibre Channel SAN, IP-based SAN (iSCSI), and NAS (network attached storage).

Our unified storage system simultaneously enables storage of file data and handles the block-based I/O (input/output) of enterprise applications.  One advantage of unified storage is reduced hardware requirements. Instead of separate storage platforms, like NAS for file-based storage and a RAID disk array for block-based storage, unified storage combines both in a single device. Alternatively, a single device could be deployed for either file or block storage.

30

In addition to reduced capital expenditures for the enterprise, unified storage systems can also be simpler to manage than separate products since our IceWEB Storage System offers one platform for file and block data of all kinds. Whether it id Microsoft Exchange, SQL Server or Oracle databases, virtualized environments, scanned images, files, video, pictures, graphics, or voice data, we believe our products maximize the efficiency of storage by centralizing all data on one platform secured with strong data protection capabilities.

The all-inclusive IceWEB Storage System includes de-duplication; unlimited snapshots; thin provisioning; local or remote, real-time or scheduled replication; capacity and utilization reporting, and integration with virtual server environments.  Unified storage systems enjoy the same level of reliability as dedicated file or block storage systems.

We believe our product offerings have broad appeal in the enterprise and federal marketplaces, and are used as core building blocks (enabling technologies) of business critical storage infrastructure for a diverse group of data intensive key vertical market segments such as geospatial information systems, entertainment, security and defense, higher education, Internet service providers, managed service providers, oil and gas, and health care. We believe our storage systems delivers levels of performance, scalability, versatility and simplicity that exceed existing network storage alternatives. Our unified network storage offering is deployed as storage operating system software on our network attached storage (NAS), and storage area network (SAN) hardware products. This unified network storage environment empowers companies to:

-	Quickly and easily deploy large complex data storage infrastructure environments
-	Reduce administrative costs for managing their storage by making complex technical tasks far more simple to accomplish
-	Reduce hardware and capital expenditure costs by more effectively using the storage within the system and repurposing older legacy hardware
-	Protect their business critical data by leveraging our built-in data replication features
-	Integrate with emerging server virtualization software (VMWare, Citrix Xen and Microsoft’s Hyper V) to better manage those solutions

Our file management system replaces complex and performance-limited competitive products with high performance, scalable and easy to use systems capable of handling the most data-intensive applications and environments. We believe that our solution delivers three key benefits:

•	Performance - which equals or exceeds all competitive products
•	Management – which requires less expertise and provides ease of use for overburdened technical staffers
•	Cost – our solutions typically can be deployed costing far less than those of ours competitors while delivering feature-rich performance with comprehensive, yet easy-to-use management.

Competitive Landscape

We compete with other storage vendors such as Compellent Technologies, Inc., Isilon Systems, Inc., and HP LeftHand Networks. In addition, we find ourselves becoming an alternative in our customers’ eyes to purchasing additional equipment from large and expensive legacy storage providers such as EMC Corporation, IBM, Network Appliance and Hitachi Data Systems.

With the demand for data storage growing exponentially within all organizations, budgetary and common sense decision making is creating a second tier storage marketplace where our IceWEB 3000 products are perceived as compelling data storage solutions. Based upon our review of the market, we believe some customers are searching for alternatives from the high costs and hardware replacement upgrades often required by the larger Tier 1 storage providers, who push expensive upgrades to satisfy to meet their billion dollar revenue growth commitments. Instead, some customers are opting to deploy our products with versatile and feature rich capabilities.

31

Purpose Built Network and Data Appliances

We have been building purpose built network and data appliances for several years. Purpose built network and data appliances are devices which provide computing resources, including processors and memory, data storage, and specific software for specific applications. In 2012 we introduced a cloud storage appliance, a device which allows organizations and/or service providers to rapidly and easily deploy cloud based storage services to their constituents and customers. We are aggressively pursuing other purpose built appliance opportunities and anticipate that this strategy will begin to contribute significantly to our business ramping over the next six months Our goal is that the appliance business segment grows to contribute approximately 20% of overall business revenue by the end of fiscal year 2013. We expect to achieve this through our ongoing sales, marketing and research and development efforts, funded by operations.

Cloud Computing Products and Services

Cloud Computing Services

In December 2005, we launched IceMAIL TM a packaged software service that provides network –hosted groupware, email, calendaring and collaboration functionality. Customers are typically organizations wishing to use Microsoft Exchange and Outlook without having to procure, maintain and manage their own equipment and software.  Online services were subsequently expanded to include IcePORTAL TM which provides customers with a complete Intranet portal and IceSECURE TM a hosted email encryption service.

Originally such hosted services were referred to with the acronym ’SaaS’, which stands for Software-as-a-Service. Such services, hosted across the internet are today commonly referred to as cloud computing.  We believe that the benefits of cloud computing are many. First, adoption of an application, infrastructure, or storage environment which is available on-demand, with no capital expenditures for the user company represents an attractive proposition from the financial perspective. Secondly, such models greatly reduce the need for highly paid internal technical staff, freeing critical resources to work on more core business related functions. Thirdly, the application software, hardware, and infrastructure needs of organizations are constantly growing and evolving – cloud computing allows ad-hoc allocation of resources, cost free software upgrades, and freedom from hardware/infrastructure obsolescence.

Cloud Storage Appliances (CSA)

We have focused our engineering and research and development efforts on crafting our products to perform as scalable ‘building blocks’ for those companies or service providers wishing to rapidly deploy high performance infrastructure to enable delivery of cloud-based services. In September 2009 we introduced a line of devices called “cloud storage appliances” or CSAs. A cloud storage appliance is a purpose built storage device configured for either branch office or central site deployment which allows the housing and delivery of customer data across not only their internal networking infrastructure, but also to make that data available to employees or business partners securely via the Internet, often called the cloud. The CSA line has been built to address concerns within the enterprise marketplace which revolve around hesitation to entrust corporate data to third party providers such as Amazon S3, Mozy, Nirvanix, and others. The CSA line also addresses additional concerns about data access latency and performance.

By implementing our CSA devices, we believe companies can gain all of the benefits of cloud computing, while mitigating the impact of long-term contracts frequently required by vendors, and reducing the potential for security breaches. High performance data transfers are maintained by back-hauling the data and replicating it from remote branch offices across existing wide area network links to the corporate IT infrastructure. We believe an additional benefit derived from the deployment of private or hybrid storage clouds on the CSA products is that companies may not be required to pay per-megabyte or per-gigabyte transfer and storage fees to third party service companies.

Customers

Our products have been sold to customers in the U.S., Canada and Europe across a broad range of industries, including GIS; oil and gas; state, local and federal government; and healthcare. We believe that our customers have a high level of satisfaction with our products and services. During the year ended September 30, 2011 one customer accounted for 10% or more of our consolidated revenue.

32

Sales and Marketing

We sell of all of our products via full “channel-based” model. In a channel-based sales model, companies with products or services build partnerships with systems integrators, other manufacturers, vertical companies such as ESRI and Spot Image, and distributors and leverage the sales resources of those groups to drive sales of products/services. We believe that the value of a channel-based sales model is twofold. First it allows us to grow total sales volume significantly while keeping sales staff, and our general and administrative expenses, low. Rather than building a significant worldwide sales force of our own, this model allows us to build a small channel organization responsible for identification, training and support of partner organizations to ensure their success and productivity. The second value of the channel-based model is that partners bring their own knowledge of key accounts and have relationships already in place which compresses the sales cycle and increases the close ratio on new business, with the goal of generating more sales for our company’s products and services.

We continue to aggressively pursue partner agreements to increase our sales and market exposure and footprint. These partner agreements typically take between three and six months to develop prior to materially increasing sales revenues.

Manufacturing

Manufacturing is conducted at our headquarters in Sterling, VA. Utilizing chassis from premium manufacturers such as AIC Corporation, Intel, SuperMicro, and others, all systems are built, burned-in, and tested at this facility by our in-house engineering and production staff. We manufacture data appliances, modular lightweight portable enterprise servers (MLP), workgroup servers, data storage management platforms, as well as an array of database and customized appliances. We use best-of-breed, readily available, commercial off-the-shelf products sourced from various resellers and suppliers in our manufacturing process.

Competition

The market for our storage is highly competitive and likely to become even more competitive in the future. Established companies have historically dominated the storage market, including EMC, Network Appliance, Dell, Hewlett-Packard, Sun Microsystems, Hitachi Data Systems and IBM.

In addition, there is additional competition from smaller companies such as Compellent Technologies and Isilon. In the future, new competitors will emerge as well as increased competition, both domestically and internationally, from other established storage companies. The principal competitive market factors are:

•	Industry credibility
•	Product scalability, performance and reliability
•	Ease of installation and management
•	Software functionality
•	Total cost of ownership
•	Customer support
•	Market presence

We believe that we compete effectively across all of these factors. In particular, we believe that our product architecture provides significant competitive advantages in terms of performance, scalability, ease of management and low total cost of ownership. Historically, our OEM partners have provided us with a significant number of reference accounts which address credibility and helps in our marketing efforts to new customers.

Many of the competitors have longer operating histories, better name recognition, larger customer bases and significantly greater financial, technical, sales and marketing resources than we have. Competitors may also be able to devote greater resources to the development, promotion, sale and support of their products. Competitors may also have more extensive customer bases and broader customer relationships than we do, including relationships with potential our customers.

33

Research and Development

Research and development expenses consist primarily of personnel-related expenses, costs of prototype equipment, costs of using contractors, allocated facility and IT overhead expenses and depreciation of equipment used in research and development activities. We expense research and development costs as incurred. Our research and development expenses were $790,048 and $547,364, in fiscal 2011 and fiscal 2010, respectively. Subject to the availability of sufficient capital, we intend to continue to invest significantly in our research and development efforts, which we believe are essential to maintaining our competitive position. As a result, we expect research and development expenses to increase in absolute dollars, although we expect these expenses to decrease as a percentage of revenue.

Intellectual Property

Success in our technological markets depends, in part, upon our ability to obtain and maintain proprietary protection for our products, technology and know-how. This must be accomplished without infringing the proprietary rights of others and while simultaneously preventing others from infringing upon our proprietary rights.

We seek to protect our proprietary positions by, among other methods, filing patent applications. Patent efforts are focused in the United States and, when justified by cost and strategic importance, we plan to file related foreign patent applications in jurisdictions such as the European Union and Japan. We are in the process of preparing filings for two or more provisional patents for our cloud storage appliance and WISCSI technologies which we anticipate will happen in our fiscal fourth quarter of 2012.

Pending patent applications relate to various software development projects and to the rapid ingestion of massive amounts of video and other data and other network storage concepts.   It is unknown if any of the patent applications will issue as patents. The patent applications may be opposed, contested, circumvented, designed around by a third-party, or found to be invalid or unenforceable.

Copyright law, trademarks and trade secret agreements are also used to protect and maintain proprietary positions.  Our proprietary information is protected by internal and external controls, including contractual agreements with employees, end-users and channel partners. There is no assurance that these parties will abide by the terms of their agreements.

Trademarks are used on some of the our products and these distinctive marks may be an important factor in marketing the products. Inline® and Inline logo trademarks have been registered in the United States.

Our History

We were originally formed under the laws of the State of Delaware in February 1969. For many years, we were a wholesaler of custom one, two, three and four-color processed commercial printing, as well as disposable and durable office equipment including stock paper, fax paper, fax and copy machines, computers, file cabinets and safes. We conducted our business throughout the United States of America and Puerto Rico from our headquarters in New York.

In March 1999, we changed the focus of our business and closed a transaction by which we acquired 100% of the outstanding capital stock of North Orlando Sports Promotions, Inc., a privately held Florida corporation. From 1999 until July 2001, we operated a variety of Internet-related services; however, we were unable to generate positive cash flow from these Internet-related businesses.

In May 2001, we executed an Agreement and Plan of Reorganization and Stock Purchase Agreement with Disease S.I., Inc. Under the terms of the agreement, we acquired 100% of the issued and outstanding stock of Disease S.I., Inc. in exchange for 750,000 shares of our common stock. The transaction was accounted for as a reverse acquisition under the purchase method for business combinations. Accordingly, the combination of the two companies was recorded as a recapitalization of Disease S.I., Inc., pursuant to which Disease S.I., Inc. was treated as the continuing entity. Disease S.I., Inc. was a developmental stage biopharmaceutical clinical diagnostics company planning to employ a broad array of technologies to detect, identify and quantify substances in blood or other bodily fluids and tissues. It intended to derive revenues from patent sub-licensing fees, royalties from pharmaceutical sales, appropriate milestone payments and research and development contracts.

34

Following completion of the acquisition of Disease S.I., Inc., it became apparent to us that it would be in our best long-term interest that the Internet operations be conducted apart from the biopharmaceutical clinical diagnostics operations. On July 24, 2001, we sold a former officer and director 100% of our subsidiary North Orlando Sports Promotions, Inc., in exchange for the assumption of all liabilities related to North Orlando Sports Promotions, Inc. and its operations estimated at approximately $112,000, and which included the forgiveness of $91,500 in accrued compensation. Included in the sale along with the capital stock of North Orlando Sports Promotions, Inc. were fixed assets, rights to several domain names and various contractual rights and obligations.

On November 27, 2001, we acquired 9,050,833 shares of the common stock of Healthspan Sciences, Inc., a privately held California corporation in exchange for 5,000 shares of our common stock in a private transaction exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of that act. This agreement was rescinded on March 21, 2002. Pursuant to the rescission, Healthspan Sciences, Inc. returned all 5,000 shares of our common stock issued in the exchange and we returned all 9,050,833 shares of Healthspan Sciences, Inc. which we had received.

On March 21, 2002, we executed an Agreement and Plan of Merger with IceWEB Communications, Inc., a Delaware corporation and its security holders. Founded in 2000, IceWEB Communications, Inc. enabled interactive communications and education on the web. In June 2001, it had acquired the assets in bankruptcy of Learning Stream, Inc., a provider of streaming services. Pursuant to the agreement, each of the 22,720,500 shares of common stock of IceWEB Communications, Inc. issued and outstanding immediately prior to the merger were converted into the right to receive 0.13375 shares of our common stock, for an aggregate of 303,888 shares of common stock. Each of the warrants to purchase an aggregate of 680,125 shares of IceWEB Communications, Inc. common stock issued and outstanding immediately prior to the merger were converted into the right to receive one warrant to purchase 0.13375 shares of our common stock upon exercise of said warrant.

 In June 2003, we acquired 100% of the capital stock of Interlan Communications, Inc., a privately held corporation, in exchange for 25,000 shares of our common stock. In June 2003, we also acquired 100% of the capital stock of Seven Corporation in exchange for 37,500 shares of our common stock and cash consideration of $123,000. As described later in this section, we sold Seven Corporation in February 2007.

In October 2003, we acquired 19% of the capital stock of IceWEB 5000, Inc. of Virginia, together with substantially all of its assets including software licenses, source code, potential patents and trademarks for a combined stock and cash value of approximately $632,000 which included the issuance of 191,381 shares of our common stock and cash consideration of $65,500.

In May 2004, we acquired substantially all of the assets of DevElements, Inc. of Virginia, including software licenses, source code, potential patents and trademarks, cash, hardware, and equipment. As consideration for the purchase of the assets, we paid DevElements $100,000 and agreed to the assumption of liabilities up to an aggregate of $150,000. In exchange for the 19% interest in DevElements, we issued to the security holders of DevElements 187,500 shares of our common stock and options to purchase 187,500 shares of common stock exercisable at a price of $27.20 per share and expiring May 13, 2009. We issued to the security holders options to purchase 6,250 shares, which were contingently exercisable upon the satisfaction of certain performance criteria. The performance criteria, which required contracts, task orders and other work assignments involving billing of at least $840,000 during the six-month period ending November 13, 2004, was not met and the options were cancelled.

In March 2006 we acquired PatriotNet, Inc., an Internet service provider, for total consideration of $290,000 of which $190,000 was paid in cash and $100,000 was paid through the issuance of 100,000 shares of our common stock. We granted Patriot Computer Group, Inc., the seller in the transaction, certain piggyback registration rights for the 100,000 shares of our common stock issued as partial consideration in the transaction. At the time of the acquisition, the purchase price exceeded the fair value of the assets acquired by $390,600 which we treated as goodwill for accounting purposes. From the date of acquisition through September 30, 2007 revenues from PatriotNet were approximately $316,000 and represented approximately 6% of our consolidated revenues. On December 1, 2006 we sold PatriotNet to Leros Online, Inc., a third party, for $150,000 in cash and the assumption of $60,000 in liabilities. At September 30, 2007 we recorded goodwill impairment of $180,000 related to this transaction.

On December 1, 2006 we sold 100% of the capital stock of our wholly-owned subsidiary, Integrated Power Solutions, Inc. to Mr. John Younts, our Vice President of Integrated Power Solutions and a key employee, for the assumption of approximately $180,000 in liabilities and the payment of $12,000 we owed him. For the fiscal year ended September 30, 2006, revenues for Integrated Power Solutions were approximately $457,000, or approximately, 9.5%, of our total sales.

35

On November 15, 2006, we acquired certain of the assets of True North Solutions related to its governmental customer business for $350,000 of which $250,000 was paid in cash and the balance was paid through the delivery of a $100,000 principal amount promissory note secured by collateral pledge of the assets, payable immediately upon accomplishment of the novation of the GSA Schedule. Under the terms of the agreement, we acquired the customers, forecast, contract renewals, and GSA schedule of True North Solutions. We permitted True North Solutions to use the purchased assets until December 31, 2006 pursuant to which we acted as the seller’s subcontractor until the novation of the GSA Schedule was complete. The novation of the GSA schedule was completed in March, 2008.

On February 16, 2007 we sold 100% of the outstanding stock of our subsidiary, The Seven Corporation of Virginia, Inc., to PC NET in exchange for the waiver of approximately $11,000 we owed PC NET. Under the terms of the agreement we may not engage in any staffing services businesses as The Seven Corporation had conducted for a period of at least two years. For the fiscal year ended September 30, 2006 revenues from The Seven Corporation were $360,000 or approximately 7.5%, of our total sales.

On December 22, 2007, we acquired 100% of the outstanding stock of Inline Corporation for $2,412,731 in cash, plus 503,356 shares of our common stock valued at $276,846, the fair market value on the date of acquisition. The acquisition was accounted for using the purchase method of accounting.

On March 30, 2009, we completed the sale of IceWEB Virginia, Inc., a wholly owned subsidiary, to ABC Networks, Inc., a privately held U.S. company. Pursuant to the terms of the transaction, ABC Networks, Inc. acquired 100% of the outstanding common stock of IceWEB, Virginia, Inc.

EMPLOYEES

At August 17, 2012, we had 19 full-time employees, including our executive officers.  None of our employees are covered by collective bargaining agreements, and we believe our relationships with our employees to be good.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

PROPERTIES

In February 2009, we entered into a two year lease for approximately 6,978 square feet of office space in which our principal executive offices are located for annual base rental of approximately $74,400. We are currently renting our office location on a month-to-month basis, but anticipate renewing our lease for an additional year.

MANAGEMENT

The following individuals serve as our executive officers and members of our Board of directors:

Name	Age	Positions
Harold F. Compton (1)(2)	65	Chairman
Robert M. Howe III	65	Chief Executive Officer
Mark B. Lucky	53	Chief Financial Officer
Nicholas Carosi, III	65	Director
Raymond H. Pirtle (2)	71	Director
Jack Bush(1)	77	Director
Harry E. Soyster	77	Director

(1) Member of the Compensation Committee

(2) Member of the Audit Committee

36

Harold F. Compton. Mr. Compton has been a member of our board of directors since May 2005, and from May 2012 until July 23 he served as interim Chief Executive Officer following the death of Mr. John Signorello, the former Chairman and Chief Executive Officer. Mr. Compton has been a retailer for more than 30 years. Mr. Compton joined CompUSA Inc. in 1994 as Executive Vice President-Operations, becoming Executive Vice President and Chief Operating Officer in 1995, President of CompUSA Stores in 1996 and Chief Executive Officer of CompUSA Inc. in 2000, a position he held until his retirement in 2004. Prior to joining CompUSA, Inc., from 1993 until 1994 he served as President and COO of Central Electric Inc., Executive Vice President Operations and Human Resources, and Director of Stores for HomeBase (1989 to 1993), Senior Vice President Operations and Director of Stores for Roses Discount Department Stores (1986 to 1989), and held various management positions including Store Manager, District Manager, Regional Vice President and Zone Vice President for Zayre Corporation from 1965 to 1986. Since 1998 Mr. Compton was a member of the board of directors of Linens ‘N Things, Inc., is currently a member of the board of directors of Maidenform Brands, Inc. and is a member of its Compensation Committee and Corporate Governance and Nominating Committee of the board of directors of that company. Mr. Compton also serves as Chairman of the Board of HASCO Medical, Inc.

We believe that as a result of his years of managerial and operational experience, Mr. Compton brings to the board of directors demonstrated management ability at senior levels. In addition, his experience as a director of a variety of companies, and his more than 30 years of experience as a retailer brings valuable insight to our board of directors. These experiences, qualifications and attributes have led to our conclusion that Mr. Compton should be serving as a member of our board of directors in light of our business and structure.

Robert M. Howe III. Robert M. Howe III is a technology industry veteran with over 20 years of experience in various leadership positions. Mr. Howe was most recently with McCusker & Company, an international warranty services company, where he served as President and Chief Operating Officer. His prior experience includes working at Dell Computer Corporation from 1992-1994 as a Senior Vice President where he was instrumental in launching the DellWare business model, as well as creating a virtual logistics model that subsequently became the industry standard; working at AT&T GIS from 1994-1997 (now known as NCR), where he served as VP and General Manager for their worldwide PC business; and working at CompUSA where he held the titles of Corporate Senior Vice President and President, from 1997-2000 where he oversaw the turnaround of CompUSA’s in-house PC brand. From September 2000 to May 2006, Mr. Howe served as a consultant to technology firms, both independently and in collaboration with the Sightline Group, in connection with go- to – market readiness. From May 2006 to February 2007, Mr. Howe served as President and Chief Operations Officer of DualCor Technologies, Inc, a technology firm that developed a mobile handheld computer.    Mr. Howe holds a BA in English from Birmingham-Southern College, and a Masters of Arts from Auburn University.

We believe that as a result of his years of managerial and operational experience, Mr. Howe brings a demonstrated management ability at senior levels. These experiences, qualifications and attributes have led to our conclusion that Mr. Howe should be serving Chief Executive Officer.

Mark B. Lucky. Mark B. Lucky has served as our Chief Financial Officer since March 2007 and as our Chief Operating Officer since May 2012. Since October 30, 2010 he has also served as a member of the board of directors of VOIS Inc. (OTC Markets: VOIS), an entity in which we purchased an interest as described elsewhere herein. He has over 20 years professional experience in high growth/start-up ventures and established companies with multi-industry experience including financial services, technology, software, real estate, biotech and entertainment and media. Prior to joining our company, he consulted at Bearing Point on their financial restatement project. From 2004 to 2005 he was Vice President of Finance and Administration at Galt Associates, Inc., a Sterling, Virginia informatics/ technology and medical research services company and from 2001 to 2004 he was Vice President of Finance and Administration of MindShare Design, Inc., a San Francisco, California based internet technology company. While at both Galt Associates, Inc. and MindShare Design, Inc. Mr. Lucky was the senior financial officer for the company, providing strategic and tactical analysis and managing day to day finance, accounting, cash management, reporting and human resource responsibilities. During his career Mr. Lucky has also been employed by Axys Pharmaceuticals, Inc., a NASDAQ-listed South San Francisco, California-based early stage drug discovery biotech company (acting CFO and Senior Director of Finance), PriceWaterhouseCoopers, LLC, COMPASS Management and Leasing, Inc. (Vice President - Finance 1997 to 1998), Mindscape, Inc. (Director of Financial Planning and Analysis 1995 to 1996), The Walt Disney Company (Manager, Operations Planning & Analysis, Manager of Corporate Planning 1991 to 1995), and KPMG. Mr. Lucky is a member of the board of directors of VOIS Inc. and HASCO Medical, Inc. Mr. Lucky is a CPA and received his B.A., Economics, from the University of California at Los Angeles.

37

Raymond Pirtle. Jr. Mr. Pirtle has been a member of our board of directors since June 2005. Mr. Pirtle is a veteran of the financial services industry, having spent the past three decades in a variety of senior roles in corporate finance, institutional sales, investment banking, and equity research. From 1966 until 1989 he was employed by J.C. Bradford & Co., a large regional investment banking and brokerage, departing as a general partner. From 1989 until 2001 he was a Director and co-head of institutional sales of Equitable Securities Corp., a banking and institutional brokerage firm later known as SunTrust Equitable. In 2001 he was one of the founding partners of Avondale Partners, LLC, an institutional equity research and investment banking firm focusing on small companies generally with a market cap in the range of $200 million to $2 billion. In March 2005 Mr. Pirtle founded Clairidge Company, LLC., a consulting firm that represents micro-cap to small-cap companies with a public equity valuation under $200 million or larger companies that are seeking to attract broad attention from institutional portfolio managers, research analysts or investment bankers. Since 1985 Mr. Pirtle has been serving on the board of both public and private companies. He currently serves on the board of Premier Global Services, Inc. (NYSE: PGI), a provider of business communications services and business process solutions that enable enterprise customers to automate and simplify components of their critical business processes and to communicate more effectively with their constituents.

Mr. Pirtle is a veteran of the financial services industry, having spent the past three decades in a variety of senior roles in corporate finance, institutional sales, investment banking, and equity research. These experiences, qualifications and attributes have led to our conclusion that Mr. Pirtle should be serving as a member of our board of directors in light of our business and structure.

Jack Bush. Mr. Bush has been a member of our board of directors since August 2005. Mr. Bush has served as the President of Raintree Partners, Inc., a management consulting company, since September 1995. He is also currently Chairman and Director of IdeaForest.com (Joann.com), and Vice Chairman and Director of FPE Corporation (Framed Picture Enterprises). From 1995 to 1999 he served as Chairman of Aaron Brothers Holding Company and of Carolina Art & Frame Co. He was a founder, Chief Concept Officer and Director of Artistree Art, Frame & Design Company. During this time he was also a director of Cyberplay, New York Coffee & Bagels, Bradlees Stores, Stage Stores, Telequip and Jumbo Sports Company. He served on the board of Bradlees during a successful reorganization and served as special assistant to the board of Stage Stores during a successful reorganization. From 1997 to 1999 he served as Chairman, CEO and President of Jumbo Sports Co. From 1991 to August 1995, he was President and Director of Michaels Stores, Inc. and was Chairman of Michaels of Canada. The Company grew from 136 to 530 stores and became the largest arts and crafts retailer in the world. Upon leaving the NASDAQ-listed company, sales reached $1.5 billion and had 22,000 associates. From 1990 to 1991 he served as Executive Vice President, Director of Operations and Stores for Ames Department Stores. From 1985 to 1990 Mr. Bush was President and Director of Roses Stores, a NASDAQ-listed company. During his tenure the Company grew to 226 stores with $1.6 billion in sales and 25,000 associates. From 1980 to 1985 He served as Vice President of Zayre Corporation, an NYSE-listed company responsible for 105 stores and $750 million in sales. From 1958 to 1980 he served in a variety of positions with J.C. Penney Company, an NYSE-listed company. Mr. Bush was a U.S. Air Force Reserve officer and holds a Bachelor of Science from the University of Missouri.

We believe that Mr. Bush’s extensive senior management, operational, and board experience bring valuable knowledge to our board of directors and that these experiences, qualifications and attributes have led to our conclusion that Mr. Bush should be serving as a member of our board of directors in light of our business and structure.

Harry E. Soyster. General Soyster has been a member of our board of directors since March 2009. General Soyster served as Director, Defense Intelligence Agency during Desert Shield/Storm. He also served as Deputy Assistant Chief of Staff for Intelligence, Department of the Army; Commanding General, U.S. Army Intelligence and Security Command; and in the Joint Reconnaissance Center, Joint Chiefs of Staff. In Vietnam, he was a field artillery battalion operations officer, and was twice decorated for valor and wounded in action. Upon retirement, General Soyster was Vice President for International Operations with Military Professional Resources Incorporated where he helped pioneer the concept of providing retired military expertise to support emerging democracies in Eastern Europe and Africa. In 2006, he served as Special Assistant to the Secretary of the Army for World War II 60th Anniversary Commemorations. Currently, he serves as consultant to numerous corporations and participates in studies by the Center for Strategic and International Studies and the National Institute for Public Policy. In 1957, General Soyster graduated from the United States Military Academy with a Bachelor of Science degree in Engineering. He also holds a Masters of Science degree in Chemistry from Pennsylvania State University in Chemistry and a Masters of Science degree in Management from the University of Southern California. His military education includes completion of the Field Artillery School, Basic and Advanced Courses; the U.S. Army Command and General Staff College; and the National War College. General Soyster has an active TS/SCI (Top Secret/Sensitive Compartmented Information) clearance.

38

General Soyster provides our board with extensive knowledge, experience, and relationships with agencies in the federal government. He has significant organizational, operational, and managerial experience and we believe he brings valuable insight to growing our company and assist us in meeting our business objectives. We believe that these experiences, qualifications and attributes have led to our conclusion that General Soyster should be serving as a member of our board of directors in light of our business and structure.

Nick Carosi, III. Mr. Carosi has been a member of our board of directors since May, 2012. He has served as President and CEO of Arban & Carosi Inc., one of the largest manufacturers of architectural precast concrete serving the Mid-Atlantic area, since 1990. He currently serves as a board member of INOVA Health Systems, with which he has been associated for over 20 years. He began his career with the Arban & Carosi Inc. in 1969, and was instrumental in overseeing its growth into the preeminent manufacturers of architectural precast concrete in North America . Mr. Carosi is a former board member, and President of the Prince William County Chamber of Commerce, has served on the advisory board of Sovran Bank, was a member of the board of Piedmont Federal Savings and Loan, and also served on the board of Potomac Hospital. During that time he has served as a board member, chairman of the finance committee, chairman of the governance committee, chairman of the investment committee, and is currently the vice chair of the board. He is also currently on the board of Marymount University of Arlington, Virginia, and Bellarmine University of Louisville, Kentucky, his alma mater. In addition, Mr. Carosi was instrumental in bringing what is now known as the Potomac Nationals to Prince William County, Virginia, having served as their Treasurer for four years. He is also a former partner of TSI Windows of Maryland.

There are no family relationships between any of the executive officers and directors. Directors are elected at our annual meeting of security holders and hold office until the next annual meeting of security holders or until his or her resignation, removal, or death.

Committees of the Board of directors

Our board of directors has created both an Audit Committee and a Compensation Committee. We do not have a Nominating Committee or any committee performing a similar function. The functions that such a committee would undertake are being undertaken by the entire board as a whole. We do not have a policy regarding the consideration of any director candidates which may be recommended by our security holders, including the minimum qualifications for director candidates, nor has our board of directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our security holders, including the procedures to be followed. Our board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our board of directors or any inquiry as to what the procedures may be if a stockholder wished to make such a recommendation. Since 2009 the board has been developing a nominating and approval process and policy to guide the handling of potential recommendations of board candidates. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our board will participate in the consideration of director nominees.

Audit Committee . The Audit Committee of our board of directors was formed to assist the board of directors in fulfilling its oversight responsibilities for the integrity of our consolidated financial statements, compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of our internal audit function and independent auditors. The Audit Committee will also prepare the report that SEC rules require be included in our annual proxy statement. The Audit Committee has adopted a charter which sets forth the parameters of its authority The Audit Committee Charter provides that the Audit Committee is empowered to:

39

•	Appoint, compensate, and oversee the work of the independent registered public accounting firm employed by our company to conduct the annual audit. This firm will report directly to the audit committee;
•	Resolve any disagreements between management and the auditor regarding financial reporting;
•	Pre-approve all auditing and permitted non-audit services performed by our external audit firm;
•	Retain independent counsel, accountants, or others to advise the committee or assist in the conduct of an investigation;
•	Seek any information it requires from employees - all of whom are directed to cooperate with the committee’s requests - or external parties;
•	Meet with our officers, external auditors, or outside counsel, as necessary; and
•	The committee may delegate authority to subcommittees, including the authority to pre-approve all auditing and permitted non-audit services, provided that such decisions are presented to the full committee at its next scheduled meeting.

Each Audit Committee member is required to:

•	satisfy the independence requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934, and all rules and regulations promulgated by the SEC as well as the rules imposed by the stock exchange or other marketplace on which our securities may be listed from time to time, and
•	meet the definitions of “non-employee director” for purposes of SEC Rule 16b-3 and “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

Each committee member is required to be financially literate and at least one member is to be designated as the “financial expert,” as defined by applicable legislation and regulation. No committee member is permitted to simultaneously serve on the audit committees of more than two other public companies. Mr. Pirtle is considered an “audit committee financial expert” under the definition under Item 407 of Regulation S-K. As we expand our Board of directors with additional independent directors the number of directors serving on the Audit Committee will also increase.

A copy of the Audit Committee Charter is available on our website at www.iceweb.com under the “Investor Relations” tab.

Compensation Committee. The Compensation Committee was appointed by the board to discharge the board’s responsibilities relating to:

•	compensation of our executives,
•	equity-based compensation plans, including, without limitation, stock option and restricted stock plans, in which officers or employees may participate, and
•	arrangements with executive officers relating to their employment relationships with our company, including employment agreements, severance agreements, supplemental pension or savings arrangements, change in control agreements and restrictive covenants.

The Compensation Committee has adopted a charter. The Compensation Committee charter provides that the Compensation Committee has overall responsibility for approving and evaluating executive officer compensation plans, policies and programs of our company, as well as all equity-based compensation plans and policies. In addition, the Compensation Committee oversees, reviews and approves all of our ERISA and other employee benefit plans which we may establish from time to time. The Compensation Committee is also responsible for producing an annual report on executive compensation for inclusion in our proxy statement and assisting in the preparation of certain information to be included in other periodic reports filed with the SEC.

Each Compensation Committee member is required to:

•	satisfy the independence requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934, and all rules and regulations promulgated by the SEC as well as the rules imposed by the stock exchange or other marketplace on which our securities may be listed from time to time, and
•	meet the definitions of “non-employee director” for purposes of SEC Rule 16b-3 and “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

40

Pursuant to our Compensation Committee Charter, the Compensation Committee is charged with evaluating and recommending for approval by the board of directors the compensation of our executive officers. In addition, the Compensation Committee also evaluates and makes recommendations to the entire board of directors regarding grants of options which may be made as director compensation. The Compensation Committee does not delegate these authorities to any other persons nor does it use the services of any compensation consultants.

Messrs. Compton and Bush are the members of our Compensation Committee. As we expand our board of directors with additional independent directors the number of directors serving on the Compensation Committee will also increase. A copy of the Compensation Committee Charter is available on our website at www.iceweb.com under the “Investor Relations” tab.

Code of Ethics

In May 2005, we adopted a Code of Business Conduct and Ethics applicable to our Chief Executive Officer, principal financial and accounting officers and persons performing similar functions. A Code of Business Conduct and Ethics is a written standard designed to deter wrongdoing and to promote:

•	honest and ethical conduct,
•	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,
•	compliance with applicable laws, rules and regulations,
•	the prompt reporting violation of the code, and
•	accountability for adherence to the Code.

A copy of our Code of Business Conduct and Ethics is filed as an exhibit to our annual report for fiscal 2011. We will provide a copy, without charge, to any person desiring a copy of the Code of Business Conduct and Ethics, by written request to us at our principal offices to the attention of Corporate Secretary.

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us in each of the last two completed fiscal years for our principal executive officer, each other executive officer serving as such whose annual compensation exceeded $100,000 and up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer of our company at September 30, 2011. The value attributable to any option awards is computed in accordance with accordance with ASC Topic 718, “Compensation – Stock Compensation, “Share-Based Payments. The assumptions made in the valuations of the option awards are included in Note 12 of the Notes to our Financial Statements for fiscal 2011 appearing later in this prospectus.

SUMMARY COMPENSATION TABLE

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)

John Signorello (1)	2011	205,889	—	76,192	—	—	—	34,038	316,119
	2010	239,559	—	430,000	—	—	—	8,914	678,476

Mark B. Lucky (2)	2011	156,417	—	76,192	—	—	—	10,041	242,650
	2010	201,424	—	197,800	—	—	—	8,923	408,147

(1)        Mr. Signorello is our former Chief Executive Officer. All other compensation in fiscal 2011 includes $10,038 which represents the value of health insurance premiums and includes $24,000 which represents the value of life insurance premiums we paid for Mr. Signorello. In fiscal 2011, we granted him 468,727 shares of our restricted common stock, valued at $76,192. All other compensation in fiscal 2010 includes $8,914 which represents the value of health insurance premiums we pay for Mr. Signorello. In fiscal 2010, we granted him 5,000,000 shares of our restricted common stock, valued at $430,000.

41

(2)        All other compensation in fiscal 2011 and 2010 represents the value of health insurance premiums we pay for Mr. Lucky. In fiscal 2011, we granted him 468,727 shares of our restricted common stock, valued at $76,192. In fiscal 2010, we granted him 2,300,000 shares of our restricted common stock, valued at $197,800.

How Mr. Signorello’s compensation was determined

Mr. Signorello served as our CEO from March 2000 until his death in May, 2012. He was not a party to an employment agreement with our company. His compensation was determined by the Compensation Committee of our board of directors. The Compensation Committee considered a number of factors in determining Mr. Signorello’s compensation including the scope of his duties and responsibilities to our company and the time he devoted to our business. The Compensation Committee did not consult with any experts or other third parties in fixing the amount of Mr. Signorello’s compensation. During fiscal 2011 Mr. Signorello’s compensation package included a base salary of $250,000 and company provided health care benefits.

How Mr. Lucky’s compensation is determined

Mr. Lucky, who has served as our CFO since March 2007, is not a party to an employment agreement with our company. His compensation is determined by the Compensation Committee of our board of directors. The Compensation Committee considered a number of factors in determining Mr. Lucky’s compensation including the scope of his duties and responsibilities to our company and the time he devotes to our business. The Compensation Committee did not consult with any experts or other third parties in fixing the amount of Mr. Lucky’s compensation. During fiscal 2011 Mr. Lucky’s compensation package included a base salary of $200,000 and company provided health care benefits. Mr. Lucky did not receive any stock option grants during this fiscal year. The amount of compensation payable to Mr. Lucky can be increased at any time upon the determination of the Compensation Committee of our board of directors.

Director Compensation

We have not established standard compensation arrangements for our directors and the compensation payable to each individual for their service on our Board is determined from time to time by our board of directors based upon the amount of time expended by each of the directors on our behalf. The following table provides information concerning the compensation of our directors for their services as members of our board of directors for the fiscal year ended September 30, 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Harold Compton	—	—	—	—	—	—	—
Jack Bush	—	—	—	—	—	—	—
John R. Signorello	—	—	—	—	—	—	—
Raymond Pirtle	—	—	—	—	—	—	—
Harry E. Soyster	—	—	—	—	—	—	—
Joseph Druzak	—	—	—	—	—	—	—

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of September 30, 2011:

42

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	OPTION AWARDS					STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)

John R. Signorello	100,000	—		$0.70	04/29/2012
	500,000	—		$0.58	05/06/2015
	250,000	—		$0.60	09/06/2012
	250,000	—		$0.10	03/09/2014

Mark Lucky	100,000	—		$0.58	05/06/2012
	150,000	—		$0.55	06/14/2012
	150,000	—		$0.60	09/06/2012
	29,167	20,833		$0.001	03/18/2013

STOCK OPTION PLAN

In August 2000, our Board of directors adopted our 2000 Management and Director Equity Incentive and Compensation Plan (the “Plan”). The Plan was approved by our security holders in August 2001. As amended in May 2006, June, 2007, February, 2010, and October, 2010, we have reserved an aggregate of 60,000,000 shares of common stock for issuance under the Plan. At December 1, 2011 we have granted options to purchase 4,104,487 shares of our common stock under the Plan. Our Board of directors (or at their discretion a committee of our Board members) administers the Plan including, without limitation, the selection of recipients of awards under the Plan, the granting of stock options, restricted shares or performance shares, the determination of the terms and conditions of any such awards, the interpretation of the Plan and any other action they deem appropriate in connection with the administration of the Plan.

The purpose of the plan is to advance our interests and those of our security holders by providing a means of attracting and retaining key employees, directors and consultants. In order to serve this purpose, we believe the Plan encourages and enables key employees, directors and consultants to participate in our future prosperity and growth by providing them with incentives and compensation based on our performance, development and financial success. Participants in the Plan may include our officers, directors, other key employees and consultants who have responsibilities affecting our management, development or financial success.

Awards may be made under the Plan in the form of Plan options, shares of our common stock subject to a vesting schedule based upon certain performance objectives and shares subject to a vesting schedule based on the recipient’s continued employment. Plan options may either be options qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended or options that do not so qualify. Any incentive stock option granted under our Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our common stock must be at least 110% of such fair market value as determined on the date of the grant. Only persons who are our officers or other key employees are eligible to receive incentive stock options and performance share grants. Any non-qualified stock option granted under our Plan must provide for an exercise price of not less than 50% of the fair market value of the underlying shares on the date of such grant.

The term of each Plan option and the manner in which it may be exercised is determined by the Board of directors, provided that no Plan option may be exercisable more than three years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of our common stock, no more than five years after the date of the grant. The exercise price of the stock options may be paid in either:

43

•	cash, or
•	delivery of unrestricted shares of our common stock having a fair market value on the date of delivery equal to the exercise price, or
•	surrender of shares of our common stock subject to the stock option which has a fair market value equal to the total exercise price at the time of exercise, or
•	a combination of the foregoing methods.

All Plan options are nonassignable and nontransferable, except by will or by the laws of descent and distribution and, during the lifetime of the optionee, may be exercised only by such optionee. At the discretion of the Board of directors, it may approve the irrevocable transfer, without payment, of non-qualified options to the option holder’s spouse, children, grandchildren, nieces or nephews, or to the trustee of a trust for the principal benefit of one or more such persons, or to a partnership whose partners are one or more of such persons. If an optionee’s employment is terminated for any reason, other than due to his or her death, disability or termination for cause, or if an optionee is not our employee but is a member of our Board of directors and his or her service as a director is terminated for any reason, other than due to his or her death or disability, the Plan option granted may be exercised on the earlier of the expiration date or 90 days following the date of termination. If the optionee dies during the term of his or her employment, the Plan option granted to him or her shall lapse to the extent unexercised on the earlier of the expiration date of the Plan option or the date one year following the date of the optionee’s death. If the optionee’s employment, membership on the Board of directors or engagement as a consultant terminates by reason of the optionee’s retirement, then the Plan option granted may be exercised until the earlier of 90 days following the date of termination or the expiration date. If the optionee is permanently and totally disabled within the meaning of Section 22(c)(3) of the Internal Revenue Code, the Plan option granted to him or her lapses to the extent unexercised on the earlier of the expiration date of the option or one year following the date of such disability.

At the time of the restricted share grant, the Board of directors may determine the vesting schedule of such shares and that after vesting, such shares may be further restricted as to transferability or be subject to repurchase by us or forfeiture upon the occurrence of certain events. Awards of restricted shares must be accepted by the participant within 30 days of the grant.

At the time of the award of performance shares, the Board of directors shall establish a range of performance goals to be achieved during the performance period, including, without limitation, earnings, return on capital, or any performance goal approved by our security holders in accordance with Section 162(m) of the Internal Revenue Code. Attainment of the highest performance goal for the performance period will earn 100% of the performance shares awarded for the performance period; failure to attain the lowest performance goal will result in the participant earning no performance shares. Attainment of the performance goals will be calculated from our financial statements, excluding changes in federal income tax rates and the effect of non-recurring and extraordinary items. The performance goals may vary for different performance periods and need not be the same for each participant receiving an award during a performance period.

If the participant’s employment by us, membership on our Board of directors, or engagement by us as a consultant is terminated before the end of any performance period, or upon the participant’s death, retirement or disability, the Board of directors, taking into consideration the performance of such participant and our performance over the performance period, may authorize the issuance to the participant or his or her legal representative or designated beneficiary all or a portion of the performance shares which would have been issued to him or her had the participant’s employment, Board membership or consulting engagement continued to the end of the performance period. If the participant’s employment, Board membership or consulting engagement terminates before the end of the performance period for any other reason, all performance shares are forfeited.

Notwithstanding the foregoing, but subject to any stockholder approval or other requirements of Section 162(m) of the Internal Revenue Code, the Board of directors in its discretion and as determined at the time of award of the performance shares, may provide the participant with the option of receiving cash in lieu of the performance shares in an amount determined at the time of award including, without limitation, by one or more of the following methods:

•	the fair market value of the number of shares subject to the performance shares agreement on the date of award, or
•	part or all of any increase in the fair market value since such date, or
•	part or all of any dividends paid or payable on the number of shares subject to the performance share agreement, or

44

•	any other amounts which in the Board’s sole discretion are reasonably related to the achievement of the applicable performance goals, or
•	any combination of the foregoing.

The purchase price for restricted shares or performance shares granted under the Plan shall be set by the Board of directors but may not be less than par value. Payment of the purchase price for the restricted shares or performance share may be made in either,

•	cash, or
•	by delivery of unrestricted shares of our common stock having a fair
•	market value on the date of such delivery equal to the total
•	purchase price, or
•	a combination of either of these methods.

The restricted stock awards, performance stock awards and stock options are subject to accelerated vesting in the event of our change of control. We may, at our option, terminate all unexercised stock options 30 days after a change in control and pay to the participant holding these unexercised options cash in an amount equal to the difference between fair market value and the exercise price of the stock option. If the fair market value is less than the exercise price, we may terminate the options without payment to the holder. The per share purchase price of shares subject to Plan options granted under the Plan or related to performance share awards or restricted share awards may be adjusted in the event of certain changes in our capitalization, but any such adjustment shall not change the total purchase price payable upon the exercise in full of such option or award. No participant in our Plan has any rights as a stockholder until the shares subject to the Plan options or stock awards have been duly issued and delivered to him or her.

We have an option to purchase any shares of our common stock which have been issued to Plan participants pursuant to restricted stock awards, performance stock awards or stock options if the participant ceases to be our employee, a member of our Board of directors or a consultant to us for any reason. We must exercise our repurchase right at the time of termination. The purchase price for any shares we repurchase will be equal to the fair market value of the our total security holders’ equity divided by the total outstanding shares of our common stock on the last day of that calendar month, calculated on a fully-diluted basis. If we exercise our repurchase right, we much close the transaction within 20 days from the termination date. At closing, we are entitled to delivery of a one-year promissory note as payment for the purchase price or, at our option, we may pay same in cash at closing.

We also have a right of first refusal to meet the offer if the holder of any shares of our common stock awarded or issued pursuant to our Plan desires to sell such shares to a third party.

The Board of directors may amend, suspend or terminate our Plan at any time, except that no amendment shall be made which:

•	affects outstanding Plan options or any exercise right thereunder, or
•	extends the term of any Plan option beyond 10 years, or
•	extends the termination date of the Plan.

Unless the Plan shall be earlier suspended or terminated, the Plan shall terminate 10 years from the date of the Plan’s adoption by our security holders. Any such termination of our Plan shall not affect the validity of any Plan options previously granted there under.

LIMITATION ON LIABILITY

Under our certificate of incorporation, our directors are not liable for monetary damages for breach of fiduciary duty, except in connection with:

•	breach of the director’s duty of loyalty to us or our security holders;
•	acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law;

45

•	a transaction from which our director received an improper benefit; or
•	an act or omission for which the liability of a director is expressly provided under Delaware law.

In addition, our bylaws provides that we must indemnify our officers and directors to the fullest extent permitted by Delaware law for all expenses incurred in the settlement of any actions against such persons in connection with their having served as officers or directors.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From time to time we have borrowed operating funds from Mr. John Signorello, our former Chief Executive Officer, for working capital. The advances were payable upon demand and were interest free.   During fiscal 2010 Mr. Signorello advanced $66,300 to us, and we repaid $66,300. The highest amount that we owed Mr. Signorello during fiscal 2010 was $25,000. At each of the last four fiscal year ends, 2008, 2009, 2010, and 2011, the amount owed to Mr. Signorello was $0. As of July 7, 2012, the amount owed to Mr. Signorello or to his estate was $0.

While we do not have any policies or procedures for the review, approval or ratification of any related party transactions and no review or ratification of any of the foregoing related party truncations by our board has occurred.

Director Independence

Messrs. Carosi, Pirtle and Bush and General Soyster are considered independent within The NASDAQ Stock Market’s director independence standards pursuant to Marketplace Rule 5605.

PRINCIPAL SECURITY HOLDERS

At August 15, 2012, there were 193,417,389 shares of our common stock issued and outstanding. Our common stock is the only outstanding class of our voting securities. The following table sets forth, as of August 15, 2012, information known to us relating to the beneficial ownership of these shares by:

•	each person who is the beneficial owner of more than 5% of the outstanding shares of common stock;
•	each director;
•	each named executive officer; and
•	all named executive officers and directors as a group.

Unless otherwise indicated, the address of each beneficial owner in the table set forth below is care of 22900 Shaw Road, Suite 111, Sterling, Virginia 20166.

We believe that all persons named in the table have sole voting and investment power with respect to all shares of beneficially owned by them. Under securities laws, a person is considered to be the beneficial owner of securities he owns and that can be acquired by him within 60 days from August 15, 2012 upon the exercise of options, warrants, convertible securities or other understandings. We determine a beneficial owner’s percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person and which are exercisable within 60 days of August 15, 2012, have been exercised or converted. Unless otherwise noted, the address of each of these principal security holders is our principal executive offices.

46

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Hal Compton (1)	2,241,333	1.13%
Raymond H. Pirtle (2)	159,167	0.08%
Nicholas Carosi III (3)	9,591,666	4.86%
Mark B. Lucky (4)	6,364,567	3.22%
Ed Soyster (5)	59,000	0.03%
Jack Bush (6)	1,544,167	0.78%
All executive officers and as a group (six persons)(1)(2),(3),(4),(5),(6)	19,959,899	10.11%
Estate of John R. Signorello (7)	16,534,785	8.36%

(1)         The number of shares beneficially owned by Mr. Compton includes options to purchase 150,000 shares of our common stock at an exercise price of $0.60 per share, options to purchase 238,333 shares of our common stock at an exercise price of $0.001 per share, and options to purchase 250,000 shares of our common stock at an exercise price of $0.10 per share.

(2)         The number of shares beneficially owned by Mr. Pirtle includes options to purchase 150,000 shares of our common stock at an exercise price of $0.60 per share, and options to purchase 9,167 shares of our common stock at an exercise price of $0.001 per share.

(3)         The number of shares beneficially owned by Mr. Carosi includes warrants to purchase 4,045,833 shares of our common stock at an exercise price of $0.15 per share.

(4)         The number of shares beneficially owned by Mr. Lucky includes options to purchase 150,000 shares of our common stock at an exercise price of $0.60 per share, and options to purchase 44,167 shares of our common stock at an exercise price of $0.001 per share.

(5)         The number of shares beneficially owned by Mr. Soyster includes options to purchase 25,000 shares of our common stock at an exercise price of $0.37 per share, and options to purchase 34,000 shares of our common stock at an exercise price of $0.001 per share.

(6)         The number of shares beneficially owned by Mr. Bush includes options to purchase 150,000 shares of our common stock at an exercise price of $0.60 per share, options to purchase 144,167 shares of our common stock at an exercise price of $0.001 per share, and options to purchase 250,000 shares of our common stock at an exercise price of $0.10 per share.

(7)         The number of shares beneficially owned by Mr. Signorello’s estate includes options to purchase 250,000 shares of our common stock at an exercise price of $0.60 per share, and options to purchase 250,000 shares of our common stock at an exercise price of $0.10 per share. The number of shares beneficially owned by Mr. Signorello excludes 626,667 shares of our common stock issuable upon the conversion of 626,667 shares of Series B convertible preferred stock. Under the designations, rights and preferences of such security, the Series B convertible preferred stock is not convertible by the holder if such conversion would result in the holder becoming the beneficial owner of in excess of 4.99% of our common stock. This provision may be waived or amended only with the consent of the holders of all of the Series B convertible preferred stock and the consent of the holders of a majority of our outstanding shares of common stock who are not our affiliates.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table sets forth securities authorized for issuance under equity compensation plans, including individual compensation arrangements, by us under our 2000 Management and Director Equity Incentive and Compensation Plan and any compensation plans not previously approved by our security holders as of September 30, 2011.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Plan category

Plans approved by our security holders:
2000 Management and Director Equity Incentive and Compensation Plan	2,269,417	$0.375	-

Plans not approved by security holders:
None	0	n/a	n/a

47

A description of each of these plans is contained earlier in this prospectus. Executive Compensation – Stock Option Plan.

USE OF PROCEEDS

We will not receive any proceeds from the resale of shares of our common stock by the selling security holders covered by this prospectus; however, we will receive proceeds from cash payments made in connection with the exercise of warrants held by selling security holders that are covered by this prospectus. We expect to use the proceeds received from the exercise of the warrants, if any, for working capital and general corporate purposes.

SELLING SECURITY HOLDERS

We are registering for resale shares of our common stock. We are registering the shares to permit the selling security holders and their pledgees, donees, transferees and other successors-in-interest that receive their shares from a selling stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate in the manner described in the “Plan of Distribution.” The information included below is based on information that has been provided to us by or on behalf of the selling security holders. The information assumes all of the shares covered hereby are sold or otherwise disposed of by the Selling Security holders pursuant to this prospectus. However, we do not know whether the selling security holders will in fact sell or otherwise dispose of the shares of common stock listed next to their names below.

The following table sets forth:

•	the name of the selling security holders,

•	the number of shares of our common stock that the selling security holders beneficially owned prior to the offering for resale of the shares under this prospectus,

•	the maximum number of shares of our common stock that may be offered for resale for the account of the selling security holders under this prospectus, and

•	the number and percentage of shares of our common stock to be beneficially owned by the selling security holders after the offering of the shares (assuming all of the offered shares are sold by the selling security holders).

48

Shares of Common Stock Beneficially Owned After this Offering
	Number of
	Shares Owned			Number of Shares	% of
	Prior to the		Number of	Owned After the	Outstanding
Name of Selling Security Holder	Offering		Shares Offered	Offering	Shares (1)

David Lane	3,616,667	(2)	3,616,667	0	0.0%
Michael Schmahl	2,900,000	(3)	2,900,000	0	0.0%
Kenneth Ikemiya	1,871,666	(4)	1,666,666	205,000	0.1%
Lawrence Wert	1,916,666	(5)	1,666,666	250,000	0.1%
Beth Elman	466,666	(6)	416,666	50,000	0.0%
Jerome Gildner	666,666	(7)	666,666	0	0.0%
Lester Boelter	2,330,166	(8)	2,083,333	246,833	0.1%
KBA Holdings	833,334	(9)	833,334	0	0.0%
James G Athas	1,350,000	(10)	1,250,000	100,000	0.0%
Howard Bialick and Mary Beth Bialick	4,730,500	(11)	4,475,000	255,500	0.1%
Howard Bialick	416,667	(12)	416,667	0	0.0%
Dennis Holman	2,333,334	(13)	2,333,334	0	0.0%
The Knipf Family Trust	1,733,334	(14)	1,733,334	0	0.0%
Anesthesia Consulting 401K	1,766,666	(15)	1,666,666	100,000	0.0%
John Kyees	1,500,001	(16)	1,500,001	0	0.0%
J.R. McGraw	2,970,250	(17)	2,970,250	0	0.0%
Meyers Associates, LP	538,239	(18)	538,239	0	0.0%
Nicholas Carosi III	10,975,000	(19)	3,975,000	7,000,000	3.3%
George Johnnson	1,115,997	(20)	1,115,997	0	0%
Terry Murphy	261,825	(21)	261,825	0	0.0%
Hayden McMillian	195,233	(22)	195,233	0	0.0%
Allan Cruikshanks	195,233	(23)	195,233	0	0.0%
Christopher Wynne	232,160	(24)	232,160	0	0.0%
Joseph Mahalick	45,000	(25)	45,000	0	0.0%
Nicholas Carosi Irrevoc. Trust c/o BB&T	70,833	(26)	70,833	0	0.0%
David Dent	1,543,333	(27)	833,333	710,000	0.3%
Michael Geiskopf and Rita Geiskopf	333,833	(28)	333,833	0	0.0%
Dean Suhre	621,667	(29)	416,667	205,000	0.1%
Nova J Page and Richard D Page	266,333	(30)	266,333	0	0.0%
Timothy Alpers	442,667	(31)	166,667	276,000	0.1%
Kenneth Sutin	416,667	(32)	416,667	0	0.0%
	48,656,603		39,258,270

(1)	Based on 187,071,442 shares of common stock outstanding as of June 30, 2012.
(2)	Includes 1,950,000 shares of common stock issuable upon the exercise of outstanding warrants.
(3)	Includes 1,450,000 shares of common stock issuable upon the exercise of outstanding warrants.
(4)	Includes 833,333 shares of common stock issuable upon the exercise of outstanding warrants.
(5)	Includes 833,333 shares of common stock issuable upon the exercise of outstanding warrants.
(6)	Includes 208,333 shares of common stock issuable upon the exercise of outstanding warrants.
(7)	Includes 333,333 shares of common stock issuable upon the exercise of outstanding warrants.

49

(8)	Includes 1,875,000 shares of common stock issuable upon the exercise of outstanding warrants.
(9)	Includes 416,667 shares of common stock issuable upon the exercise of outstanding warrants.
(10)	Includes 625,000 shares of common stock issuable upon the exercise of outstanding warrants.
(11)	Includes 2,237,500 shares of common stock issuable upon the exercise of outstanding warrants.
(12)	Includes 416,667 shares of common stock issuable upon the exercise of outstanding warrants.
(13)	Includes 1,416,667 shares of common stock issuable upon the exercise of outstanding warrants.
(14)	Includes 866,667 shares of common stock issuable upon the exercise of outstanding warrants.
(15)	Includes 833,333 shares of common stock issuable upon the exercise of outstanding warrants.
(16)	Includes 958,334 shares of common stock issuable upon the exercise of outstanding warrants.
(17)	Includes 1,485,125 shares of common stock issuable upon the exercise of outstanding warrants.
(18)	Includes 538,239 shares of common stock issuable upon the exercise of outstanding warrants.
(19)	Mr. Carosi is a member of our board of directors. Includes 3,975,000 shares of common stock issuable upon the exercise of outstanding warrants.
(20)	Includes 1,115,997 shares of common stock issuable upon the exercise of outstanding warrants.
(21)	Includes 261,825 shares of common stock issuable upon the exercise of outstanding warrants.
(21)	Includes 195,233 shares of common stock issuable upon the exercise of outstanding warrants.
(22)	Includes 195,233 shares of common stock issuable upon the exercise of outstanding warrants.
(24)	Includes 232,160 shares of common stock issuable upon the exercise of outstanding warrants.
(25)	Includes 45,000 shares of common stock issuable upon the exercise of outstanding warrants.
(26)	Includes 70,833 shares of common stock issuable upon the exercise of outstanding warrants.
(27)	Includes 833,333 shares of common stock issuable upon the exercise of outstanding warrants.
(28)	Includes 333,833 shares of common stock issuable upon the exercise of outstanding warrants.
(29)	Includes 416,667 shares of common stock issuable upon the exercise of outstanding warrants.
(30)	Includes 266,333 shares of common stock issuable upon the exercise of outstanding warrants.
(31)	Includes 166,667 shares of common stock issuable upon the exercise of outstanding warrants.
(32)	Includes 416,667 shares of common stock issuable upon the exercise of outstanding warrants.

None of the selling security holders are broker-dealers or affiliates of broker-dealers, other than Meyers Associates, LP which is a broker-dealer and a member of FINRA and Meyers Associates, LP received placement agent warrants as compensation for services in the ordinary course of its business as the placement agent for our recent 2012 offering. Meyers Associates LP transferred a portion of the warrants it received from us as compensation to George Johnson, Joseph Mahalick, and Christopher Wynne as compensation to them in the regular course of their employment with that firm.  At the time of the receipt of the warrants, none had any agreement or understanding, directly or indirectly, with any person to distribute those securities. None of the selling security holders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, other than as described previously in this section.

We have agreed to pay full costs and expenses, incentives to the issuance, offer, sale and delivery of the shares, including all fees and expenses in preparing, filing and printing the registration statement and prospectus and related exhibits, amendments and supplements thereto and mailing of those items. We will not pay selling commissions and expenses associated with any sale by the selling security holders.

DESCRIPTION OF SECURITIES

         Our authorized capital stock consists of 1,000,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of June 30, 2012 there were 187,071,442 shares of common stock and 626,667 shares of Series B preferred stock issued and outstanding.

COMMON STOCK

         Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to the preferences of any shares of preferred stock which may then be authorized and outstanding, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

         Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

50

  Preferred Stock

Our authorized capital includes 10,000,000 shares of blank check preferred stock, par value $0.001 per share. Our board of directors, without further stockholder approval, may issue our preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. In September 2005, Our board of directors authorized a series of 833,334 shares of blank check preferred stock be designated as Series B convertible preferred stock and on September 28, 2005, we filed a Certificate of Designations of Preferences, Rights and Limitations of Series B convertible preferred with the Secretary of State of Delaware. On December 29, 2005, we filed an Amended and Restated Certificate of Designations of Preferences, Rights and Limitations of Series B convertible preferred stock increasing the number of shares authorized under this series to 1,833,334 shares. Presently, there are 626,667 shares of our Series B convertible preferred stock issued and outstanding.

The designations, rights and preferences of the Series B convertible preferred stock provide:

—	no dividends are payable on the Series B convertible preferred stock. So long as these shares are outstanding, we cannot pay dividends on our common stock nor can it redeem any shares of its common stock, the shares of Series B convertible preferred stock do not have any voting rights, except as may be provided under Delaware law,

—	so long as the shares are outstanding, we cannot change the designations of the Series B convertible preferred stock, create a class of securities that in the instance of payment of dividends or distribution of assets upon our liquidation ranks senior to or pari passu with the Series B convertible preferred stock or increase the number of authorized shares of Series B convertible preferred stock, the shares carry a liquidation preference of $0.2727 per share,

—	each share of Series B convertible preferred stock is convertible at the option of the holder into one share of our common stock based upon an initial conversion value of $0.2727 per share. The conversation ratio is subject to adjustment in the event of stock dividends, stock splits or reclassification of our common stock. The conversion ratio is also subject to adjustment in the event we should sell any shares of its common stock or securities convertible into common stock at an effective price less than the conversion ratio then in effect, in which case the conversion ratio would be reduced to the lesser price. No conversion of the Series B convertible preferred stock may occur if a conversion would result in the holder, and any of its affiliates beneficially owning more than 4.9% of our outstanding common shares following such conversion. This provision may be waived or amended only with the consent of the holders of all of the Series B convertible preferred stock and the consent of the holders of a majority of our outstanding shares of common stock who are not affiliates,

—	so long as the Series B convertible preferred stock is outstanding, we have agreed not to issue any rights, options or warrants to holders of its common stock entitling the holders to purchase shares of its common stock at less than the conversion ratio without the consent of the holders of a majority of the outstanding shares of Series B convertible preferred stock. If we should elect to undertake such an issuance and the Series B holders consent, the conversion ratio would be reduced. Further, if we should make a distribution of any evidence of indebtedness or assets or rights or warrants to subscribe for any security to our common stockholders, the conversion value would be readjusted,

—	the shares of Series B convertible preferred stock automatically convert into shares of our common stock in the event of change of control of our company, and

—	so long as the shares of Series B convertible preferred stock are outstanding, we cannot sell or issue any common stock, rights to subscribe for shares of common stock or securities which are convertible or exercisable into shares of common stock at an effective purchase price of less than the then conversion value of the Series B convertible preferred stock.

51

COMMON STOCK PURCHASE WARRANTS

We currently have outstanding common stock purchase warrants to purchase an aggregate of 290,000 shares of our common stock at an exercise prices $0.50 per share. These warrants expire between December 31, 2012 and February 28, 2012. The exercise price of the warrants is subject to pro-rata adjustment in the event of stock splits, recapitalizations and similar corporate events.

Warrants issued in the September 2011 private offering

In connection with our September 2011 private offering, we issued five year Series N warrants to purchase up to an aggregate of 10,738,939 shares of our common stock with an exercise price of $0.15 per share, including 976,267placement agent warrants issued to Anderson and Strudwick, Inc. The warrants are callable by us at a call price of $0.25 per underlying common share should our common stock trade at or above $0.25 per share, based on the reported closing bid price of the common stock on the OTC Bulletin Board for 10 consecutive trading days, following 20 business days’ prior written notice.

The exercise price and call price of the warrants are subject to adjustment in the event of stock splits, recapitalizations and similar corporate events.

Warrants issued in November 2011 private offering

In connection with November 2011 private offering, we issued Series O, Series P and Series Q warrants to purchase up to an aggregate of 82,092,138 shares of our common stock, as adjusted. with an initial exercise price of $0.074 per share, as adjusted, and subject to adjustment as described below and including warrants to purchase 2,092,595 shares as placement agent compensation. The Series O warrants and Series P warrants are each immediately exercisable. The Series Q warrants become exercisable at any time that any portion of the Series P warrants are exercised. The term of the Series O warrants is five years from the issue date, the term of the Series P warrants is one year from the Applicable Date, as that term is defined in the warrant, and the term of the Series Q warrants is five years from the Applicable Date. Other than the exercise periods, all three series of warrants are identical. The warrants are also exercisable on a cashless basis during the first six months the warrants are outstanding or at any time the registration statement covering the shares issuable upon the exercise of the warrants is not effective. The warrants are not exercisable if, after giving effect to the exercise, the holder or any of its affiliates would be the beneficial owner as determined in accordance with the rules of the SEC of in excess of 4.9% of our outstanding shares of common stock. If we issue options, convertible securities, warrants or similar securities to holders of our common stock, the warrant holders shall have the right to acquire the same as if they had exercised the warrants into common stock.

The exercise price is subject to adjustment for stock splits, combinations or similar events, and, in such event, the number of shares issuable upon the exercise of the warrants will also be adjusted such that the aggregate warrant exercise price shall be the same immediately before and immediately after such adjustment. In addition, the warrant exercise price is also subject to a “full ratchet” anti-dilution adjustment which, in the event that we issue or are deemed to have issued, certain securities at a price lower than the then applicable warrant exercise price, immediately reduces warrant exercise price to equal the price at which we issued or was deemed to have issued, our common stock.

If we sell or issue any options or convertible securities that are convertible into or exchangeable or exercisable for shares of our common stock at a price which varies or may vary with the market price of the shares of common stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions, the holder of a warrant will have the right to substitute the variable price for the warrant exercise price upon exercise of all or part the warrant.

Warrants issued in the 2012 offering

In connection with our 2012 private offering, we issued 14,801,554 Series R five common stock purchase warrants which are exercisable at $0.15 per share, including warrants to purchase 1,345,596 shares as placement agent compensation. The warrants are also exercisable on a cashless basis at any time after 12 months that the registration statement covering the shares issuable upon the exercise of the warrants is not effective. The warrants are not exercisable if, after giving effect to the exercise, the holder or any of its affiliates would be the beneficial owner as determined in accordance with the rules of the SEC of in excess of 4.9% of our outstanding shares of common stock. This limitation may be increased by the holder to 9.99% upon 61 days prior notice to us.

52

The exercise price of the warrants is subject to adjustment in the event of stock splits, recapitalizations and similar corporate events. Generally, whenever the number of shares our common stock underlying the warrant is adjusted, as herein provided, the exercise price payable upon the exercise of the warrant will be adjusted to that price determined by multiplying the exercise price immediately prior to the adjustment by a fraction (i) the numerator of which will be the number of shares of our common stock purchasable upon exercise of the warrant immediately prior to the adjustment, and (ii) the denominator of which will be the number of shares of our common stock purchasable upon exercise of the warrant immediately after the adjustment.

The Series R warrants are callable by us in the event the closing price of our common shares on the OTC Bulletin Board closes at or above $0.25 per share for 10 consecutive trading days, providing that the shares of our common stock underlying the warrants are covered by an effective registration statement. If we distribute to all holders of our common stock any shares of capital stock, other than common stock, or evidences of our indebtedness or assets, excluding cash dividends or distributions paid from retained earnings or our current year’s or prior year’s earnings, or rights or warrants to subscribe for or purchase any of our securities while the warrant is outstanding, we agreed to reserve shares or other units of these securities for distribution to the warrant holder upon exercise of the warrant so that, in addition to the shares of our common stock the holder will receive upon exercise, the holder will also receive upon exercise the amount and kind of these additional securities which the warrant holder would have received if the warrant holder had, immediately prior to the record date for the distribution of the securities, exercised the warrant.

SENIOR CONVERTIBLE NOTES

In connection with November 2011 private offering, we issued $2,012,500 principal senior convertible notes. The senior convertible notes are senior unsecured indebtedness of our company, senior to all other indebtedness other than our obligations to Sand Hill Finance, LLC, with which it is pari passu, and guaranteed by our subsidiaries. The senior convertible notes do not bear any interest unless there has been an “event of default” as described below, at which time interest begins accruing at 18% per annum, compounded quarterly. Monthly installment payments on the principal amount of the senior convertible notes begin on the earlier of six months from the issuance date of the notes or upon the effectiveness of the registration statement registering the shares of our common stock into which the senior convertible notes are convertible; the registration statement was declared effective by the SEC on February 8, 2012.

Installment payments under the senior convertible notes may either be made in shares of our common stock or cash. We are not able to make the installment payments in shares of our common stock if there has been an “equity conditions failure” or “dollar failure.” Generally, under the terms of the senior convertible notes an “equity conditions failure” means that the shares of our common stock issuable for the installment payment are not covered by an effective registration statement or the issuance of the shares would cause the holder or its affiliates to be the beneficial owners of in excess of 4.9% of our outstanding common stock, together with certain other “equity conditions” as described in the senior convertible notes. A “dollar failure” means that the average of the aggregate trading volumes of our common stock for the 20 trading days preceding the installment date has not equaled or exceeded $25,000. If we cannot make installment payment in shares of common stock because one of these conditions is not satisfied, we must make such payment in cash. Unless previously converted into shares of our common stock, the senior convertible notes mature on May 23, 2013. Except as described below, we have no right to prepay any amounts due under the senior convertible notes.

The senior convertible notes are convertible at the option of the holders into shares of our common stock at an initial conversion price of $0.074 per share, as adjusted. The conversion price is subject to adjustment for stock splits, combinations or similar events. The conversion price is also subject to a “full ratchet” anti-dilution adjustment which, in the event that we issue or are deemed to have issued, certain securities at a price lower than the then applicable conversion price, immediately reduces the conversion price to equal the price at which we issued or were deemed to have issued our common stock. In addition, if we sell or issue any options or convertible securities that are convertible into or exchangeable or exercisable for shares of our common stock at a price which varies or may vary with the market price of the shares of common stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions, the holder of a senior convertible note will have the right to substitute the variable price for the fixed conversion price upon conversion of all or part of the note. The senior convertible notes provide that no conversion may be made if, after giving effect to the conversion, the holder or any of its affiliates would be the beneficial owner as determined in accordance with the rules of the SEC of in excess of 4.9% of our outstanding shares of common stock.

53

Beginning at any time after the earlier of the 30th calendar day immediately following the date that the registration statement was declared effective by the SEC or the 210th day from the issuance date of the senior convertible notes, and upon at least 10 days but not more than 30 days prior notice to the holders, we have the right to redeem all amounts outstanding under the senior convertible notes in cash for an amount equal to 110% of the greater of the amount to be redeemed and the product of the conversion rate and the closing sale price of our common stock on the trading day immediately preceding the notice of redemption.

The senior convertible notes contain a variety of events of default which generally include the following events and which apply to these events by our subsidiaries as well, where applicable:

—	failure to pay any amounts due under the senior convertible notes when due;

—	an occurrence of default under other of our obligations or our bankruptcy, insolvency, reorganization or liquidation;
—	a judgment against us in excess of $25,000 or if we should fail to pay when due any indebtedness due any other creditor in excess of $10,000;
—	if the effectiveness of the registration statement lapses for more than five consecutive days or more than 10 days in any 365-day period;
—

the occurrence of a “material adverse effect” as described in the Securities Purchase Agreement which means any material adverse effect on:

• our business, properties, assets, liabilities, operations, condition or prospects of our company or any subsidiary, either individually or taken as a whole,

• the transactions contemplated by the private placement documents, or

• the authority or ability of our company or any of our subsidiaries to perform any of their respective obligations under any of the private placement documents;

—	the failure to issue shares upon conversion of a senior convertible note or exercise of a warrant for more than five trading days after the relevant conversion date or exercise date;
—	notification of our intention not to comply with a request for conversion or exercise; and
—	the failure to remove any restrictive legend on any certificate or any shares of common stock issued upon conversion or exercise required by the terms of Securities Purchase Agreement, unless otherwise prohibited by applicable federal securities laws, and such failure remains uncured for five days.

If there is an event of default, upon election of the holders of at least 20% of the outstanding principal amount of the senior convertible notes, we will be obligated to redeem all or any portion of the senior convertible notes, including all accrued and unpaid interest, in cash, at a price equal to the greater of:

—	110% of the amount being converted, depending on the nature of the default, and

—	the product of (a) the amount being converted multiplied by the closing bid price of our common stock on the trading date immediately before the date of redemption multiplied by (b) the highest closing sale price of our common stock during the period beginning on the date immediately preceding such event of default and ending on the trading day immediately prior to the trading day that the redemption price is paid by us.

We have agreed not to take certain actions while the senior convertible notes are outstanding, including:

—	incur other indebtedness which is due before 91 days from the payment in full of the senior convertible notes, except for certain permitted indebtedness, nor will we incur any liens, except for certain permitted liens,

54

—	accelerate the payment of any indebtedness,
—	pay any dividends or redeem any of our securities,
—	making cash expenditures in excess of $400,000 during any measuring period, as specified in the senior convertible notes,
—	change the nature of our business, or
—	issue any shares of our capital stock other than for cash or in connection with options which may be granted to our officers, directors and employees.

If we issue options, convertible securities, warrants or similar securities to holders of our common stock, the holders of the senior convertible notes shall have the right to acquire the same as if they had converted their senior convertible note into common stock.

SHARES ELIGIBLE FOR FUTURE SALE

As of June 30, 2012 there were 187,071,442 shares of common stock issued and outstanding of which approximately 65,996,518 are “restricted securities.” In general, under Rule 144, as currently in effect, a person, or person whose shares are aggregated, who is not our affiliate or has not been an affiliate during the prior three months and owns shares that were purchased from us, or any affiliate, at least six months previously, is entitled to make unlimited public resales of such shares provided there is current public information available at the time of the resales. After a one-year holding period a non-affiliate is entitled to make unlimited public resales of our shares without the requirement that current public information be available at the time of the resales. A person, or persons whose shares are aggregated, who are affiliates of our company and own shares that were purchased from us, or any affiliate, at least six months previously is entitled to sell within any three month period, a number of shares of our common stock that does not exceed the greater of 1% of the then outstanding shares of our common stock, subject to manner of sale provisions, notice requirements and the availability of current public information about us.

Future sales of restricted common stock under Rule 144 could negatively impact the market price of our common stock. We are unable to estimate the number of shares that may be sold in the future by our existing security holders or the effect, if any, that sales of shares by such security holders will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock by existing security holders could adversely affect prevailing market prices.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Pearlman Schneider, LLP, 2200 Corporate Boulevard, N.W., Boca Raton, Florida  33431.

EXPERTS

        Our financial statements as of and for the years ended September 30, 2011 and 2010 included in this prospectus have been audited by Sherb & Co., LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission the registration statement on Form S-1 under the Securities Act of 1933 for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by Securities and Exchange Commission rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

55

We file annual and special reports and other information with the Securities and Exchange Commission. Certain of our filings are available over the Internet at the Securities and Exchange Commission’s web site at http://www.sec.gov. You may also read and copy any document we file with the Securities and Exchange Commission at its public reference facilities:

                        Public Reference Room Office

                        100 F Street, N.E.

                        Room 1580

                        Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

56

 INDEX TO FINANCIAL STATEMENTS

Unaudited consolidated financial statements for the three and nine months ended June 30, 2012 including:

Audited consolidated financial statements for the years ending September 30, 2011 and 2010.

F-1

ICEWEB, Inc.

Consolidated Balance Sheets

	June 30, 2012 (Unaudited)	September 30, 2011(1)
CURRENT ASSETS:
Cash	$774,012	$4,120
Subscription receivable	-	1,171,520
Accounts receivable, net of allowance of $409,000	1,336,591	1,182,060
Inventory	282,602	55,981
Other current assets	13,750	6,877
Prepaid expenses	30,449	30,248
	2,437,404	2,450,806

OTHER ASSETS:
Property and equipment, net	354,643	252,835
Deposits	13,320	13,320
Other assets	1,544	-
Marketable Securities	164,000	115,200
Deferred financing costs, net	107,180	-
Total Assets	$3,078,091	$2,832,161

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$1,032,235	$2,186,691
Notes payable	2,016,245	1,972,544
Convertible notes payable, net of discount	328,478	-
Derivative liability	4,523,086	-
Deferred revenue	-	4,904
Total Liabilities	7,900,044	4,164,139

STOCK HOLDERS’ DEFICIT
Preferred Stock ($.001 par value; 10,000,000 shares authorized)
Series B convertible preferred stock ($.001 par value; 626,667 shares issued and outstanding)	626	626
Common stock ($.001 par value; 1,000,000,000 shares authorized; 187,233,942 shares issued and 203,172,274 shares outstanding and 158,121,066 shares issued and 157,959,066 shares outstanding, respectively)	187,073	157,961
Additional paid in capital	35,854,358	32,866,315
Accumulated deficit	(40,851,010)	(34,328,080)
Accumulated other comprehensive income	83,000	67,200
Subscription receivable	(83,000)	(83,000)
Treasury stock, at cost, (162,500 shares)	(13,000)	(13,000)

Total stockholders’ Deficit	(4,821,953)	(1,331,978)

Total Liabilities and stockholders’ Deficit	$3,078,091	$2,832,161

(1) Derived from audited financial statements

See accompanying notes to unaudited consolidated financial statements

F-2

ICEWEB, Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30		June 30
	2012	2011	2012	2011

Sales	$654,996	$719,727	$2,546,852	$2,514,164

Cost of sales	444,015	380,784	1,669,704	1,317,299
Gross profit	210,981	338,943	877,148	1,196,865

Operating expenses:
Sales and marketing	308,698	123,955	641,255	898,299
Depreciation and amortization expense	33,797	124,831	149,435	418,625
Research and development expense	289,242	187,810	708,325	547,579
General and administrative	438,795	495,963	1,331,939	1,617,786
Total Operating Expenses	1,070,532	932,559	2,830,954	3,482,289

Loss from operations	(859,551)	(593,616)	(1,953,806)	(2,285,424)

Other income (expenses):
Gain/(loss) on change in fair value of derivative liability	(2,156,007)	-	(2,773,086)	-
Interest income	-	-	22	-
Interest expense	(984,317)	(104,653)	(1,796,060)	(302,908)
Total other income (expenses):	(3,140,324)	(104,653)	(4,569,124)	(302,908)

Net loss	$(3,999,875)	$(698,269)	$(6,522,930)	$(2,588,332)

Loss per common share basic and diluted	$(0.01)	$(0.00)	$(0.04)	$(0.02)

Weighted average common shares outstanding basic and diluted	170,774,234	143,553,735	162,922,093	140,673,273

See accompanying notes to unaudited consolidated financial statements

F-3

ICEWEB, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended
	June 30,
	2012	2011
NET CASH USED IN OPERATING ACTIVITIES	$(4,375,749)	$(1,827,791)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in marketable securities	(33,000)	-
Purchase of property and equipment	(217,446)	(60,061)
NET CASH USED IN INVESTING ACTIVITIES	(250,446)	(60,061)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible note payable	1,750,000	-
Proceeds from subscription receivable	1,171,520	-
Proceeds from conversion of warrants	102,460	-
Payment of financing costs	(571,270)	-
Proceeds from the sale of restricted common stock	1,834,347	409,464
Proceeds from notes payable	301,896	818,481
Proceeds from exercise of common stock options	180,717	720,148
Proceeds from payments on convertible debenture	884,612	-
Payments on notes payable	(258,195)	(596,213)
NET CASH PROVIDED BY FINANCING ACTIVITIES	5,396,087	1,351,880

NET INCREASE (DECREASE) IN CASH	769,892	(535,972)

CASH - beginning of period	4,120	540,156

CASH - end of period	$774,012	$4,184

Supplemental disclosure of cash flow information:
Cash paid for :
Interest	$214,686	$198,225
Income taxes	—	—

See accompanying notes to unaudited consolidated financial statements

F-4

  ICEWEB, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2012

NOTE 1 - NATURE OF BUSINESS

Headquartered just outside of Washington, D.C., we manufacture high performance unified data storage appliances with enterprise storage management capabilities.  Through thin provisioning, target deduplication and inline compression managed through IceWEB’s proprietary IceSTORM™ Operating System, IceWEB’s unified storage appliances enable standardization, consolidation and optimized storage utilization for virtual and cloud environments, saving up to 90% of storage costs, while reducing space, power and cooling requirements and simplifying storage management.  Our customer base includes mid-sized businesses, large enterprises, and government organizations.

Major shifts in data center environments toward virtual and cloud based infrastructures have significantly increased the need for storage resources that can handle the complex and mixed systems that combine both file and block data.  Unified Data Storage from IceWEB reduces this complexity by providing a simplified environment to enable virtualization and cloud computing deployments, protection, and cost savings.  Unified Data Storage also provides cost savings through optimized storage utilization, made possible through IceWEB’s thin provisioning, storage pooling, compression and deduplication.

We generate revenue from the manufacture and sale of high-performance unified data storage appliances with IceWEB’s proprietary IceSTORMTM (STorage Optimization and Resource Management) Operating System.

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles and include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

Reclassifications

Certain reclassifications have been made to previously reported amounts to conform to 2012 amounts. The reclassifications had no impact on previously reported results of operations or shareholders’ deficit.

Going Concern

Our auditors stated in their report on the consolidated financial statements of the Company for the years ended September 30, 2011 and 2010 that we have had losses since inception that raise doubt about our ability to continue as a going concern. In addition and as discussed further in Note 6, we are not in compliance with debt covenants under our Financing Agreements with Sand Hill Finance LLC. For the year ended September 30, 2011 we incurred a net loss of $4,705,291 and for the Nine Months Ended June 30, 2012 we incurred a net loss of $6,522,930. The consolidated financial statements do not include any adjustments related to the recovery and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event we cannot continue in existence.

Management has established plans intended to increase the sales of our products and services. Management intends to seek new capital from new equity securities offerings to provide funds needed to increase liquidity, fund growth, and implement its business plan. However, no assurances can be given that we will be able to raise any additional funds.

Marketable Securities

IceWEB accounts for the purchase of marketable equity securities in accordance with ASC 320, “Investment – Debt and Equity Securities” with any unrealized gains and losses included as a net amount as a separate component of stockholders’ equity. However, those securities may not have the trading volume to support the stock price if the Company were to sell all their shares in the open market at once, so the Company may have a loss on the sale of marketable securities even though they record marketable equity securities at the current market value.

F-5

ICEWEB, INC. AND SUBSIDIARIES NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS June 30, 2012

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheets and the reported amounts of sales and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates in 2012 and 2011 include the allowance for doubtful accounts, the valuation of stock-based compensation, the allowance for inventory obsolescence and the useful life of property and equipment and intangible assets, derivative liabilities, and litigation reserves.

Cash and Cash Equivalents

We consider all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable consists of normal trade receivables. We recorded a bad debt allowance of $409,000 as of June 30, 2012. Management performs ongoing evaluations of its accounts receivable. Management believes that all remaining receivables are fully collectable. Bad debt expense amounted to $0 for the three and nine months ended June 30, 2012.

Derivative Liability

The Company issued warrants to purchase the Company’s common stock in connection with the issuance of convertible debt, which contain certain ratchet provisions that reduce the exercise price of the warrants or the conversion price in certain circumstances.  Upon the Company’s adoption of the Derivative and Hedging Topic of the FASB Accounting Standards Codification (“ASC 815”) on January 1, 2009, the Company determined that the warrants and/or the conversion features with provisions that reduce the exercise price of the warrants did not qualify for a scope exception under ASC 815 as they were determined not to be indexed to the Company’s stock as prescribed by ASC 815.

Derivatives are required to be recorded on the balance sheet at fair value (see Note 7).  These derivatives, including embedded derivatives in the Company’s structured borrowings, are separately valued and accounted for on the Company’s balance sheet.  Fair values for exchange traded securities and derivatives are based on quoted market prices.  Where market prices are not readily available, fair values are determined using market based pricing models incorporating readily observable market data and requiring judgment and estimates. In addition, additional disclosures is required about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.

Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  The established fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  The standard describes three levels of inputs that may be used to measure fair value:

Level 1:  Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2:  Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly.  These include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities that are not active; and model-driven valuations whose inputs are observable or whose significant value drivers are observable.  Valuations may be obtained from, or corroborated by, third-party pricing services.

F-6

ICEWEB, INC. AND SUBSIDIARIES NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS June 30, 2012

Level 3:  Unobservable inputs to measure fair value of assets and liabilities for which there is little, if any market activity at the measurement date, using reasonable inputs and assumptions based upon the best information at the time, to the extent that inputs are available without undue cost and effort.

Fair Value of Financial Instruments

The Company’s financial instruments, including cash and cash equivalents, receivables, accounts payable and accrued liabilities and notes payable are carried at cost, which approximates their fair value, due to the relatively short maturity of these instruments.

Our derivative financial instruments, consisting of embedded conversion features in our convertible debt, which are required to be measured at fair value on a recurring basis under FASB ASC 815-15-25 or FASB ASC 815 as of June 30, 2012 are measured at fair value, using a Black-Scholes valuation model which approximates a binomial lattice valuation methodology utilizing Level 3 inputs. Level 3 inputs are unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities (see Note 7).

Inventory

Inventory is valued at the lower of cost or market, on an average cost basis.

Property and Equipment

Property and equipment is stated at cost, net of accumulated depreciation. Depreciation expense is recorded by using the straight-line method over the estimated useful lives of the related assets.

Software Development Costs

The costs for the development of new software products and substantial enhancements to existing software products are expensed as incurred until technological feasibility has been established, at which time any additional costs would be capitalized in accordance with the accounting guidance for software.

Because our current process for developing software is essentially completed concurrently with the establishment of technological feasibility, which occurs upon the completion of a working model, no costs have been capitalized for any of the periods presented.

Intangible Assets

Intangible assets, net consists of the cost of acquired customer relationships. We capitalize and amortize the cost of acquired intangible assets over their estimated useful lives on a straight-line basis. The Company periodically reevaluates the carrying value of its intangible assets for events or changes in circumstances that indicate that the carrying value may not be recoverable. As part of this reevaluation, the Company estimates the future cash flows expected to result from the use of the asset. If the sum of the expected future cash flows is less than the carrying amount of the asset, an impairment loss is recognized to reduce the carrying value of the intangible asset to the estimated fair value of the asset.

Long-lived Assets

In accordance with ASC Topic 360, “Property, Plant, and Equipment” (formerly SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”), we review the carrying value of intangibles and other long-lived assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value.

Advertising

Advertising costs are expensed as incurred and amounted to $93,975 in fiscal 2012 and $215,428 in fiscal 2011.

F-7

ICEWEB, INC. AND SUBSIDIARIES NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS June 30, 2012

Revenue Recognition

We follow the guidance of Accounting Standards Codification (ASC) Topic 605, “Revenue Recognition” (formerly Staff Accounting Bulletin (SAB) No. 104, “Revenue Recognition”) for revenue recognition. In general, we record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for our various revenues streams:

Revenues from sales of products are generally recognized when products are shipped unless the Company has obligations remaining under sales or licensing agreements, in which case revenue is either deferred until all obligations are satisfied or recognized ratably over the term of the contract.

Revenue from services is recorded as it is earned. Commissions earned on third party sales are recorded in the month in which contracts are awarded. Amounts billed in advance of services being provided are recorded as deferred revenues and recognized in the consolidated statement of operations as services are provided.

Earnings per Share

We compute earnings per share in accordance with ASC Topic 260, “Earnings Per Share” Under the provisions of ASC Topic 260, basic earnings per share is computed by dividing the net income (loss) for the period by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed by dividing the net income (loss) for the period by the weighted average number of common and potentially dilutive common shares outstanding during the period. Potentially dilutive common shares consist of the common shares issuable upon the exercise of stock options and warrants (using the treasury stock method) and upon the conversion of convertible preferred stock (using the if-converted method). Potentially dilutive common shares are excluded from the calculation if their effect is antidilutive. At June 30, 20112, there were options and warrants to purchase 96,961,072 shares of common stock, 626,667 shares issuable upon conversion of Series B preferred stock, and no shares of Series C preferred stock outstanding which could potentially dilute future earnings per share.

Stock-Based Compensation

As more fully described in Note 12, we have a stock option plan that provides for non-qualified and incentive stock options to be issued to directors, officers, employees and consultants (the 2000 Management and Director Equity Incentive and Compensation Plan (the “Plan”).

Prior to October 1, 2005, we accounted for stock options issued under the Plan under the recognition and measurement provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, as permitted by ASC Topic 718, “Compensation – Stock Compensation, “Share-Based Payments”. No stock-based compensation cost related to employee stock options was recognized in the Consolidated Statement of Operations for the year ended September 30, 2005 as all options granted under the Plan had an exercise price equal to the market value of the underlying common stock on the date of grant.

Effective October 1, 2005, we adopted the fair value recognition provisions of ASC Topic 718, “Compensation – Stock Compensation, “Share-Based Payments using the modified-prospective-transition method. Under that transition method, compensation cost recognized in the year ended September 30, 2006 includes: (a) compensation cost for all share-based payments granted prior to, but not yet vested as of September 30, 2005, based on the grant date fair value estimated in accordance with the original provisions of Statement 123, and (b) compensation cost for all share-based payments granted subsequent to October 1, 2005, based on the grant-date fair value estimated in accordance with the provisions of Statement 123(R). Financial results for the year ended September 30, 2005 have not been restated.

Recently Issued Accounting Standards

In May 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards” (“IFRS”). The amendments in this ASU generally represent clarification of Topic 820, but also include instances where a particular principle or requirement for measuring fair value or disclosing information about fair value measurements has changed. This update results in common principles and requirements for measuring fair value and for disclosing information about fair value measurements in accordance with GAAP and IFRS. The amendments are effective for interim and annual periods beginning after December 15, 2011 and are to be applied prospectively. Early application is not permitted. We do not expect the adoption of ASU 2011-04 will have a material impact on the Company’s Condensed Consolidated Financial Statements.

F-8

ICEWEB, INC. AND SUBSIDIARIES NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS June 30, 2012

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In June 2011, the FASB issued ASU No. 2011-05, “Comprehensive Income (Topic 220): Presentation of Comprehensive Income” (amended further under ASU No. 2011-12 in December 2011). This guidance eliminates the current option to report other comprehensive income and its components in the statement of changes in equity. The guidance allows two presentation alternatives; present items in net income and other comprehensive income in one continuous statement, referred to as the statement of comprehensive income, or in two separate, but consecutive, statements of net income and other comprehensive income. This guidance is effective as of the beginning of a fiscal year that begins after December 15, 2011. Early adoption is permitted, but full retrospective application is required under both sets of accounting standards. The Company is currently evaluating which presentation alternative it will utilize.

In September 2011, the FASB issued ASU No. 2011-08, “Intangibles—Goodwill and Other (Topic 350): Testing Goodwill for Impairment”, which simplifies how entities test goodwill for impairment. Previous guidance under Topic 350 required an entity to test goodwill for impairment using a two-step process on at least an annual basis. First, the fair value of a reporting unit was calculated and compared to its carrying amount, including goodwill. Second, if the fair value of a reporting unit was less than its carrying amount, the amount of impairment loss, if any, was required to be measured. Under the amendments in this update, an entity has the option to first assess qualitative factors to determine whether the existence of events or circumstances leads the entity to determine that it is more likely than not that its fair value is less than its carrying amount. If after assessing the totality of events or circumstances, an entity determines that it is not more likely than not that the fair value of the reporting unit is less than its carrying amount, then the two-step impairment test is unnecessary. If the entity concludes otherwise, then it is required to test goodwill for impairment under the two-step process as described in Topic 350 under paragraphs 350-20-35-4 and 350-20-35-9 under Topic 350. The amendments are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011 and early adoption is permitted. The Company is currently evaluating whether early adoption is necessary.

In December 2011, the FASB issued Accounting Standards Update (ASU) No, 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities. The amendments in this ASU require an entity to disclose information about offsetting and related arrangements on its financial position. This includes the effect or potential effect of rights of offset associated with an entity’s recognized assets and recognized liabilities and require improved information about financial instruments and derivative instruments that are either (1) offset in accordance with Section 210-20-45 or Section 815-10-45 or (2) subject to an enforceable master netting arrangement or similar agreement, irrespective of whether they are offset in accordance with Section 210-20-45 or Section 915-10-45. The amendments are effective for annual reporting periods beginning on or after January 1, 2013 and retrospective disclosure is required for all comparative periods presented. No early adoption is permitted. Currently, the Company does not enter into any right of offset arrangements and expects implementation to have little or no impact.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment, net, consists of the following:

	Estimated Life	June 30, 2012	September 30, 2011
Office equipment	5 years	$448,831	$836,041
Computer software	3 years	29,523	612,379
Furniture and fixtures	5 years	-	261,385
Leasehold improvements	2 - 5 years	1,030,845	1,026,470
		1,509,199	2,736,275
Less: accumulated depreciation		(1,154,556)	(2,483,440)

		$354,643	$252,835

Depreciation expense for the Nine Months Ended June 30, 2012 and 2011 was $149,435 and $236,306 respectively.

F-9

ICEWEB, INC. AND SUBSIDIARIES NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS June 30, 2012

NOTE 4 - INVENTORY

Inventory consisted of the following:

	June 30, 2012	September, 30, 2011
Raw materials	$226,082	$44,785
Work in progress	42,390	8,397
Finished goods	14,130	2,799
	$282,602	$55,981

NOTE 5 - NOTES PAYABLE

Sand Hill Finance, LLC

On December 19, 2005, the Company entered into a Financing Agreement with Sand Hill Finance, LLC pursuant to which, together with related amendments, the Company may borrow up to 80% on the Company’s accounts receivable balances up to a maximum of $1,800,000. In conjunction with the acquisition of Inline Corporation in December, 2008, the lending limit on the credit facility was increased to $2,750,000. In addition, the Company and Sand Hill Finance, LLC entered into a 36 month term note agreement in the amount of $1,000,000. Amounts borrowed under the Financing Agreement are secured by a first security interest in substantially all of the Company’s assets. At June 30, 2012, the principal amount due under the Financing Agreement amounted to $2,016,245.

Interest on the accounts receivable-based borrowings is payable at a rate of 1.75% per month on the average loan balance outstanding during the year, equal to an annual interest of approximately 21% per year. The Company also agreed to pay an upfront commitment fee of 1% of the credit line upon signing the Financing Agreement, half of which was due and paid upon signing (amounting to $9,000) and half of which is due on the first anniversary of the Financing Agreement. In addition, the Company is obligated to pay a commitment fee of 1% of the credit limit annually, such amounts are payable on the anniversary of the agreement.

In connection with the Financing Agreement, the Company issued Sand Hill Finance, LLC, a seven-year common stock purchase warrant to purchase 25,000 shares of our common stock at an exercise price of $1.00 per share. The exercise price was subsequently reduced to $0.50 per share pursuant to Warrant Amendment Agreement which was executed in conjunction with the convertible debenture. The warrant contains a cashless exercise provision which means that at the option of the holder, the warrant is convertible into a number of shares of our common stock as determined by dividing the aggregate fair market value of the Company’s common stock minus the aggregate exercise price of the warrant by the fair market value of one share of common stock. The number of shares issuable upon the exercise of the warrant and the exercise price are subject to adjustment in the event of stock dividends, stock splits and reclassifications. The fair value of the warrant of $16,250 has been recorded as an addition to paid-in capital and interest expense during the year ended September 30, 2008.

In connection with the term note, the Company issued Sand Hill Finance, LLC a seven-year common stock purchase warrant to purchase 120,000 shares of our common stock at an exercise price of $1.00 per share. The exercise price was subsequently reduced to $0.50 per share pursuant to Warrant Amendment Agreement which was executed in conjunction with the convertible debenture. The warrant contains a cashless exercise provision which means that at the option of the holder, the warrant is convertible into a number of shares of our common stock as determined by dividing the aggregate fair market value of the Company’s common stock minus the aggregate exercise price of the warrant by the fair market value of one share of common stock. The number of shares issuable upon the exercise of the warrant and the exercise price are subject to adjustment in the event of stock dividends, stock splits and reclassifications. The fair value of the warrant of $13,589 has been recorded as an addition to paid-in capital and deferred finance costs during the year ended September 30, 2009.

F-10

ICEWEB, INC. AND SUBSIDIARIES NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS June 30, 2012

NOTE 5 - NOTES PAYABLE (continued)

The Financing Agreement has a term of one year, subject to mutual extension by both parties. As a result, the balance due to Sand Hill Finance, LLC is classified as a current liability on the accompanying consolidated balance sheet.

The terms of the Financing Agreement also restrict the Company from undertaking certain transactions without the written consent of the creditor including (i) permit or suffer a change in control involving 20% of its securities, (ii) acquire assets, except in the ordinary course of business, involving payment of $100,000 or more, (iii) sell, lease, or transfer any of its property except for sales of inventory and equipment in the ordinary course of business, (iv) transfer, sell or license any intellectual property, (v) declare or pay a dividend on stock, except payable in the form of stock dividends (vi) incur any indebtedness other than trade credit in the ordinary course of business and (vii) permit any lien or security interest to attach to any collateral.

In November, 2011, in connection with the Company’s private placement of convertible notes and Securities Purchase Agreement (see Note 9), Sand Hill Finance, LLC executed an amendment to the Financing Agreement in which Sand Hill Finance LLC agreed that they would not pursue any remedies of default under the Financing Agreement until at least the ninety-first day after the obligations under the convertible notes have been fully satisfied.

NOTE 6 - CONCENTRATION OF CREDIT RISK

Bank Balances

The Company maintains cash in financial institutions insured by the Federal Deposit Insurance Corporation (“FDIC”), including non-interest bearing transaction account deposits protected in full in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). At June 30, 2012 all of the Company’s cash balances were fully insured. The Company has not experienced any losses in such accounts.

NOTE 7 - INVESTMENTS

(a) Summary of Investments

Marketable Equity Securities:

As of June 30, 2012,  the Company’s investments in marketable equity securities are based on the June 30, 2012  stock price as reflected on the OTCBB stock exchange , reduced by a discount factor if those shares have selling restrictions.  These marketable equity securities are summarized as follows:

June 30, 2012	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

Publicly traded equity securities	$81,000	$83,000	$—	$164,000

Total	$81,000	$83,000	$—	$164,000

F-11

ICEWEB, INC. AND SUBSIDIARIES NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS June 30, 2012

 NOTE 7 - INVESTMENTS (continued)

September 30, 2011	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

Publicly traded equity securities	$48,000	$67,200	$—	$115,200

Total	$48,000	$67,200	$—	$115,200

The unrealized gains are presented in comprehensive income in the consolidated statement of operations and comprehensive income.

(b) Unrealized Gains and Losses on Investments

The following table summarizes the unrealized net gains (losses) associated with the Company’s investments:

	Three Months Ended		Nine months Ended
	June 30		June 30
	2012	2011	2012	2011

Net gains/(loss) on investments in publicly traded equity securities	$(164,000)	$(32,000)	$15,800	$(384,000)

Net gains/(loss) on investments	$(164,000)	$(32,000)	$15,800	$(384,000)

On January 1, 2008, the Company adopted ASC 820, which, among other things, defines fair value, establishes a consistent framework for measuring fair value and expands disclosure for each major asset and liability category measured at fair value on either a recurring or nonrecurring basis. The Company did not adopt the ASC 820 fair value framework for nonfinancial assets and liabilities, except for items that are recognized or disclosed at fair value in the financial statements at least annually. ASC 820 clarifies that fair value is an exit price, representing the amount that would either be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1. Observable inputs such as quoted prices in active markets for identical assets or liabilities;

Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

F-12

ICEWEB, INC. AND SUBSIDIARIES NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS June 30, 2012

NOTE 7 - INVESTMENTS (continued)

Investment Measured at Fair Value on a Recurring Basis:

	Fair Value Measurements Using:
	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
June 30, 2012
Marketable Equity Securities, net of discount for effect of restriction	$—	$—	$164,000

Liabilities:
Derivative liabilities	$—	$—	$4,523,086

September 30, 2011
Marketable Equity Securities, net of discount for effect of restriction	$—	$—	$115,200

Liabilities:
Derivative liabilities	$—	$—	$—

We categorize the securities as investments in marketable securities available for sale.  These securities are quoted either on an exchange or inter-dealer quotation (pink sheet) system. Unrealized gains or losses on marketable securities available for sale are recognized as an element of comprehensive income based on changes in the fair value of the security.  Once liquidated, realized gains or losses on the sale of marketable securities available for sale are reflected in our net income for the period in which the security was liquidated.

Under the guidance of ASC 320, “Investments”, we periodically evaluate other-than-temporary impairment (OTTI) of securities to determine whether a decline in their value is other than temporary.  Management utilizes criteria such as the magnitude and duration of the decline, in addition to the reasons underlying the decline, to determine whether the loss in value is other than temporary. The term “other-than-temporary” is not intended to indicate that the decline is permanent.  It indicates that the prospects for a near term recovery of value are not necessarily favorable, or that there is a lack of evidence to support fair values equal to, or greater than, the carrying value of the investment. Once a decline in value is determined to be other than temporary, the value of the security is reduced and a corresponding impairment charge to earnings is recognized.  In the assessment of OTTI for various securities at September 30, 2010 the guidance in ASC 320, “the Investment-Debt and Equity Securities,” is carefully followed.

There were no impairment charges on investments in publicly traded equity securities for the Nine Months Ended June 30, 2012 or 2011.

The Company has evaluated its publicly traded equity securities as of June 30, 2012, and has determined that there were no unrealized losses that indicate an other-than-temporary impairment. This determination was based on several factors, which include the length of time and extent to which fair value has been less than the cost basis and the financial condition and near-term prospects of the issuer, and the Company’s intent and ability to hold the publicly traded equity securities for a period of time sufficient to allow for any anticipated recovery in market value.

NOTE 8 - COMPREHENSIVE INCOME (LOSS)

Comprehensive income is comprised of net income (loss) and other comprehensive income or loss. Other comprehensive income or loss refers to revenue, expenses, gains and losses that under accounting principles generally accepted in the United States are included in comprehensive income but excluded from net income as these amounts are recorded directly as an adjustment to stockholders’ equity.

Our accumulated other comprehensive income consists of unrealized gains on marketable securities available for sale of $83,000 at June 30, 2012, and $67,200 at September 30, 2011.

NOTE 9 – CONVERTIBLE NOTES

On November 23, 2011, IceWEB, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with three accredited investors pursuant to which the Company sold $2,012,500 in principal amount of Senior Convertible Notes (the “Notes”) and issued the investors Series O, Series P and Series Q Warrants (collectively, the “Warrants”) to purchase up to an aggregate of 81,588,029 shares, as adjusted, of the Company’s common stock for an aggregate purchase price of $1,750,000 in a private transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on an exemption from registration pursuant to Section 4(2) and Regulation D of the Securities Act.     The Company issued the Notes at an original issue discount of 13%.

F-13

ICEWEB, INC. AND SUBSIDIARIES NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS June 30, 2012

 NOTE 9 – CONVERTIBLE NOTES (continued)

	June 30,	September 30,
	2012	2011

Principal balance of convertible notes	$1,127,887	$-
Original issue discount, net	(104,270)	-
Debt discount	(695,139)	-
Convertible notes, net of discount	$328,478	$-

The convertible notes have a remaining principal balance of $1,127,887, and are carried on the balance sheet at $328,478 net of the remaining unamortized discount, which is being amortized as interest expense over the remaining life of the notes. The convertible notes are convertible into our common stock at a conversion price of $0.074 per share. We can elect to settle any conversion in stock, cash or a combination of stock and cash.

At June 30, 2012, conversion of the outstanding principal amount of the convertible notes would result in the issuance of 15,241,730 shares of common stock.

NOTE 10 - DERIVATIVE LIABILITIES

Derivative warrant liability

The Company has warrants issued in connection with our convertible notes payable outstanding with price protection provisions that allow for the reduction in the exercise price of the warrants in the event the Company subsequently issues stock or securities convertible into stock at a price lower than the exercise price of the warrants.  Simultaneously with any reduction to the exercise price, the number of shares of common stock that may be purchased upon exercise of each of these warrants shall be increased or decreased proportionately, so that after such adjustment the aggregate exercise price payable for the adjusted number of warrants shall be the same as the aggregate exercise price in effect immediately prior to such adjustment.  The Company accounted for its warrants with price protection in accordance with FASB ASC Topic 815.

Accounting for Derivative Warrant Liability

The Company’s derivative warrant instruments have been measured at fair value at June 30, 2012 using the Black-Scholes model.  The Company recognizes all of its warrants with price protection in its consolidated balance sheet as liabilities.  The liability is revalued at each reporting period and changes in fair value are recognized currently in the consolidated statements of operations.  The initial recognition and subsequent changes in fair value of the derivative warrant liability have no effect on the Company’s cash flows.

The derivative warrants outstanding at June 30, 2012 are all currently exercisable with a weighted-average remaining life of 4.40 years.

The revaluation of the warrants at each reporting period, as well as the charges associated with issuing additional warrants due to the price protection features, resulted in the recognition of expense of $2,773,086 and $0 within the Company’s consolidated statements of operations for the Nine Months Ended June 30, 2012 and 2011, respectively, under the caption “Change in fair value of derivative warrant liability”.  The fair value of the warrants at June 30, 2012 is $4,523,086 which is reported on the consolidated balance sheet under the caption “Derivative Liability”.  The following summarizes the changes in the value of the derivative warrant liability from the date of the Company’s issuance of derivative warrant instruments on November 23, 2011 until June 30, 2012:

F-14

ICEWEB, INC. AND SUBSIDIARIES NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS June 30, 2012

 NOTE 10 - DERIVATIVE LIABILITIES (continued)

	Value	No. of Warrants
Warrants Issued on November 23, 2011– Derivative warrant liability	$1,750,000	81,588,029
Increase in fair value of derivative warrant liability	2,773,086	n/a
Additional warrants from price protection features of existing warrants
Balance at June 30, 2012 – Derivative warrant liability	$4,523,086	81,588,029

Fair Value Assumptions Used in Accounting for Derivative Warrant Liability

The Company has determined its derivative warrant liability to be a Level 3 fair value measurement and has used the Black-Scholes pricing model to calculate the fair value as of June 30, 2012.  The Black-Scholes model requires six basic data inputs: the exercise or strike price, time to expiration, the risk free interest rate, the current stock price, the estimated volatility of the stock price in the future, and the dividend rate.  Because the warrants contain the price protection feature, the probability that the exercise price of the warrants would decrease as the stock price decreased was incorporated into the valuation calculations.  The key inputs used in the June 30, 2012 fair value calculations were as follows:

June 30,
2012
Exercise price	$0.074
Time to expiration	0.4 – 4.40 years
Risk-free interest rate	0.21% – 0.67%
Estimated volatility	274%
Dividend	-0-
Stock price on June 30, 2012	$0.135
Expected forfeiture rate	50%

NOTE 11 - COMMITMENTS

We are on a month to month tenancy in our office space in Sterling, Virginia, as our two-year operating lease expired on March 31, 2011.  The office lease agreement had certain escalation clauses and renewal options.  We currently have no future minimum rental payments under operating leases.

F-15

ICEWEB, INC. AND SUBSIDIARIES NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS June 30, 2012

NOTE 12 – STOCKHOLDERS’ DEFICIT

Common Stock Warrants

The outstanding warrants at June 30, 2012 have a weighted average exercise price of $0.084 per share and have a weighted average remaining life of 3.59 years.

Certain of these warrants contain provisions which cause them to be classified as derivative liabilities pursuant to Accounting Standards Codification subtopic 815-40, “Derivatives and hedging—Contracts in Entity’s Own Equity” (ASC 815-40). Accordingly, upon issuance the warrants were recorded as a derivative liability and valued at a fair market value of $1,750,000 which also reduced the carrying value of the convertible notes payable. As a result of the sale of restricted stock units in June, 2012, the price protection provisions of these certain warrants were triggered and resulted in an adjustment to the conversion price of the warrants from $0.17/share to $0.074/share, and simultaneously a commensurate adjustment to the number of shares covered by the warrants was made. A total of 46,679,584 additional shares were issued as a result of the ratchet provisions. The fair value of these warrants was increased to $4,523,086 as of June 30, 2012. The non-cash expense adjustment recorded in the Statement of Operations for the Nine Months Ended June 30, 2012 was approximately $2,773,086. We are required to continue to adjust the warrants to fair value through current period operations for each reporting period.

The Company’s issuance of the following securities will not trigger the price protection provisions of the warrants described above that were issued in connection with the November 2011 private placement:  (a) shares of common stock or standard options to the Company’s directors, officers, employees or consultants pursuant to a board-approved equity compensation program or other contract or arrangement; (b) shares of common stock issued upon the conversion or exercise of any security, right or other instrument convertible or exchangeable into common stock (or securities exchangeable into common stock) issued prior to November 23, 2011; and (c) shares of common stock and warrants in connection with strategic alliances, acquisitions, mergers, and strategic partnerships, the primary purpose of which is not to raise capital, and which are approved in good faith by the Company’s board of directors.

A summary of the status of the Company’s outstanding common stock warrants as of June 30, 2012 and changes during the period ending on that date is as follows:

	Number of	Weighted Average
	Warrants	Exercise Price
Common Stock Warrants
Balance at beginning of year	11,528,934	$0.170
Granted	84,106,138	0.074
Exercised	(838,000)	0.122
Forfeited	0	—
Balance at end of period	94,797,072	0.84

Warrants exercisable at end of period	94,797,072	$0.084

Weighted average fair value of warrants granted or re-priced during the period		$.074

F-16

ICEWEB, INC. AND SUBSIDIARIES NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS June 30, 2012

NOTE 12 – STOCKHOLDERS’ DEFICIT (continued)

The following table summarizes information about common stock warrants outstanding at June 30, 2012:

	Warrants Outstanding			Warrants Exercisable
Range of Exercise Price	Number Outstanding at June 30, 2012	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at June 30, 2012	Weighted Average Exercise Price
$0.074	83,768,138	3.19 Years	$0.074	83,768,138	$0.074
$0.15	10,738,934	4.25 Years	$0.150	10,738,934	$0.150
$0.50	290,000	1.28 Years	$0.500	290,000	$0.500
	94,797,072		$0.084	94,797,072	$0.084

NOTE 13 - STOCK OPTION PLAN

In August 2000, the Board of directors adopted the 2000 Management and Director Equity Incentive and Compensation Plan (the “Plan”) for directors, officers and employees that provides for non-qualified and incentive stock options to be issued enabling holders thereof to purchase common shares of the Company at exercise prices determined by the Company’s Board of directors. The Plan was approved by the Company’s stockholders in August 2001.

The purpose of the Plan is to advance the Company’s interests and those of its stockholders by providing a means of attracting and retaining key employees, directors and consultants. In order to serve this purpose, the Company believes the Plan encourages and enables key employees, directors and consultants to participate in its future prosperity and growth by providing them with incentives and compensation based on its performance, development and financial success. Participants in the Plan may include the Company’s officers, directors, other key employees and consultants who have responsibilities affecting our management, development or financial success.

F-17

ICEWEB, INC. AND SUBSIDIARIES NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS June 30, 2012

NOTE 13 - STOCK OPTION PLAN (continued)

Awards may be made under the Plan in the form of Plan options, shares of the Company’s common stock subject to a vesting schedule based upon certain performance objectives (“Performance Shares”) and shares subject to a vesting schedule based on the recipient’s continued employment (“restricted shares”). Plan options may either be options qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended or options that do not so qualify. Any incentive stock option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our common stock must be at least 110% of such fair market value as determined on the date of the grant. Only persons who are officers or other key employees are eligible to receive incentive stock options and performance share grants. Any non-qualified stock option granted under the Plan must provide for an exercise price of not less than 50% of the fair market value of the underlying shares on the date of such grant.

As amended in October, 2010, the Plan permits the grant of options and shares for up to 60,000,000 shares of the Company’s common stock. The Plan terminates 10 years from the date of the Plan’s adoption by the Company’s stockholders.

The term of each Plan option and the manner in which it may be exercised is determined by the Board of directors, provided that no Plan option may be exercisable more than three years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the Company’s common stock, no more than five years after the date of the grant. The exercise price of the stock options may be paid in either cash, or delivery of unrestricted shares of common stock having a fair market value on the date of delivery equal to the exercise price, or surrender of shares of common stock subject to the stock option which has a fair market value equal to the total exercise price at the time of exercise, or a combination of the foregoing methods.

The fair value of stock options granted was estimated at the date of grant using the Black-Scholes options pricing model. The Company used the following assumptions for determining the fair value of options granted under the Black-Scholes option pricing model:

	June 30,
	2012	2011
Expected volatility	N/A	323% - 325%
Expected term	N/A	1 - 5 Years
Risk-free interest rate	N/A	0.03%
Forfeiture Rate	N/A	0% - 45%
Expected dividend yield	N/A	0%

The expected volatility was determined with reference to the historical volatility of the Company’s stock. The Company uses historical data to estimate option exercise and employee termination within the valuation model. The expected term of options granted represents the period of time that options granted are expected to be outstanding. The risk-free interest rate for periods within the contractual life of the option is based on the U.S. Treasury rate in effect at the time of grant.

For the Nine Months Ended June 30, 2012, total stock-based compensation charged to operations for option-based arrangements amounted to $29,615. At June 30, 2012, there was approximately $23,138 of total unrecognized compensation expense related to non-vested option-based compensation arrangements under the Plan.

F-18

ICEWEB, INC. AND SUBSIDIARIES NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS June 30, 2012

NOTE 13 - STOCK OPTION PLAN (continued)

A summary of the status of the Company’s outstanding stock options as of June 30, 2012 and changes during the period ending on that date is as follows:

	Number of Options	Weighted Average Exercise Price
Stock options
Balance at beginning of year	4,104,487	$0.37
Granted	—	—
Exercised	(532,325)	0.34
Forfeited	(1,448,162)	0.53
Balance at end of period	2,124,000	$0.38

Options exercisable at end of period	2,086,500	$0.29

Weighted average fair value of options granted during the year		$—

The following table summarizes information about employee stock options outstanding at June 30, 2012:

	Options Outstanding			Options Exercisable
Range of Exercise Price	Number Outstanding at June 30, 2012	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at June 30, 2012	Weighted Average Exercise Price
$0.001-0.15	1,249,000	1.34 Years	$0.06	1,211,500	$0.06
0.17-0.41	25,000	0.72 Years	0.27	25,000	0.37
0.55-0.70	850,000	0.19 Years	0.61	850,000	0.60
	2,124,000		$0.38	2,086,500	$0.29

NOTE 14 - SEGMENT REPORTING

Although the Company has a number of operating divisions, separate segment data has not been presented as they meet the criteria for aggregation as permitted by ASC Topic 280, “Segment Reporting” (formerly Statement of Financial Accounting Standards (SFAS) No. 131, “Disclosures About Segments of an Enterprise and Related Information”).

Our chief operating decision-maker is considered to be our Chief Executive Officer (CEO). The CEO reviews financial information presented on a consolidated basis for purposes of making operating decisions and assessing financial performance. The financial information reviewed by the CEO is identical to the information presented in the accompanying consolidated statements of operations. Therefore, the Company has determined that it operates in a single operating segment, specifically, web communications services. For the periods ended June 30, 2012 and 2011 all material assets and revenues of the Company were in the United States.

NOTE 15 - SUBSEQUENT EVENTS

During the month of July, 2012 our convertible note holders converted $609, 606 of their notes balance into 8,560,944 of our common stock. In addition we sold 2,860,125 common stock units as part of a PIPE transaction that closed in July, 2012, and we had warrants exercised into 675,000 of our common stock in July, 2012. Other than the disclosures shown, management did not identify any events or transactions that should be recognized or disclosed in the accompanying financial statements.

F-19

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of directors

IceWEB, Inc.

We have audited the accompanying consolidated balance sheets of IceWEB, Inc. and Subsidiaries as of September 30, 2011 and 2010 and the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of our internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of IceWEB, Inc. and Subsidiaries, as of September 30, 2011 and September 30, 2010 and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company had net losses of $4,705,291 and $6,964,233 respectively, for the years ended September 30, 2011 and 2010. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sherb & Co., LLP
Certified Public Accountants

Boca Raton, Florida

December 22, 2011

F-20

IceWEB, Inc. and Subsidiaries

Consolidated Balance Sheets

	September 30, 2011	September 30, 2010
CURRENT ASSETS:
Cash	$4,120	$540,156
Subscription receivable	1,171,520	-
Accounts receivable, net of allowance for doubtful accounts of $409,000	1,182,060	1,466,483
Inventory, net	55,981	62,197
Other current assets	6,877	6,875
Prepaid expenses	30,248	31,230
	2,450,806	2,106,941

OTHER ASSETS:
Property and equipment, net of accumulated depreciation of $2,483,440 and $2,180,643, respectively	252,835	418,873
Deposits	13,320	13,320
Marketable Securities, net	115,200	524,800
Intangible assets, net of accumulated amortization of $911,591 and $668,498, respectively	-	546,952
Total Assets	$2,832,161	$3,610,886

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$2,186,691	$1,648,252
Notes payable	1,972,544	1,649,140
Deferred revenue	4,904	59,582
Total Current Liabilities	4,164,139	3,356,974

Stockholders’ Equity (Deficit)
Series B convertible preferred stock ($.001 par value; 626,667 shares issued and outstanding)	626	626
Common stock ($.001 par value; 1,000,000,000 shares authorized; 157,959,066 shares issued and 134,443,725 shares outstanding, respectively)	157,961	134,445
Additional paid in capital	32,866,315	29,360,833
Accumulated deficit	(34,328,080)	(29,622,792)
Accumulated other comprehensive income	67,200	476,800
Subscription receivable	(83,000)	(83,000)
Treasury stock, at cost, (162,500 shares)	(13,000)	(13,000)

Total stockholders’ equity (deficit)	(1,331,978)	253,912

Total Liabilities and stockholders’ Equity (Deficit)	$2,832,161	$3,610,886

See accompanying notes to consolidated financial statements

F-21

IceWEB, Inc. and Subsidiaries

Consolidated Statements of Operations

	For the Year Ended
	September 30,
	2011	2010

Sales	$2,678,346	$3,353,286

Cost of sales	1,751,640	1,742,110

Gross profit	926,706	1,611,176

Operating expenses:
Sales and marketing expense	975,282	1,690,684
Depreciation and amortization expense	545,890	662,003
Research and development	790,048	547,364
General and administrative	2,605,999	5,312,247
Loss on impairment of intangible assets	303,859	-

Total operating expenses	5,221,078	8,212,298

Loss From Operations	(4,294,372)	(6,601,122)

Other income (expenses):
Gain on extinguishment of debt	-	190,136
Interest expense	(410,919)	(553,247)

Total other income (expenses):	(410,919)	(363,111)

Net loss	$(4,705,291)	$(6,964,233)

Net loss per common share - basic and diluted	$(0.03)	$(0.07)

Weighted average common shares outstanding - basic and diluted	142,344,070	101,379,729

See accompanying notes to consolidated financial statements

F-22

IceWEB, Inc. and Subsidiaries

Consolidated Statement of Changes in Stockholders’ Equity (Deficit)

For the years ended September 30, 2011 and 2009

	Series B				Additional
	Preferred Stock		Common Stock		Paid-In	Accumulated	Comprehensive	Subscription	Treasury Stock
	Shares	Amount	Shares	Amount	Capital	Deficit	Income	Receivable	Share	Amount	Total

Balance at September 30, 2009	626,667	626	68,469,617	68,471	20,065,001	(22,658,556)	—	—	(162,500)	(13,000)	(2,537,458)

Amortization of deferred compensation	—	—	—	—	1,627,919	—	—	—	—	—	1,627,919

Issuance of common stock for cash	—	—	15,580,000	15,580	2,365,050	—	—	—	—	—	2,380,630

Issuance of common stock to settle litigation	—	—	2,678,571	2,679	399,104	—	—	—	—	—	401,783

Common stock issued for exercise of options	—	—	30,570,600	30,571	2,561,055	—	—	—	—	—	2,591,626

Common stock issued in connection with subscription receivable	—	—	2,000,000	2,000	81,000	—	—	(83,000)	—	—	—

Common stock issued for services	—	—	2,800,000	2,800	506,684	—	—	—	—	—	509,484

Common stock issued to employees	—	—	9,344,937	9,345	858,020	—	—	—	—	—	867,365

Common stock issued in connection with conversion of convertible debenture	—	—	3,000,000	3,000	897,000	—	—	—	—	—	900,000

Other Comprehensive income	—	—	—	—	—	—	476,800	—	—	—	476,800

Net loss for the year	—	—	—	—	—	(6,964,233)	—	—	—	—	(6,964,233)

Net Comprehensive loss	—	—	—	—	—	(6,964,233)	476,800	—	—	—	(6,487,433)

Balance at September 30, 2010	626,667	$626	134,443,725	$134,445	$29,360,833	$(29,622,789)	$476,800	$(83,000)	(162,500)	$(13,000)	$253,912

Amortization of deferred compensation	—	—	—	—	131,680	—	—	—	—	—	131,680

Issuance of common stock for cash	—	—	14,053,334	14,054	1,445,578	—	—	—	—	—	1,459,632

Common stock issued for services	—	—	1,032,544	1,033	228,937	—	—	—	—	—	229,970

Common stock issued to employees	—	—	2,113,101	2,113	430,502	—	—	—	—	—	432,615

Common stock issued for exercise of options	—	—	6,791,361	6,791	1,268,310	—	—	—	—	—	1,275,101

Cancellation of shares			(475,000)	(475)	475						—

Other Comprehensive income	—	—	—	—	—	—	(409,600)	—	—	—	(409,600)

Net loss for the year	—	—	—	—	—	(4,705,291)	—	—	—	—	(4,705,291)

Net Comprehensive loss	—	—	—	—	—	(4,705,291)	(409,600)	—	—	—	(5,114,891)

Balance at September 30, 2011	626,667	$626	157,959,066	$157,960	$32,866,315	$(34,328,080)	$67,200	$(83,000)	(162,500)	$(13,000)	$(1,331,978)

See accompanying notes to consolidated financial statements

F-23

IceWEB, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	For the Year Ended September 30,
	2011		2010

Net loss		$(4,705,291)		$(6,964,233)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization		545,890		662,003
Loss on impairment of intangible assets		303,859		—
Share-based compensation		369,385		867,365
Amortization of deferred compensation		131,680		1,627,919
Gain on sale of discontinued operations		—		—
Common stock issued for services rendered		293,199		509,484
Common stock issued for settlement		—		401,783
Amortization of deferred finance costs		27,500		27,015
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable		284,423		(1,104,934)
Prepaid expense		982		(33,545)
Other		(27,499)
Inventory		6,216		89,164
Deposits		—		—
Increase (decrease) in:
Accounts payable and accrued liabilities		538,441		(259,757)
Deferred revenue		(54,678)		49,321

NET CASH USED IN OPERATING ACTIVITIES		(2,285,893)		(4,128,415)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment		(136,759)		(85,624)
Investment in marketable securities		—		(48,000)

NET CASH USED IN INVESTING ACTIVITIES		(136,759)		(133,624)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable		836,024		1,602,024
Payments on notes payable		(512,621)		(1,835,395)
Proceeds from sale of common stock		288,111		2,380,630
Proceeds from exercise of common stock options		1,275,102		2,591,626

NET CASH PROVIDED BY FINANCING ACTIVITIES		1,886,616		4,738,885

NET INCREASE (DECREASE) IN CASH		(536,036)		476,846

CASH - beginning of period		540,156		63,310

CASH - end of period		$4,120		$540,156

Supplemental disclosure of cash flow information:
Cash paid for:
Interest		$383,419		$526,232
Income taxes		$—		$—

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued for debt and interest		$—		$—
Common stock issued in connection with convertible debenture		$—		$1,090,136
Common stock issued in connection with acquisition/disposition	$		$

See accompanying notes to consolidated financial statements

F-24

IceWEB, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended September 30, 2011 and 2010

NOTE 1 - ORGANIZATION

IceWEB, Inc. (the “Company”) began trading publicly in April 2002. Utilizing resources gained through acquisitions, we have developed two lines of business, IceWEB Storage products, and IceMAIL which is a hosted Microsoft Exchange application service. We currently have two wholly owned operating subsidiaries: IceWEB Storage Corporation (formerly known as Inline Corporation), and IceWEB Online, Inc.

BUSINESS OF ICEWEB

Since 2005, the Company has been focused on serving the commercial and federal markets with network security products and proprietary on-line software solutions. In 2008, the Company narrowed its focus and expanded its capabilities by acquiring INLINE Corporation, a data storage manufacturing company.

In March, 2009, the Company sold its wholly owned subsidiary, IceWEB Virginia, Inc. to an unrelated third party, and in the process exited its low-margin IT re-seller business products business to further focus on the higher margin data storage manufacturing business.

At the close of fiscal year 2011, the Company has three key product offerings:

•	Unified Network Storage Solutions
•	Purpose Built Network/Data Appliances
•	Cloud Computing Products/Services

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles and include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

Reclassifications

Certain reclassifications have been made to previously reported amounts to conform to 2010 amounts. The reclassifications had no impact on previously reported results of operations or shareholders’ deficit.

Going Concern

Our auditors stated in their report on the consolidated financial statements of the Company for the Years ended September 30, 2011 and 2010 that we have had losses since inception that raise doubt about our ability to continue as a going concern. In addition and as discussed further in Note 6, we are not in compliance with debt covenants under our Financing Agreements with Sand Hill Finance LLC. For the year ended September 30, 2011 we incurred a net loss of $4,705,291. The consolidated financial statements do not include any adjustments related to the recovery and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event we cannot continue in existence.

Management has established plans intended to increase the sales of our products and services. Management intends to seek new capital from new equity securities offerings to provide funds needed to increase liquidity, fund growth, and implement its business plan. However, no assurances can be given that we will be able to raise any additional funds.

F-25

IceWEB, Inc. and Subsidiaries NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2011 and 2010

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Marketable Securities

IceWEB accounts for the purchase of marketable equity securities in accordance with ASC 320, “Investment – Debt and Equity Securities” with any unrealized gains and losses included as a net amount as a separate component of stockholders’ equity. However, those securities may not have the trading volume to support the stock price if the Company were to sell all their shares in the open market at once, so the Company may have a loss on the sale of marketable securities even though they record marketable equity securities at the current market value.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheets and the reported amounts of sales and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates in 2011 and 2010 include the allowance for doubtful accounts, the valuation of stock-based compensation, the allowance for inventory obsolescence and the useful life of property and equipment and intangible assets, and litigation reserves.

Cash and Cash Equivalents

We consider all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable consists of normal trade receivables. We recorded a bad debt allowance of $409,000 as of September 30, 2011. Management performs ongoing evaluations of its accounts receivable. Management believes that all remaining receivables are fully collectable. Bad debt expense amounted to $102,076 and $336,568 for the Years ended September 30, 2011 and 2010, respectively.

Inventory

Inventory is valued at the lower of cost or market, on an average cost basis.

Property and Equipment

Property and equipment is stated at cost, net of accumulated depreciation. Depreciation expense is recorded by using the straight-line method over the estimated useful lives of the related assets.

Intangible Assets

Intangible assets, net consists of the cost of acquired customer relationships. We capitalize and amortize the cost of acquired intangible assets over their estimated useful lives on a straight-line basis. The Company periodically reevaluates the carrying value of its intangible assets for events or changes in circumstances that indicate that the carrying value may not be recoverable. As part of this reevaluation, the Company estimates the future cash flows expected to result from the use of the asset. If the sum of the expected future cash flows is less than the carrying amount of the asset, an impairment loss is recognized to reduce the carrying value of the intangible asset to the estimated fair value of the asset.

Long-lived Assets

In accordance with ASC Topic 360, “Property, Plant, and Equipment” (formerly SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”), we review the carrying value of intangibles and other long-lived assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value.

F-26

IceWEB, Inc. and Subsidiaries NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2011 and 2010

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Advertising

Advertising costs are expensed as incurred and amounted to $238,482 in fiscal 2011 and $162,862 in fiscal 2010.

Revenue Recognition

We follow the guidance of Accounting Standards Codification (ASC) Topic 605, “Revenue Recognition” (formerly Staff Accounting Bulletin (SAB) No. 104, “Revenue Recognition”) for revenue recognition. In general, we record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for our various revenues streams:

Revenues from sales of products are generally recognized when products are shipped unless the Company has obligations remaining under sales or licensing agreements, in which case revenue is either deferred until all obligations are satisfied or recognized ratably over the term of the contract.

Revenue from services is recorded as it is earned. Commissions earned on third party sales are recorded in the month in which contracts are awarded. Customers are generally billed every two weeks based on the units of production for the project. Each project has an estimated total which is based on the estimated units of production and agreed upon billing rates. Amounts billed in advance of services being provided are recorded as deferred revenues and recognized in the consolidated statement of operations as services are provided.

Earnings per Share

We compute earnings per share in accordance with ASC Topic 260, “Earnings Per Share” (formerly SFAS No. 128, “Earnings per Share”) Under the provisions of ASC Topic 260, basic earnings per share is computed by dividing the net income (loss) for the period by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed by dividing the net income (loss) for the period by the weighted average number of common and potentially dilutive common shares outstanding during the period. Potentially dilutive common shares consist of the common shares issuable upon the exercise of stock options and warrants (using the treasury stock method) and upon the conversion of convertible preferred stock (using the if-converted method). Potentially dilutive common shares are excluded from the calculation if their effect is antidilutive. At September 30, 2011, there were options and warrants to purchase 15,633,425 shares of common stock, 626,667 shares issuable upon conversion of Series B preferred stock, and no shares of Series C preferred stock outstanding which could potentially dilute future earnings per share.

Stock-Based Compensation

As more fully described in Note 12, we have a stock option plan that provides for non-qualified and incentive stock options to be issued to directors, officers, employees and consultants (the 2000 Management and Director Equity Incentive and Compensation Plan (the “Plan”).

Prior to October 1, 2005, we accounted for stock options issued under the Plan under the recognition and measurement provisions of APB Opinion No. 25,Accounting for Stock Issued to Employees, and related interpretations, as permitted by ASC Topic 718, “Compensation – Stock Compensation (Formerly SFAS No. 123 (R), “Share-Based Payments. No stock-based compensation cost related to employee stock options was recognized in the Consolidated Statement of Operations for the year ended September 30, 2005 as all options granted under the Plan had an exercise price equal to the market value of the underlying common stock on the date of grant.

Effective October 1, 2005, we adopted the fair value recognition provisions of ASC Topic 718, “Compensation – Stock Compensation (Formerly SFAS No. 123 (R), “Share-Based Payments using the modified-prospective-transition method. Under that transition method, compensation cost recognized in the year ended September 30, 2006 includes: (a) compensation cost for all share-based payments granted prior to, but not yet vested as of September 30, 2005, based on the grant date fair value estimated in accordance with the original provisions of Statement 123, and (b) compensation cost for all share-based payments granted subsequent to October 1, 2005, based on the grant-date fair value estimated in accordance with the provisions of Statement 123(R). Financial results for the year ended September 30, 2005 have not been restated.

F-27

IceWEB, Inc. and Subsidiaries NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2011 and 2010

NOTE 3 - PROPERTY AND EQUIPMENT

At September 30, property and equipment consisted of the following:

	Estimated Life	2011	2010
Office equipment	5 years	$836,041	$699,282
Computer software	3 years	612,379	612,379
Furniture and fixtures	5 years	261,385	261,385
Leasehold improvements	5 years	1,026,470	1,026,470
		2,736,275	2,599,516

Less: accumulated depreciation		(2,483,440)	(2,180,643)

		$252,835	$418,873

Depreciation expense for the years ended September 30, 2011 and 2010 was $302,797 and $418,913 respectively.

NOTE 4 - INTANGIBLE ASSETS

At September 30, intangible assets consist of the following:

	2011	2010
Manufacturing GSA Schedule	$-	$750,000
Customer relationships intangible	-	465,452
	-	1,215,452
Less: accumulated amortization	-	(668,500)

	$-	$546,952

Amortization expense amounted to $243,093 for the year ended September 30, 2011, and $243,090 for the year ended September 30, 2010.

Amortization expense subsequent to the year ended September 30, 2011 is $0.

The Company periodically reevaluates the carrying value of its intangible assets for events or changes in circumstances that indicate that the carrying value may not be recoverable. As part of this reevaluation, the Company estimates the future cash flows expected to result from the use of the asset. If the sum of the expected future cash flows is less than the carrying amount of the asset, an impairment loss is recognized to reduce the carrying value of the intangible asset to the estimated fair value of the asset.

At September 30, 2011, the Company determined that its sales model in future periods would not substantially benefit from the customer relations or manufacturing GSA schedules that we own.  Accordingly, management deemed these intangible assets to be fully impaired at September 30, 2011 and reduced their carrying values to zero.  A loss on impairment of $303,859 has been included in operating expenses.

F-28

IceWEB, Inc. and Subsidiaries NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2011 and 2010

NOTE 5 - RELATED PARTY TRANSACTIONS

During October, 2009, we sold 2,000,000 shares of common stock at a per share price of $0.042, valued at $83,000 to Florence Signorello, an accredited investor who is the mother of John Signorello, our chief executive officer. The fair market value of our common stock on the date of the transaction was $0.145 per share. As of September 30, 2011 we had not received the proceeds from the investor and as a result we recorded the subscription receivable as a contra equity account on our balance sheet.

We and certain of our affiliates have entered into a series of transactions involving VOIS Inc. (OTCBB: VOIS), a public company which had developed and launched a social commerce website.  On November 3, 2009 we purchased 800,000 shares of the common stock of VOIS Inc., which represented approximately 16% of that company, for $48,000 in a private transaction exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act resulting in gross proceeds to us of $48,000. At the time of our investment, Mr. Mark Lucky, our Chief Financial Officer, was a member of VOIS’ board of directors, having been elected in October 2009.  Mr. Lucky resigned his positions with VOIS in September 2010.

Prior to our investment in VOIS, both Mr. John R. Signorello had a personal relationship with the founders of VOIS.  In an unrelated transaction in November 2009 Mr. Signorello, a member of our board of directors and our CEO, purchased 1,125,000 shares of VOIS’ common stock from a former officer and director of VOIS for nominal consideration in a private transaction.  The shares of common stock purchased by Mr. Signorello represented approximately 27% of VOIS’ outstanding common stock at the time of the purchase of the shares by us.

While five out of the 6 board members qualify as unrelated and independent, as they are independent from management and free from any interest, function, business or other relationship that could, or could reasonably be perceived to, materially interfere with the Director’s ability to act in the our best interest, we do not have any policies or procedures for the review, approval or ratification of any related party transactions and no review or ratification of any of the foregoing related party truncations by our board has occurred.

NOTE 6 - NOTES PAYABLE

Sand Hill Finance, LLC

On December 19, 2005, we entered into a Financing Agreement with Sand Hill Finance, LLC pursuant to which, together with related amendments, we may borrow up to 80% on our accounts receivable balances up to a maximum of $1,800,000. In conjunction with the acquisition of Inline Corporation in December, 2007, the lending limit on the credit facility was increased to $2,750,000.

F-29

IceWEB, Inc. and Subsidiaries NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2011 and 2010

NOTE 6 - NOTES PAYABLE (continued)

In addition, in November, 2008 we and Sand Hill Finance, LLC entered into a 36 month term convertible debenture agreement in the amount of $1,000,000. On September 7, 2010, Sand Hill Finance, LLC converted the remaining balance of $1,090,136 of this convertible debenture in exchange for three million shares of our common stock.  The debenture was converted at a price of $0.36338 per share.  The conversion price was subject to a floor of $0.30 per share resulting in a gain on conversion of $190,136.

Amounts borrowed under the Financing Agreement are secured by a first security interest in substantially all of our assets. At September 30, 2011, the principal amount due under the Financing Agreement amounted to $1,972,544. This amount is included in the note payable balance of $1,972,544 on the balance sheet at September 30, 2011.

Interest is payable under the Financing Agreement at a rate of 1.75% per month on the average loan balance outstanding during the year, equal to an annual interest of approximately 21% per year. We also agreed to pay an upfront commitment fee of 1% of the credit line upon signing the Financing Agreement, half of which was due and paid upon signing (amounting to $9,000) and half of which is due on the first anniversary of the Financing Agreement. In addition, we are obligated to pay a commitment fee of 1% of the credit limit annually, such amounts are payable on the anniversary of the agreement.

In connection with the Financing Agreement, we issued Sand Hill Finance, LLC, a seven-year common stock purchase warrant to purchase 25,000 shares of our common stock at an exercise price of $0.50 per share. The warrant contains a cashless exercise provision which means that at the option of the holder, the warrant is convertible into a number of shares of our common stock as determined by dividing the aggregate fair market value of our common stock minus the aggregate exercise price of the warrant by the fair market value of one share of common stock. The number of shares issuable upon the exercise of the warrant and the exercise price are subject to adjustment in the event of stock dividends, stock splits and reclassifications. The fair value of the warrant of $16,250 has been recorded as an addition to paid-in capital and interest expense during the year ended September 30, 2007.

In connection with the term loan, we issued Sand Hill Finance, LLC a seven-year common stock purchase warrant to purchase 120,000 shares of our common stock at an exercise prices $0.50 per share. The warrant contains a cashless exercise provision which means that at the option of the holder, the warrant is convertible into a number of shares of our common stock as determined by dividing the aggregate fair market value of our common stock minus the aggregate exercise price of the warrant by the fair market value of one share of common stock. The number of shares issuable upon the exercise of the warrant and the exercise price are subject to adjustment in the event of stock dividends, stock splits and reclassifications. The fair value of the warrant of $13,587 has been recorded as an addition to paid-in capital and deferred finance costs during the year ended September 30, 2010.

The Financing Agreement has a term of one year, subject to mutual extension by both parties. As a result, the balance due to Sand Hill Finance, LLC is classified as a current liability on the accompanying consolidated balance sheet.

The terms of the Financing Agreement also restricts us from undertaking certain transactions without the written consent of the creditor including (i) permit or suffer a change in control involving 20% of its securities, (ii) acquire assets, except in the ordinary course of business, involving payment of $100,000 or more, (iii) sell, lease, or transfer any of its property except for sales of inventory and equipment in the ordinary course of business, (iv) transfer, sell or license any intellectual property, (v) declare or pay a dividend on stock, except payable in the form of stock dividends (vi) incur any indebtedness other than trade credit in the ordinary course of business and (vii) permit any lien or security interest to attach to any collateral. Sand Hill Finance provided a waiver with respect to our disposition of IceWEB, Virginia, Inc. in March, 2010, as discussed herein. In addition, we have been in default under the terms of the Financing Agreement, however Sand Hill Finance has provided a waiver and forbearance agreement that provides that no obligations under the financing agreement shall become due and payable until the 91st day after the obligations under the convertible notes (as discussed in Note 17 - Subsequent Events) have been satisfied. Sand Hill Finance agreed that no remedies available to them under the Financing Agreement (including foreclosure) will be pursued until after such date.

F-30

IceWEB, Inc. and Subsidiaries NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2011 and 2010

NOTE 7 - INVENTORY

Inventory consisted of the following:

	September 30, 2011	September 30, 2010
Raw materials	$44,785	$49,757
Work in progress	8,397	9,330
Finished goods	2,799	3,110
	55,981	62,197

Less: reserve for obsolescence	—	—

	$55,981	$62,197

NOTE 8 - COMMITMENTS

We lease office space in Sterling, Virginia under a two-year operating lease that expired on March 31, 2011. We are currently leasing our space on a month-to-month basis but plan to renew the lease for another year.  The office lease agreement has certain escalation clauses and renewal options. Additionally, we have lease agreements for computer equipment and an office copier/fax machine. We have no future minimum rental payments required.

Rent expense was $76,397 and $78,076 for the years ended September 30, 2011 and 2010.

NOTE 9 - INCOME TAXES

We account for income taxes under the provisions of ASC 740-10-25. ASC 740-10-25 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Benefits from tax positions should be recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all the relevant information. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than not recognition threshold should be recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met. ASC 740-10-25 also provides guidance on the accounting for and disclosure of unrecognized tax benefits, interest, and penalties. ASC 740-10-25 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards. ASC 740-10-25 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.  At September 30, 2011 and 2009 the Company has no unrecognized tax benefits, interest, or penalties.

F-31

IceWEB, Inc. and Subsidiaries NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2011 and 2010

NOTE 9 - INCOME TAXES (continued)

A summary of our deferred tax is as follows:

	2011	2010
Deferred Tax Assets:
Tax benefit of net operating loss carry forward	$4,324,000	$5,360,000
Unpaid accrued salaries	24,000	17,000
Allowance for doubtful accounts	113,000	113,000
Reserve for legal settlement	-	353,000
Amortization of leasehold improvements	271,000	182,000
Amortization of intangibles	-	302,000
	4,732,000	6,327,000

Less: valuation allowance	(4,732,000)	(6,327,000)

Net deferred tax assets	$—	$—

As of September 30, 2011 we had unused net operating loss carry forwards of approximately $11,500,000 available to reduce our future federal taxable income. Net operating loss carryforwards expire through fiscal years ending 2031. Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally a greater than 50% change in ownership).

The valuation allowance at September 30, 2011 was $4,732,000. The decrease during fiscal 2011 was approximately $1,595,000.

Net operating loss carryforwards and the associated deferred tax asset were reduced during fiscal September 30, 2011 to reflect reversals of certain temporary differences and management’s re-assessment of its net operating loss carryforwards for tax purposes.

The table below summarizes the differences between our effective tax rate and the statutory federal rate as follows for fiscal 2011 and 2010. The effective tax rate is 34% Federal and 3.6% State after Federal tax benefit:

	2011	2010
Computed “expected” tax benefit	(34.0)%	(34.0)%
State income taxes	(3.6)%	(3.6)%
Other permanent differences	10.8%	1.0%
Change in valuation allowance	26.8%	36.6%

Effective tax rate	0.0%	0.0%

NOTE 10 - CONCENTRATION OF CREDIT RISK

Bank Balances

The Company is subject to concentrations of credit risk primarily from cash.  At September 30, 2011, the FDIC insured deposits up to $250,000.  At September 30, 2011, the Company’s bank balances did not exceed the FDIC insurance limit. While the Company periodically evaluates the credit quality of the financial institutions in which it holds deposits, it cannot reasonably alleviate the risk associated with the sudden possible failure of such financial institutions.

Major Customers

Sales to 5 customers represented approximately 90% of total sales for the year ended September 30, 2011. As of September 30, 2011 approximately 84% of our accounts receivable was due from one customer. Sales to eight customers represented approximately 89% in 2010.

F-32

IceWEB, Inc. and Subsidiaries NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2011 and 2010

NOTE 11 - STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock

Our authorized capital includes 10,000,000 shares of blank check preferred stock, par value $0.001 per share, of which 1,666,667 shares have previously been designated as Series A Convertible Preferred Stock. Our Board of directors, without further stockholder approval, may issue our preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. In September 2005, Our Board of directors authorized a series of 833,334 shares of blank check preferred stock be designated as Series B Convertible Preferred Stock and on September 28, 2005, we filed a Certificate of Designations of Preferences, Rights and Limitations of Series B Preferred with the Secretary of State of Delaware. On December 29, 2005, we filed an Amended and Restated Certificate of Designations of Preferences, Rights and Limitations of Series B Convertible Preferred Stock increasing the number of shares authorized under this series to 1,833,334 shares.

A) Series A Convertible Preferred Stock

All shares of Series A Convertible Preferred Stock were converted into shares of our common stock in fiscal 2008. As of September 30, 2011 there are no Series A Convertible Preferred shares outstanding. The warrants issued in conjunction with the Series A Convertible Preferred Stock transaction were fully converted into shares of our common stock in fiscal 2008. There are no outstanding warrants related to the Series A Convertible Preferred Stock transaction at September 30, 2011.

On March 30, 2005, we entered into a Preferred Stock Purchase Agreement and related agreements with Barron Partners LP. Under the terms of this agreement, we sold Barron Partners LP, an accredited investor, 1,666,667 shares of our Series A Convertible Preferred Stock and issued the purchaser the Common Stock Purchase Warrants “A”, “B” and “C” to purchase an aggregate of 4,500,000 shares of our common stock at exercise prices ranging from $2.00 to $9.60 per share for an aggregate purchase price of $1,000,000. We received net proceeds of $900,000 after payment of expenses of $35,000 and a finder’s fee to Liberty Company LLC of $65,000. We also issued Liberty Company LLC, a broker-dealer, a Common Stock Purchase Warrant “A” exercisable into 175,000 shares of our common stock with an exercise price of $0.70 per share as additional compensation for its services. We used these proceeds for general working capital and acquisitions. The transaction was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

B) Series B Convertible Preferred Stock

The designations, rights and preferences of the Series B Convertible Preferred Stock provide:

•	no dividends are payable on the Series B Convertible Preferred Stock. So long as these shares are outstanding, we cannot pay dividends on our common stock nor can it redeem any shares of its common stock, the shares of Series B Convertible Preferred Stock do not have any voting rights, except as may be provided under Delaware law,

•	so long as the shares are outstanding, we cannot change the designations of the Series B Convertible Preferred Stock, create a class of securities that in the instance of payment of dividends or distribution of assets upon our liquidation ranks senior to or pari passu with the Series B Convertible Preferred Stock or increase the number of authorized shares of Series B Convertible Preferred Stock, the shares carry a liquidation preference of $0.2727 per share,

•	each share of Series B Convertible Preferred Stock is convertible at the option of the holder into one share of our common stock based upon an initial conversion value of $0.2727 per share. The conversation ratio is subject to adjustment in the event of stock dividends, stock splits or reclassification of our common stock. The conversion ratio is also subject to adjustment in the event we should sell any shares of its common stock or securities convertible into common stock at an effective price less than the conversion ratio then in effect, in which case the conversion ratio would be reduced to the lesser price. No conversion of the Series B Convertible Preferred Stock may occur if a conversion would result in the holder, and any of its affiliates beneficially owning more than 4.9% of our outstanding common shares following such conversion. This provision may be waived or amended only with the consent of the holders of all of the Series B Convertible Preferred Stock and the consent of the holders of a majority of our outstanding shares of common stock who are not affiliates,

F-33

IceWEB, Inc. and Subsidiaries NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2011 and 2010

NOTE 11 - STOCKHOLDERS’ EQUITY (DEFICIT) (continued)

•	so long as the Series B Convertible Preferred Stock is outstanding, we have agreed not to issue any rights, options or warrants to holders of its common stock entitling the holders to purchase shares of its common stock at less than the conversion ratio without the consent of the holders of a majority of the outstanding shares of Series B Convertible Preferred Stock. If we should elect to undertake such an issuance and the Series B holders consent, the conversion ratio would be reduced. Further, if we should make a distribution of any evidence of indebtedness or assets or rights or warrants to subscribe for any security to our common stockholders, the conversion value would be readjusted,

•	the shares of Series B Convertible Preferred Stock automatically convert into shares of our common stock in the event of change of control of the Company, and

•	so long as the shares of Series B Convertible Preferred Stock are outstanding, we cannot sell or issue any common stock, rights to subscribe for shares of common stock or securities which are convertible or exercisable into shares of common stock at an effective purchase price of less than the then conversion value of the Series B Convertible Preferred Stock.

Common Stock

Fiscal 2011 Transactions

On September 30, 2011 we sold approximately 9,762,671 restricted stock units at $0.12/unit.  Each unit consists of one share of common stock and a warrant exercisable for one share of common stock.  The warrants have a five year life, an exercise price of $0.15/share, and are callable if the Company’s common stock trades over $0.25/share for ten consecutive trading days.

Anderson and Strudwick, Inc. acted as the placement agent in connection with the sale of the securities and as compensation received a cash fee of approximately $114,127, and warrants to purchase approximately 976,267 shares of the Company’s common stock at a price per share of $0.15.

The sale of the Shares and the Warrants was made pursuant to Section 4(2) of the Securities Act for transactions not involving a public offering and/or Regulation D, as promulgated by the SEC under the Securities Act of 1933, and in reliance upon exemptions from registration under applicable state securities laws.

During February, 2011 we sold 2,000,000 shares of common stock, valued at $200,000 to an accredited investor, and the issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

During March, 2011 we sold 250,000 shares of common stock, valued at $25,000 to an accredited investor, and the issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

During May, 2011 we sold 1,609,600 shares of common stock, valued at $184,464 to two accredited investors, and the issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

During July, 2011 we sold 416,667 shares of common stock, valued at $91,541 to an accredited investor, and the issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

F-34

IceWEB, Inc. and Subsidiaries NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2011 and 2010

NOTE 11 - STOCKHOLDERS’ EQUITY (DEFICIT) (continued)

Fiscal 2010 Transactions

During fiscal 2010, we issued 18,715,000 of our common stock in connection with the exercise of options under our stock option plan.

During November, 2009, we sold 1,000,000 shares of common stock, valued at $130,000 to a Director for $40,000, and recognized stock based compensation expense of $90,000. The purchaser was an accredited investor and the issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

During November, 2009, we sold 1,500,000 shares of common stock at a per share price of $0.10, valued at $150,000 to an accredited investor, and the issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

During March, 2010, we sold 3,000,000 shares of common stock at a per share price of $0.10, valued at $300,000 to four accredited investors. The issuances were exempt from registration under the Securities Act of 1933 in reliance on exemptions provided by Section 4(2) of that act.

During March, 2010, we issued 1,000,000 shares of common stock at a per share price of $0.17, valued at $170,000 to an accredited investor for services rendered. The issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

During February, 2010 we issued 8,800,000 shares of restricted common stock at a per share price of $0.086, valued at $756,800, in lieu of pay to five of our employees, including two executive officers. The recipients were accredited investors and the issuances were exempt from registration under the Securities Act of 1933 in reliance on exemptions provided by Section 4(2) of that act.

During April and May, 2010 we sold 10,080,000 units of our securities to 35 accredited investors in a private placement exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act and Regulation D, with each unit consisting of one share of our common stock and one 12 month common stock purchase warrants. We received gross proceeds of $2,316,000 in this offering. Jesup & Lamont Securities Incorporated, a broker-dealer and member of FINRA, acted as finder for us in the offering and we paid Jesup & Lamont Securities Incorporated a fee of $162,120 and issued them one-year common stock purchase warrants to purchase an aggregate of 877,100 shares of our common stock at an exercise price of $0.40 per share. In addition, we paid Jesup & Lamont  Securities Incorporated legal expenses totaling $25,000 incurred in the preparation of the various transactional documents. We are using the net proceeds of this offering for general working capital.

In July 2010, we issued 2,678,571 shares of common stock valued at $401,786 to Optimus Capital Partners, LLC as consideration in the settlement of certain litigation. The recipient was an accredited investor and the issuance was exempt from registration under the Section Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

In September 2010, we issued 3,000,000 shares of our common stock in full satisfaction of $1,090,136 of principal and interest due under a convertible debenture. The recipient was an accredited investor and the issuance was exempt from registration under the Section Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

During fiscal 2010, in conjunction with certain employment agreements, we issued 494,937 shares of restricted common stock valued at $97,065, in lieu of pay to non-executive employees. The recipients were accredited investors and the issuances were exempt from registration under the Securities Act of 1933 in reliance on exemptions provided by Section 4(2) of that act.

During May, 2010, we issued 200,000 shares of common stock at a per share price of $0.30, valued at $60,000 to an accredited investor for services rendered. The issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

During fiscal 2010, in conjunction with a consulting agreement, we issued 250,000 shares of restricted common stock valued at $56,234, in lieu of pay to non-executive employees. The recipients were accredited investors and the issuances were exempt from registration under the Securities Act of 1933 in reliance on exemptions provided by Section 4(2) of that act.

F-35

IceWEB, Inc. and Subsidiaries NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2011 and 2010

NOTE 11 - STOCKHOLDERS’ EQUITY (DEFICIT) (continued)

In June 2010, we issued 1,300,000 shares of common stock valued at $210,000 as partial consideration in the settlement of certain litigation. The recipients were an accredited investor and the issuance was exempt from registration under the Section Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

Common Stock Warrants

A summary of the status of our outstanding common stock warrants as of September 30, 2011 and 2010 and changes during the period ending on that date is as follows:

	Year Ended September 30, 2011		Year Ended September 30, 2010
	Number of Warrants	Weighted Average Exercise Price	Number of Warrants	Weighted Average Exercise Price
Common Stock Warrants
Balance at beginning of year	8,287,100	$0.40	225,000	$1.78
Granted	11,238,938	0.16	8,137,100	0.40
Exercised	—	—	—	—
Forfeited	(7,997,100)	0.40	(75,000)	6.00
Balance at end of year	11,528,938	$0.17	8,287,100	$0.40

Warrants exercisable at end of year	11,528,938	$0.17	8,287,100
Weighted average fair value of warrants granted or re-priced during the year		$—

The following table summarizes information about common stock warrants outstanding at September 30, 2011:

	Warrants Outstanding			Warrants Exercisable
		Weighted
	Number	Average	Weighted	Number	Weighted
Range of	Outstanding at	Remaining	Average	Exercisable at	Average
Exercise	September 30,	Contractual	Exercise	September 30,	Exercise
Price	2011	Life	Price	2011	Price
$0.15	10,738,938	5.00 Years	$0.15	10,738,938	$0.15
$0.40	500,000	0.53 Years	$0.40	500,000	$0.40
$0.50	290,000	2.03 Years	$0.50	290,000	$0.50
	11,528,938		$0.17	11,528,938	$0.17

NOTE 12 - STOCK OPTION PLAN

In August 2000, the Board of directors adopted the 2000 Management and Director Equity Incentive and Compensation Plan (the “Plan”) for directors, officers and employees that provides for non-qualified and incentive stock options to be issued enabling holders thereof to purchase common shares of our stock at exercise prices determined by our Board of directors. The Plan was approved by our stockholders in August 2001.

F-36

IceWEB, Inc. and Subsidiaries NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2011 and 2010

NOTE 12 - STOCK OPTION PLAN (continued)

The purpose of the Plan is to advance our interests and those of its stockholders by providing a means of attracting and retaining key employees, directors and consultants. In order to serve this purpose, we believe the Plan encourages and enables key employees, directors and consultants to participate in its future prosperity and growth by providing them with incentives and compensation based on its performance, development and financial success. Participants in the Plan may include our officers, directors, other key employees and consultants who have responsibilities affecting our management, development or financial success.

Awards may be made under the Plan in the form of Plan options, shares of our common stock subject to a vesting schedule based upon certain performance objectives (“Performance Shares”) and shares subject to a vesting schedule based on the recipient’s continued employment (“restricted shares”). Plan options may either be options qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended or options that do not so qualify. Any incentive stock option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our common stock must be at least 110% of such fair market value as determined on the date of the grant. Only persons who are officers or other key employees are eligible to receive incentive stock options and performance share grants. Any non-qualified stock option granted under the Plan must provide for an exercise price of not less than 50% of the fair market value of the underlying shares on the date of such grant.

As amended in fiscal 2011, the Plan permits the grant of options and shares for up to 60,000,000 shares of our common stock. The Plan terminates 10 years from the date of the Plan’s adoption by our stockholders.

The term of each Plan option and the manner in which it may be exercised is determined by the Board of directors, provided that no Plan option may be exercisable more than three years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of our common stock, no more than five years after the date of the grant. The exercise price of the stock options may be paid in either cash, or delivery of unrestricted shares of common stock having a fair market value on the date of delivery equal to the exercise price, or surrender of shares of common stock subject to the stock option which has a fair market value equal to the total exercise price at the time of exercise, or a combination of the foregoing methods.

The fair value of stock options granted was estimated at the date of grant using the Black-Scholes options pricing model. We used the following assumptions for determining the fair value of options granted under the Black-Scholes option pricing model:

	Year Ended September 30,
	2011	2010
Expected volatility	129% - 325%	129% - 325%
Expected term	1 - 5 Years	1 - 5 Years
Risk-free interest rate	0.03% - 0.48%	0.03% - 0.48%
Forfeiture Rate	0% - 45%	0% - 45%
Expected dividend yield	0%	0%

The expected volatility was determined with reference to the historical volatility of our stock. We use historical data to estimate option exercise, employee termination, and forfeiture rate within the valuation model. The expected term of options granted represents the period of time that options granted are expected to be outstanding. The risk-free interest rate for periods within the contractual life of the option is based on the U.S. Treasury rate in effect at the time of grant.

F-37

IceWEB, Inc. and Subsidiaries NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2011 and 2010

NOTE 12 - STOCK OPTION PLAN (continued)

For the year ended September 30, 2011, total stock-based compensation charged to operations for option-based arrangements amounted to $131,680. At September 30, 2011, there was approximately $42,608 of total unrecognized compensation expense related to non-vested option-based compensation arrangements under the Plan.

A summary of the status of our outstanding stock options as of September 30, 2011 and changes during the period ending on that date is as follows:

	Year Ended September 30,			Year Ended September 30,
	2011			2010
		Weighted			Weighted
		Average	Aggregate		Average	Aggregate
		Exercise	Intrinsic		Exercise	Intrinsic
		Price	Value		Price	Value
Stock options
Balance at beginning of year	11,604,404	$0.27		10,944,483	$0.27	$
Granted	-	-		32,410,000	$0.09	-
Exercised	(6,791,361)	$0.19		(30,570,600)	$0.09	-
Forfeited	(708,556)	$0.50		(1,179,479)	$0.16
Balance at end of year	4,104,487	$0.37	$184,493	11,604,404	$0.27	$1,351,502

Options exercisable at end of year	3,647,720	$0.40	$155,252	9,691,237	$0.30	$1,037,335

Weighted average fair value of options granted during the year		$-			$0.078

The following table summarizes information about employee stock options outstanding at September 30, 2011:

	Options Outstanding			Options Exercisable
		Weighted
	Number	Average	Weighted	Number	Weighted
Range of	Outstanding at	Remaining	Average	Exercisable at	Average
Exercise	September 30,	Contractual	Exercise	September 30,	Exercise
Price	2011	Life	Price	2011	Price
$0.001-0.25	1,739,367	2.59 Years	$0.06	1,358,000	$0.06
0.30-0.48	100,400	4.83 Years	0.28	25,000	0.37
0.54-0.60	1,764,720	1.1 Years	0.59	1,764,720	0.59
0.61-0.80	500,000	0.65 Years	0.70	500,000	0.70
	4,104,487		$0.37	3,647,720	$0.40

NOTE 13 - INVESTMENTS

(a) Summary of Investments

Marketable Equity Securities:

In November, 2009 we acquired 800,000 shares of VOIS Inc. common stock for $48,000. The Company was able to negotiate a purchase price less than the then trading price of VOIS’ common stock based upon the illiquid nature of the investment and the lack of any other willing purchasers for VOIS securities. Due to the illiquid nature of the VOIS Inc. common stock we applied a discount factor of 20% to the fair value of the marketable security.

As of September 30, 2011,  the Company’s investments in marketable equity securities are based on the September 30, 2011  stock price as reflected on the OTCBB stock exchange , reduced by a discount factor if those shares have selling restrictions. These marketable equity securities are summarized as follows:

F-38

IceWEB, Inc. and Subsidiaries NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2011 and 2010

NOTE 13 - INVESTMENTS (continued)

SEPTEMBER 30, 2011	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

Publicly traded equity securities	$48,000	$67,200	$—	$115,200

Total	$48,000	$67,200	$—	$115,200

The unrealized gains are presented in comprehensive income  in the consolidated statement of operations and comprehensive income.

(b) Gains and Losses on Investments

The following table summarizes the realized net gains (losses) associated with the Company’s investments:

	Fiscal Year Ended
	September30
	2011	2010

Net gains/(loss) on investments in publicly traded equity securities	$67,200	$476,800

Net gains on investments	$67,200	$476,800

On January 1, 2008, the Company adopted ASC 820, which, among other things, defines fair value, establishes a consistent framework for measuring fair value and expands disclosure for each major asset and liability category measured at fair value on either a recurring or nonrecurring basis. The Company did not adopt the ASC 820 fair value framework for nonfinancial assets and liabilities, except for items that are recognized or disclosed at fair value in the financial statements at least annually. ASC 820 clarifies that fair value is an exit price, representing the amount that would either be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1.Observable inputs such as quoted prices in active markets for identical assets or liabilities;

Level 2.Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3.Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Investment Measured at Fair Value on a Recurring Basis:

	Fair Value Measurements Using:
	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Marketable Equity Securities, net of discount for effect of restriction	$—	$—	$115,200

F-39

IceWEB, Inc. and Subsidiaries NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2011 and 2010

NOTE 13 - INVESTMENTS (continued)

We categorize the securities as investments in marketable securities available for sale. These securities are quoted either on an exchange or inter-dealer quotation (pink sheet) system. The securities are restricted and cannot be readily resold by us absent a registration of those securities under the Securities Act of 1933 (the “Securities Act”) or the availabilities of an exemption from the registration requirements under the Securities Act. As these securities are often restricted, we are unable to liquidate them until the restriction is removed. Unrealized gains or losses on marketable securities available for sale are recognized as an element of comprehensive income based on changes in the fair value of the security. Once liquidated, realized gains or losses on the sale of marketable securities available for sale are reflected in our net income for the period in which the security was liquidated.

Under the guidance of ASC 320, “Investments”, we periodically evaluate other-than-temporary impairment (OTTI) of securities to determine whether a decline in their value is other than temporary. Management utilizes criteria such as the magnitude and duration of the decline, in addition to the reasons underlying the decline, to determine whether the loss in value is other than temporary. The term “other-than-temporary” is not intended to indicate that the decline is permanent. It indicates that the prospects for a near term recovery of value are not necessarily favorable, or that there is a lack of evidence to support fair values equal to, or greater than, the carrying value of the investment. Once a decline in value is determined to be other than temporary, the value of the security is reduced and a corresponding impairment charge to earnings is recognized. In the assessment of OTTI for various securities at September 30, 2011 the guidance in ASC 320, “the Investment-Debt and Equity Securities,” is carefully followed.

There were no impairment charges on investments in publicly traded equity securities for the year ended September 30, 2011 or for the year ended September 30, 2010.

The Company has evaluated its publicly traded equity securities as of September 30, 2011, and has determined that there were no unrealized losses that indicate an other-than-temporary impairment. This determination was based on several factors, which include the length of time and extent to which fair value has been less than the cost basis and the financial condition and near-term prospects of the issuer, and the Company’s intent and ability to hold the publicly traded equity securities for a period of time sufficient to allow for any anticipated recovery in market value.

NOTE 14 - COMPREHENSIVE INCOME (LOSS)

Comprehensive income is comprised of net income and other comprehensive income or loss. Other comprehensive income or loss refers to revenue, expenses, gains and losses that under accounting principles generally accepted in the United States are included in comprehensive income but excluded from net income as these amounts are recorded directly as an adjustment to stockholders’ equity.

Our other comprehensive income consists of unrealized gains on marketable securities available for sale of $67,200.

NOTE 15 - SEGMENT REPORTING

Although the Company has a number of operating divisions, separate segment data has not been presented as they meet the criteria for aggregation as permitted by ASC Topic 280, “Segment Reporting” (formerly Statement of Financial Accounting Standards (SFAS) No. 131, “Disclosures About Segments of an Enterprise and Related Information”).

Our chief operating decision-maker is considered to be our Chief Executive Officer (CEO). The CEO reviews financial information presented on a consolidated basis for purposes of making operating decisions and assessing financial performance. The financial information reviewed by the CEO is identical to the information presented in the accompanying consolidated statements of operations. Therefore, the Company has determined that it operates in a single operating segment, specifically, web communications services. For the periods ended September 30, 2011 and 2010 all material assets and revenues of the Company were in the United States.

F-40

IceWEB, Inc. and Subsidiaries NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2011 and 2010

NOTE 16 - COMMITMENTS AND CONTINGENCIES

We are a party to litigation which arises primarily in the ordinary course of business. In the opinion of management, the ultimate disposition of such litigation should not have a material adverse effect on our financial position or results of operations.

NOTE 17 - SUBSEQUENT EVENTS

On November 23, 2011, IceWEB, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with three accredited investors pursuant to which the Company sold $2,012,500 in principal amount of Senior Convertible Notes (the “Notes”) and issued the investors Series O, Series P and Series Q Warrants (collectively, the “Warrants”) to purchase up to an aggregate of 35,514,708 shares of the Company’s common stock for an aggregate purchase price of $1,750,000 in a private transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on an exemption from registration pursuant to Section 4(2) and Regulation D of the Securities Act.     The Company issued the Notes at an original issue discount of 13%.  We also entered into a Registration Rights Agreement with investors in which we agreed to register the shares underlying the Notes and the Warrants.

We paid Rodman & Renshaw, LLC, a broker-dealer and member of FINRA who acted as the exclusive placement agent for us in the offering, a cash commission of $155,000, issued it warrants to purchase an aggregate of 911,765 shares of our common stock with an exercise price of $0.17 per share which are identical to the Series O Warrants, and reimbursed it for legal expenses of $20,000. We reimbursed Iroquois Master Fund Ltd., an investor in the offering, $60,000 for its non-accountable expenses related to the investment.  We are using the net proceeds from this offering for general working capital.

The Purchase Agreement contains customary covenants on our part that are typical for transactions of this type, as well as the following additional covenants:

•	we agreed not to file any registration statement, other than the registration statement we are required to file under the Registration Rights Agreement described below or a registration statement on Form S-4 or S-8, until the first date on which the resale by the investors of all shares of common stock underlying the securities sold in the offering is either covered by one or more effective registration statements or may be resold pursuant to Rule 144 under the Securities Act without the need for current public information required by Rule 144 (the “Applicable Date”);
•	we agreed not conduct any other securities offerings until 30th trading day after the Applicable Date, except for certain excluded securities, and while the Notes and Warrants are outstanding, we agreed not to enter into any variable rate transactions;
•	we agreed to offer to the investors, until the first anniversary of the closing date, the opportunity to participate in any subsequent securities offerings by our company;
•	so long as the Notes or Warrants are outstanding, we agreed not to issue any securities other than for cash or in connection with options which may be granted to our officers, directors and employees; and
•	we are required to enter into an amendment with Sand Hill Finance, LLC for our factoring agreement to extend the maturity date of the agreement to at least 91 days after all obligations under the Notes have been satisfied, among other modifications.

The Company has evaluated subsequent events through the filing date of this Form 10-K, and determined that no subsequent events have occurred that would require recognition in the financial statements or disclosure in the notes thereto other than as discussed in the accompanying notes.

F-41

TABLE OF CONTENTS

Page
About this Prospectus	2
Prospectus Summary	2
Summary of the Offering	3
Terms of the Offering with the Selling Security holders	4
Special Note Regarding Forward-Looking Statements	2
Selected Consolidated Financial Data	3
Risk Factors	5
Market for Common Equity and Related Stockholder Matters	15
Plan of Distribution	15
Management’s Discussion and Analysis of Financial Condition and Results of Operations	17
Our Business	30
Management	36
Executive Compensation	41
Certain Relationships and Related Transactions	46
Principal Stockholders	46
Use of Proceeds	48
Selling Stockholders	48
Description of Securities	50
Legal Matters	55
Experts	55
Where You Can Find Additional Information	55
Index to Financial Statements	F-1

IceWEB, Inc.

PROSPECTUS

39,258,270 Shares of Common Stock

[   ], 2012

F-2

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses payable by us in connection with the distribution of the securities being registered are as follows:

SEC Registration and Filing Fee*	$553
Legal Fees and Expenses*	25,000
Accounting Fees and Expenses*	7,500
Financial Printing*	400
Transfer Agent Fees*	1,620
Miscellaneous*	235
TOTAL	$35,308

*	Estimated

ITEM 14.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Certificate of Incorporation and By-laws provide for the indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”).

Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of any action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Our Certificate of Incorporation contains a provision which eliminates, to the fullest extent permitted by the DGCL, director liability for monetary damages for breaches of the fiduciary duty of care or any other duty as a director.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

ITEM 15.     RECENT SALES OF UNREGISTERED SECURITIES.

Following are all issuances of securities by the registrant during the past three years which were not registered under the Securities Act of 1933, as amended.  In each of these issuances the recipient represented that he was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws.  No general solicitation or advertising was used in connection with any transaction, and the certificate evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act of 1933 or the availability of an applicable exemption therefrom. Unless specifically set forth below, no underwriter participated in the transaction and no commissions were paid in connection with the transactions  and the issuances were exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

II-1

Fiscal 2012 Transactions

In May, 2012 we executed a Finders’ Agreement pursuant to which the Finder acted as the exclusive Finder with respect to sales by us in a private placement transaction of up to $2.5 million in aggregate principal amount of Equity or Equity-related securities.   We sold 13,455,958 units in exchange for gross proceeds of $1,614,715.  These sales were made in a private transaction exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of the Act and Regulation D thereunder.

On November 23, 2011, we entered into a Securities Purchase Agreement with three accredited investors pursuant to which we sold $2,012,500 in principal amount of senior convertible notes and issued the investors Series O, Series P and Series Q warrants to purchase up to an aggregate of 35,514,789 shares of our common stock for an aggregate purchase price of $1,750,000 in a private transaction exempt from registration under the Securities Act. We issued the senior convertible notes at an original issue discount of 13%. We also entered into a Registration Rights Agreement with investors in which we agreed to register the shares underlying the senior convertible notes and the warrants. We paid Rodman & Renshaw, LLC, a broker-dealer and member of FINRA who acted as the exclusive placement agent for us in the offering, a cash commission of $155,000, issued it warrants to purchase an aggregate of 911,765 shares of our common stock with an exercise price of $0.17 per share which are identical to the Series O warrants, and reimbursed it for legal expenses of $20,000. We reimbursed Iroquois Master Fund Ltd., an investor in the offering, $60,000 for its non-accountable expenses related to the investment. We are using the net proceeds from this offering for general working capital.

Fiscal 2011 Transactions

On September 30, 2011 we sold approximately 9,762,671 restricted stock units at $0.12/unit.  Each unit consists of one share of common stock and a warrant exercisable for one share of common stock.  The warrants have a five year life, an exercise price of $0.15/share, and are callable if our company’s common stock trades over $0.25/share for ten consecutive trading days.

Anderson and Strudwick, Inc. acted as the placement agent in connection with the sale of the securities and as compensation received a cash fee of approximately $114,127, and warrants to purchase approximately 976,267 shares of our company’s common stock at a price per share of $0.15.

The sale of the Shares and the Warrants was made pursuant to Section 4(2) of the Securities Act for transactions not involving a public offering and/or Regulation D, as promulgated by the SEC under the Securities Act, and in reliance upon exemptions from registration under applicable state securities laws.

During February, 2011 we sold 2,000,000 shares of common stock, valued at $200,000 to an accredited investor, and the issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

During March, 2011 we sold 250,000 shares of common stock, valued at $25,000 to an accredited investor, and the issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

During May, 2011 we sold 1,609,600 shares of common stock, valued at $184,464 to two accredited investors, and the issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

During July, 2011 we sold 416,667 shares of common stock, valued at $91,541 to an accredited investor, and the issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

II-2

Fiscal 2010 Transactions

During fiscal 2010, we issued 18,715,000 of our common stock in connection with the exercise of options under our stock option plan.

During November, 2009, we sold 1,000,000 shares of common stock, valued at $130,000 to a Director for $40,000, and recognized stock based compensation expense of $90,000. The purchaser was an accredited investor and the issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

During November, 2009, we sold 1,500,000 shares of common stock at a per share price of $0.10, valued at $150,000 to an accredited investor, and the issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

During March, 2010, we sold 3,000,000 shares of common stock at a per share price of $0.10, valued at $300,000 to four accredited investors. The issuances were exempt from registration under the Securities Act of 1933 in reliance on exemptions provided by Section 4(2) of that act.

During March, 2010, we issued 1,000,000 shares of common stock at a per share price of $0.17, valued at $170,000 to an accredited investor for services rendered. The issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

During February, 2010 we issued 8,800,000 shares of restricted common stock at a per share price of $0.086, valued at $756,800, in lieu of pay to five of our employees, including two executive officers. The recipients were accredited investors and the issuances were exempt from registration under the Securities Act of 1933 in reliance on exemptions provided by Section 4(2) of that act.

During April and May, 2010 we sold 10,080,000 units of our securities to 35 accredited investors in a private placement exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act and Regulation D, with each unit consisting of one share of our common stock and one 12 month common stock purchase warrants. We received gross proceeds of $2,316,000 in this offering. Jesup & Lamont Securities Incorporated, a broker-dealer and member of FINRA, acted as finder for us in the offering and we paid Jesup & Lamont Securities Incorporated a fee of $162,120 and issued them one-year common stock purchase warrants to purchase an aggregate of 877,100 shares of our common stock at an exercise price of $0.40 per share. In addition, we paid Jesup & Lamont  Securities Incorporated legal expenses totaling $25,000 incurred in the preparation of the various transactional documents. We are using the net proceeds of this offering for general working capital.

In July 2010, we issued 2,678,571 shares of common stock valued at $401,786 to Optimus Capital Partners, LLC as consideration in the settlement of certain litigation. The recipient was an accredited investor and the issuance was exempt from registration under the Section Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

In September 2010, we issued 3,000,000 shares of our common stock in full satisfaction of $1,090,136 of principal and interest due under a convertible debenture. The recipient was an accredited investor and the issuance was exempt from registration under the Section Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

During fiscal 2010, in conjunction with certain employment agreements, we issued 494,937 shares of restricted common stock valued at $97,065, in lieu of pay to non-executive employees. The recipients were accredited investors and the issuances were exempt from registration under the Securities Act of 1933 in reliance on exemptions provided by Section 4(2) of that act.

During May, 2010, we issued 200,000 shares of common stock at a per share price of $0.30, valued at $60,000 to an accredited investor for services rendered. The issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

II-3

During fiscal 2010, in conjunction with a consulting agreement, we issued 250,000 shares of restricted common stock valued at $56,234, in lieu of pay to non-executive employees. The recipients were accredited investors and the issuances were exempt from registration under the Securities Act of 1933 in reliance on exemptions provided by Section 4(2) of that act.

In June 2010, we issued 1,300,000 shares of common stock valued at $210,000 as partial consideration in the settlement of certain litigation. The recipients were an accredited investor and the issuance was exempt from registration under the Section Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

Fiscal 2009 Transactions

On October 28, 2008 we issued 3,431,680 shares of restricted common stock at a per share price of $0.07, valued at $240,218, in lieu of pay to five of our employees, including two of our executive officers.  The recipients were accredited investors and the issuances were exempt from registration under the Securities Act of 1933 in reliance on exemptions provided by Section 4(2) of that act.

On February 18, 2009 we issued 480,000 shares of restricted common stock at a per share price of $0.14, valued at $67,200, in lieu of pay to an employee The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

On March 26, 2009 we issued 6,243,581 shares of restricted common stock at a per share price of $0.09, valued at $560,305, in lieu of pay to four of our employees, including two of our executive officers.  The recipients were accredited investors and the issuances were exempt from registration under the Securities Act of 1933 in reliance on exemptions provided by Section 4(2) of that act.

On August 19, 2009 we issued 3,000,000 shares of restricted common stock at a per share price of $0.10 valued at $300,000, in lieu of pay to three of our employees, including two of our executive officers.  The recipients were accredited investors and the issuances were exempt from registration under the Securities Act of 1933 in reliance on exemptions provided by Section 4(2) of that act.

On June 3, 2009 we sold 1,400,000 shares of common stock at a per share price of $0.03, valued at $42,000 to an accredited investor and the issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

On June 8, 2009 we sold 1,000,000 shares of common stock at a per share price of $0.04, valued at $40,000 to an accredited investor and the issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

On June 11, 2009 we sold 500,000 shares of common stock at a per share price of $0.03, valued at $15,000 to an accredited investor and the issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

On August 10, 2009 we sold 1,000,000 shares of common stock at a per share price of $0.04, valued at $40,000 to an accredited investor and the issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

On March 10, 2009, we issued 25,000 shares of our common stock valued at $2,500 in satisfaction of debt in the amount of $2,500, which related to services rendered to us. The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

On March 11, 2009, we issued 100,000 shares of our common stock valued at $4,000 in satisfaction of debt in the amount of $4,000, which related to services rendered to us.  The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

II-4

On June 25, 2009, we issued 100,000 shares of our common stock valued at $6,000 in satisfaction of debt in the amount of $6,000, which related to services rendered to us.  The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

On September 2, 2009, we issued 1,500,000 shares of our common stock valued at $120,000 in satisfaction of debt in the amount of $120,000, which related to services rendered to us.  The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

In March, 2009, in conjunction with the sale of its subsidiary IceWEB Virginia, Inc., the Company issued 1,000,000 shares of our common stock to the purchaser, valued at $80,000.  The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

During March, 2009, we sold 2,000,000 shares of common stock at a per share price of $0.042, valued at $83,000 to an accredited investor who is a related party to an executive officer. As of March 31, 2010 the Company had not yet received the proceeds from the investor and as a result we recorded the subscription receivable as a contra equity account on its balance sheet. The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The following documents are filed as a part of this registration statement or are incorporated by reference to previous filings, if so indicated:

2.1	Agreement and Plan of Reorganization and Stock Purchase Agreement with Disease S.I. Inc.(4)
2.2	Agreement and Plan of Merger with IceWEB Communications, Inc. (8)
2.3	Agreement and Plan of Merger with Seven Corporation (9)
3.1	Certificate of Incorporation (1)
3.2	Certificate of Amendment to Certificate of Incorporation (1)
3.3	Certificate of Amendment to Certificate of Incorporation (1)
3.4	Certificate of Amendment to Certificate of Incorporation (1)
3.5	Certificate of Amendment to Certificate of Incorporation (2)
3.6	Certificate of Amendment to Certificate of Incorporation (3)
3.7	Certificate of Amendment to Certificate of Incorporation (11)
3.8	Certificate of Designations of Series A Convertible Preferred Stock (12)
3.9	Certificate of Amendment to Certificate of Incorporation (13)
3.10	Bylaws (1)
3.11	Certificate of Designations of Series B Convertible Preferred Stock (17)
4.1	Form of Common Stock Purchase Warrant “A” (12)
4.2	Form of Common Stock Purchase Warrant “B” (12)
4.3	Form of Common Stock Purchase Warrant “C” (12)
4.4	Form of Series H Common Stock Purchase Warrant (16)
4.5	Form of Series I Common Stock Purchase Warrant (16)
4.6	Form of $0.70 Common Stock Purchase Warrant “A” (16)
4.7	Form of Comerica Bank warrant (16)
4.8	Form of Common Stock Purchase Warrant “D” (17)
4.9	Form of Common Stock Purchase Warrant “E” (17)
4.10	Form of Common Stock Purchase Warrant “F” (17)
4.11	Form of Common Stock Purchase Warrant “G” (18)
4.12	Form of Common Stock Purchase Warrant for Sand Hill Finance LLC (18)
4.13	Secured Convertible Debenture for Sand Hill Finance LLC (25)
4.14	Warrant Amendment Agreement with Sand Hill Finance LLC (25)
4.15	Form of Series Common Stock Purchase Warrant “N” (26)

II-5

4.16	Form of Senior Convertible Note (27)
4.17	Form of Series Common Stock Purchase Warrant “O” (27)
4.18	Form of Series Common Stock Purchase Warrant “P” (27)
4.19	Form of Series Common Stock Purchase Warrant “Q” (27)
4.20	Form of Series Common Stock Purchase Warrant “R” *
5.1	Opinion of Pearlman Schneider LLP *
10.1	Acquisition Agreement with North Orlando Sports Promotions, Inc. (1)
10.2	Asset Purchase Agreement with Raymond J. Hotaling (5)
10.3	2000 Management and Director Equity Incentive and Compensation Plan (6)
10.4	Stock Purchase Agreement with Health Span Sciences, Inc. (7)
10.4	Stock Purchase Agreement with Health Span Sciences, Inc. (7)
10.5	Stock Purchase and Exchange Agreement with Interlan Communications (9)
10.6	Preferred Stock Purchase Agreement dated March 30, 2005 (12)
10.7	Registration Rights Agreement with Barron Partners LP (12)
10.8	Asset and Stock Purchase Agreement for iPlicity, Inc.(16)
10.9	Asset and Stock Purchase Agreement for DevElements, Inc. of Virginia (15)
10.10	Form of Loan and Security Agreement with Comerica Bank (16)
10.11	Forbearance Agreement (16)
10.12	Sublease Agreement for principal executive offices (16)
10.13	Preferred Stock Purchase Agreement dated September 8, 2005 (18)
10.14	Registration Rights Agreement with Barron Partners LP (18)
10.15	Financing Agreement with Sand Hill Finance LLC (18)
10.16	Lease Agreement for principal executive offices (19)
10.17	Retailer Marketing Agreement with CompUSA (20)
10.18	Stock Purchase Agreement with Inline Corporation (21)
10.19	First Amendment to Stock Purchase Agreement with Inline Corporation (21)
10.20	Convertible Debenture with Sand Hill Finance LLC (22)
10.21	Stock Purchase Agreement for Sale of IceWEB Virginia, Inc. (23)
10.22	Series C Preferred Stock Purchase Agreement (24)
10.23	Form of Securities Purchase Agreement for senior note offering (27)
10.24	Form of subsidiary guarantee (27)
10.25	Form of Registration Rights Agreement for senior note offering (27)
10.26	Letter agreement dated August 16, 2011 by and between IceWEB, Inc. and Rodman & Renshaw LLC, as amended (27)
10.27	Form of Subscription Agreement *
10.28	Form of Registration Rights Agreement *
14.1	Code of Business Conduct and Ethics (16)
21.1	Subsidiaries of the registrant (16)
23.1	Consent of Sherb & Co., LLP *
23.2	Opinion of Pearlman Schneider LLP (included in Exhibit 5.1 hereto)*

*	filed herewith

(1)	Incorporated by reference to the Form 10-SB, file number 000-27865, filed with on October 28, 1999, as amended.
(2)	Incorporated by reference to the definitive Information Statement on Schedule 14C as filed on June 18, 2001.
(3)	Incorporated by reference to the definitive Information Statement on Schedule 14C as filed on June 26, 2001.
(4)	Incorporated by reference to the Report on Form 8-K as filed on June 6, 2001.
(5)	Incorporated by reference to the Report on Form 8-K as filed on July 26, 2001.
(6)	Incorporated by reference to the definitive Information Statement on Schedule 14C as filed on July 23, 2001.
(7)	Incorporated by reference to the Report on Form 8-K as filed on December 4, 2001.
(8)	Incorporated by reference to the Report on Form 8-K as filed on April 4, 2002.

II-6

(9)	Incorporated by reference to the Report on Form 8-K as filed on August 1, 2003.
(10)	Incorporated by reference to the Report on Form 8-K/A as filed on February 20, 2004.
(11)	Incorporated by reference to the definitive Information Statement on Schedule 14C as filed on August 20, 2004.
(12)	Incorporated by reference to the Report on Form 8-K as filed on April 5, 2005.
(13)	Incorporated by reference to the definitive Information Statement on Schedule14C as filed on April 4, 2005.
(14)	Incorporated by reference to Amendment No. 1 to the Report on Form 8-K/A as filed on February 20, 2004.
(15)	Incorporated by reference to the Report on Form 8-K as filed on July 23, 2004.
(16)	Incorporated by reference to the registration statement on Form SB-2, SEC file number 333-126898, as amended.
(17)	Incorporated by reference to our Annual Report on Form 10-KSB as filed on January 18, 2006.
(18)	Incorporated by reference to the Report on Form 8-K as filed on January 30, 2006.
(19)	Incorporated by reference to the registration statement on Form SB-2/A, SEC file number 333-126898 filed on January 30. 2006.
(20)	Incorporated by reference to the Report on Form 8-K as filed on June 22, 2006.
(21)	Incorporated by reference to the Report on Form 8-K as filed on January 3, 2009.
(22)	Incorporated by reference to the Report on Form 8-K as filed on December 1, 2009.
(23)	Incorporated by reference to the Report on Form 8-K as filed on April 15, 2010.
(24)	Incorporated by reference to the Report on Form 8-K as filed on July 31, 2010.
(25)	Incorporated by reference to the registration statement on Form S-1, SEC file number 333-167501, as amended.
(26)	Incorporated by reference to the Report on Form 8-K as filed on November 16, 2011.
(27)	Incorporated by reference to the Report on Form 8-K as filed on November 23, 2011.

ITEM 17. UNDERTAKINGS.

a.          The undersigned registrant hereby undertakes:

1.          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

II-7

ii.          If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sterling, Virginia on the 17th day of August, 2012.

ICEWEB, INC.

By:	/s/ Robert M. Howe III
Robert M. Howe III. Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Hal Compton, Sr. his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Robert M. Howe III	Chief Executive Officer	August 17, 2012
Robert M. Howe III

/s/ Hal Compton, Sr.	Chairman	August 17, 2012
Hal Compton, Sr.

/s/ Mark B. Lucky	Chief Financial Officer, principal financial and	August 17, 2012
Mark B. Lucky	accounting officer

II-8

/s/ Nick Carosi, III	Director	August 17, 2012
Nick Carosi, III

/s/ Raymond H. Pirtle, Jr.	Director	August 17, 2012
Raymond H. Pirtle, Jr.

/s/ Jack Bush	Director	August 17, 2012
Jack Bush

/s/ Harry E. Soyster	Director	August 17, 2012
Harry E. Soyster

II-9

EXHIBIT INDEX

No.	Description
4.20	Form of Series Common Stock Purchase Warrant “R”
10.27	Form of Subscription Agreement
10.28	Form of Registration Rights Agreement
5.1	Opinion of Schneider Weinberger LLP
23.1	Consent of Sherb & Co., LP
23.2	Consent of Schneider Weinberger LLP (included in Exhibit 5.1)